UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENOVIS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proxy Statement

and

Notice of Annual Meeting

May 20, 2024 at 1:00 p.m. Eastern Time

Notice of 2024 Annual Meeting of Stockholders

Monday, May 20, 2024

1:00 p.m. Eastern Time

Via live webcast at

www.virtualshareholdermeeting.com/ENOV2024

To Our Stockholders:

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Enovis Corporation (“Enovis”) will be held via live webcast at www.virtualshareholdermeeting.com/ENOV2024 on Monday, May 20, 2024 at 1:00 p.m. Eastern Time, for the following purposes:

1.	To elect the ten members of the Board of Directors named in the attached proxy statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve the compensation of our named executive officers on an advisory basis (“say-on-pay”);

4.	To approve an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan;

5.	To amend the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and

6.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement describes the matters to be considered at the Annual Meeting. Only stockholders of record at the close of business on March 25, 2024 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide our stockholders with the information that they need more quickly while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

We are holding the Annual Meeting in a virtual-only format this year. We believe that this is the right choice for Enovis and its stockholders, as it provides expanded stockholder access, improves stockholder convenience, improves communications, alleviates the environmental impact of traveling to an in-person meeting and promotes the health and safety of participants by allowing them to participate from any location. To attend, participate in, and vote during the Annual Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2024 and enter the control number found on their proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend, participate in, and vote during the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

As a stockholder of Enovis, your vote is important. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares at your earliest convenience and thank you for your continued support of Enovis Corporation.

Dated: April 5, 2024

By Order of the Board of Directors

Brian P. Hanigan

Secretary

Special Note Regarding Forward-Looking Statements

This proxy statement (this “Proxy Statement”) includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the plans, goals, objectives, outlook, expectations and intentions of Enovis Corporation (“Enovis” or “we”) and other statements that are not historical or current fact. Forward-looking statements are based on our current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause our results to differ materially from current expectations include, but are not limited to, risks related to macroeconomic conditions, including the impact of increasing inflationary pressures; supply chain disruptions; increasing energy costs and availability concerns; risks related to the Company’s recently completed acquisition of LimaCorporate S.p.A.; the impact of public health emergencies and global pandemics (including COVID-19); other impacts on our business and ability to execute business and growth strategies and to achieve environmental, social and governance goals; and the other factors detailed in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the caption “Risk Factors,” as well as the other risks discussed in our filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This Proxy Statement speaks only as of the date hereof. We do not assume any obligation and do not intend to update any forward-looking statement except as required by law.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	Monday, May 20, 2024 at 1:00 p.m., Eastern Time

Location:	Via live webcast at www.virtualshareholdermeeting.com/ENOV2024

Record Date:	March 25, 2024

Availability of Proxy Materials – Use of Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 20, 2024: Our Annual Report to Stockholders and this Proxy Statement are available at www.proxyvote.com.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials primarily over the Internet. Accordingly, on or about April 5, 2024, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to vote at the Annual Meeting as of the close of business on March 25, 2024, the record date of the meeting. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

You may vote if you were a stockholder of record at the close of business on March 25, 2024, the record date.

How to Cast Your Vote

You can vote by any of the following methods:

Via the internet (www.proxyvote.com) through May 19, 2024;

By telephone (1-800-690-6903) through May 19, 2024;

By completing, signing and returning your proxy by mail in the envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NJ 11717 by May 19, 2024; or

✓

Via virtual attendance and voting at the Annual Meeting. To attend the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2024 and enter your control number. Once admitted, you may vote by following the instructions available on the meeting website. If you are a beneficial stockholder who owns shares in street name and have questions about your control number or how to obtain one, please contact the bank, broker or other nominee who holds your shares.

If you are a beneficial stockholder who owns your shares in street name, the availability of online or telephone voting may depend on the voting procedures of the organization that holds your shares.

- 2024 Proxy Statement	1

Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Vote Recommendation	Page Reference

Proposal 1 – Election of Directors	FOR each director nominee	9

Proposal 2 – Approval of Auditor	FOR	24

Proposal 3 – Say-on-Pay	FOR	58

Proposal 4 – Approval of an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan	FOR	59

Proposal 5 – Approval of an amendment to the Company’s Certificate of Incorporation	FOR	69

Board and Governance Highlights

∎	Refreshed and experienced Board, with four new directors appointed since April 2022

∎	Strong Lead Independent Director

∎	60% of Board is female and/or racially or ethnically diverse

∎	Female directors hold key Board leadership positions, including Lead Independent Director and Compensation and Human Capital Management Committee Chair

∎	Anti-hedging, anti-pledging, and clawback policies

∎	Robust stock ownership requirements for officers and directors

∎	Majority voting standard in uncontested director elections

∎	No stockholder rights plan

2	- 2024 Proxy Statement

Board Nominees (page 10)

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Boards

Matthew L. Trerotola	57	2015	Chief Executive Officer, Enovis Corporation		N/A	∎ AptarGroup, Inc.

Barbara W. Bodem	56	2022	Former Chief Financial Officer, Hill-Rom Holdings, Inc.	✓	Audit	∎ BioMarin Pharmaceutical, Inc. ∎ Option Care Health, Inc.

Liam J. Kelly	57	2020	President and Chief Executive Officer, Teleflex Incorporated	✓	Nominating	∎ Teleflex Incorporated

Angela S. Lalor	58	2022	Retired Senior VP, Human Resources, Danaher Corporation	✓	CHCM (Chair)	None

Philip A. Okala	55	2021	Chief Operating Officer, Tufts Medicine	✓	Audit	None

Christine Ortiz	53	2022	Morris Cohen Professor of Materials Science and Engineering at Massachusetts Institute of Technology	✓	Nominating	∎ Mueller Water Products, Inc.

A. Clayton Perfall	65	2010	Former Operating Executive, Tailwind Capital	✓	Audit (Chair)	None

Brady Shirley	58	2022	Executive Advisor (former President and Chief Operating Officer), Enovis Corporation		N/A	None

Rajiv Vinnakota	53	2008	President, Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation)	✓	CHCM Nominating (Chair)	∎ ESAB Corporation

Sharon Wienbar	62	2016	Former Venture Partner, Scale Venture Partners	✓	CHCM	∎ Resideo Technologies, Inc.

- 2024 Proxy Statement	3

Our ten director nominees are current directors and have diverse backgrounds, skills and experience, which the Board believes contributes to the effective oversight of the Company. The following charts summarize the diversity, skills and experience of our Board members:

Skills and Attributes

Current or former CEO, CFO or COO	9/10

Other public company board experience	7/10

Related MedTech industry experience	9/10

Broad international experience	6/10

Extensive M&A or capital markets experience	7/10

Tech/R&D/Innovation experience
5/10

Enterprise IT/Cybersecurity experience	5/10

Sustainability/CSR experience	6/10

Organizational management and leadership development	10/10

Finance, accounting or risk management experience	7/10

4	- 2024 Proxy Statement

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chair of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

Corporate Social Responsibility and Sustainability

Our corporate social responsibility (“CSR”) and sustainability program is organized around identifying, assessing and managing on an ongoing basis the environmental, social and governance (“ESG”) factors that are relevant to our long-term financial performance. Our sustainability program takes into account the interests of our key stakeholder constituencies, including our employees, customers, communities and stockholders. ESG issues that we focus on across the Company include workplace health and safety, energy efficiency, waste management, climate risk, human capital management, diversity and inclusion, supply chain management, business ethics and compliance, and data privacy and protection.

In March 2024, we published our 2023 CSR Report, which details our CSR program and initiatives, and can be accessed on our website at www.enovis.com on the Investors page under the Corporate Governance Tab. The report builds on our 2022 CSR Report, which was our first such report as a standalone medical technology company following the spin-off of ESAB Corporation in April 2022. Key elements of our CSR program and selected highlights from the 2023 CSR Report are summarized below.

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC, and any reference to our website is intended to be an inactive textual reference only.

Governance; Community Involvement and Corporate Citizenship We take ESG-related risks and opportunities into account in our strategic decision-making, both by the Board and management.

∎	ESG matters are managed and monitored by senior management throughout the year. The Board exercises oversight over ESG matters at the full Board level and through our relevant committees.

∎

Under its charter, our Nominating and Corporate Governance Committee is expressly tasked with reviewing the Company’s undertakings with respect to ESG matters, including our role as a corporate citizen and policies and programs relating to health, safety and sustainability matters. An ESG update is included as a standing agenda item at each Nominating and Corporate Governance Committee Meeting.

∎

Our refreshed Board is comprised of individuals with diverse backgrounds, skills and experiences, and our Nominating and Corporate Governance Committee charter and Corporate Governance Guidelines reflect our commitment to actively seeking out highly qualified women and minority director candidates, as well as candidates with diverse backgrounds, experiences and skills as part of each director search the Company undertakes.

∎

Our Audit Committee charter expressly tasks the Audit Committee with the review and oversight of the Company’s policies with respect to risk assessment and risk management related to information technology and cybersecurity.

∎	At least once a quarter, management provides the Audit Committee with an update on cybersecurity.

∎

The Company maintains a robust information security training and compliance program, which includes, among other things, regular phishing awareness training. In October 2023, the Company again conducted a cybersecurity awareness month campaign, which focused on a variety of training topics aimed at promoting a strong and resilient security culture in our organization.

∎

We also maintain a global data privacy program, which is overseen by our global privacy officer and sets out a framework for compliance with the EU General Data Protection Regulation and other relevant privacy laws and regulations.

- 2024 Proxy Statement	5

∎

We believe in giving back to our communities and supporting other worthwhile initiatives that contribute to the betterment of society. We encourage all of our sites to participate in a “Creating Better in the Community Day.” The initiative is led by our local teams and employees are provided with an additional day of paid time off to participate. Our 2023 CSR Report highlights a number of the group events that our sites organized in 2023.

Health, Safety and Environment The protection of human health, personal safety and environmental quality rank at the highest level of importance to Enovis.

∎	Our full Board reviews our safety initiatives at the start of each regularly scheduled Board meeting.

∎

In addition, our executive leadership team reviews safety matters with our site leaders on a regular and ongoing basis, and our safety initiatives and safety performance are discussed and highlighted with all Enovis team members at each quarterly town hall meeting.

∎

As part of our continuous improvement culture, we maintain an active and robust environmental, health and safety (“EHS”) audit program, and our team members participate in EHS training on an ongoing basis.

∎

Building on the initial assessment of scope 1 and scope 2 greenhouse gas (GHG) emissions that we completed at eleven of the Company’s largest sties in the second half of 2022, in 2023 we completed our first enterprise-wide scope 1 and scope 2 GHG emissions assessment and reported the results in our 2023 CSR Report.

∎

In order to identify meaningful and actionable opportunities to reduce our environmental impact, we recently completed an energy maturity assessment for five of our largest sites and plan to analyze and utilize the recommendations from this assessment to drive future improvements.

Human Capital; Diversity, Equity and Inclusion; Human Rights and Supply Chain As an equal opportunity employer, we are committed to a diverse workforce.

∎

Our Compensation and Human Capital Management Committee’s responsibilities include oversight of the Company’s strategies and policies related to human capital management, including matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

∎

During 2023, we continued to expand our diversity, equity and inclusion (DE&I) initiatives and key priorities. These actions included, among other things, expanded programming by two affinity groups, our global Women’s Leadership Group and Black Leadership Group.

∎

We conduct an annual global associate engagement survey to gather associate feedback. We share the survey results with all team members, and managers conduct formal focus groups and discussions with their teams to implement action plans to address key areas for improvement.

∎

During 2023, we continued to build out our team member training and development initiatives, including our managing extraordinary talent program, which focuses on management fundamentals and includes seven courses and an action planning session.

∎

We have publicly stated our commitment to respecting human rights across all of our business operations in accordance with the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work.

Without limiting the foregoing, we do not utilize or permit: Child labor, Forced labor, or Other abusive or unsafe working conditions.

6	- 2024 Proxy Statement

∎

To further emphasize our commitment to human rights, we have adopted a Global Human Rights Policy, which is available on our website at www.enovis.com on the Investors page under the Corporate Governance tab.

Auditor Ratification (page 24)

We ask our stockholders to approve the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. Below is summary information about fees paid or due to be paid to Ernst & Young LLP for services provided in 2023 and 2022:

Fee Category (fees in thousands)	2023	2022

Audit Fees	$3,997	$3,509

Audit-Related Fees	—	—

Tax Fees	302	285

All Other Fees	—	—

TOTAL	$4,299	$3,794

Executive Compensation (page 27)

We strive to create a compensation program for our team members, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe this results in performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Our compensation program includes the following key features:

∎	We link rewards to performance and foster a team-based approach by setting clear objectives that, if achieved, will contribute to our overall success;

∎

We emphasize long-term stockholder value creation by using performance-based restricted stock units, stock options and time-based restricted stock units, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results;

∎

We set Annual Incentive Plan operational and financial performance targets based on the results of our Board’s strategic planning process and corporate budget, and provide payouts that vary significantly from year-to-year based on the achievement of those targets; and

∎	We believe the design of our overall compensation program, as well as our internal controls and policies, serve to limit excessive risk-taking behavior, as described further on page 38.

Say-on-Pay: Advisory Vote to Approve the Compensation of our Named Executive Officers (page 58)

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders. Our Board of Directors has unanimously recommended that stockholders vote FOR the approval of the compensation of our named executive officers on an advisory basis.

Approval of an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan (page 59)

We are asking our stockholders to approve an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan. Our Board of Directors has unanimously recommended that stockholders vote FOR the approval of such plan.

Approval of an amendment to our Certificate of Incorporation (page 69)

We are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to reflect new Delaware law provisions regarding officer exculpation. Our Board of Directors has unanimously recommended that stockholders vote FOR the approval of the amendment.

- 2024 Proxy Statement	7

Proxy Statement for Annual Meeting of Stockholders

2024 Annual Meeting

We are furnishing this Proxy Statement (the “Proxy Statement”) in connection with the solicitation by the Board of Directors (the “Board”) of Enovis Corporation (hereinafter, “Enovis,” “we,” “us” and the “Company”) of proxies for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, May 20, 2024, at 1:00 p.m. Eastern Time, and at any adjournments or postponements thereof. The Board has made this Proxy Statement and the accompanying Notice of Annual Meeting available on the Internet. We first made these materials available to the Company’s stockholders entitled to vote at the Annual Meeting on or about April 5, 2024.

About Enovis Corporation

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuel active lifestyles in orthopedics and beyond.

Our principal executive office is located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. Our telephone number is (302) 252-9160 and our website is located at enovis.com.

8	- 2024 Proxy Statement

Proposal 1	Election of Directors

Ten director nominees will be elected at the Annual Meeting, each to serve until the next annual meeting of the Company and until his or her successor is duly elected and qualified. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 20, 2024: Matthew L. Trerotola, Barbara W. Bodem, Liam J. Kelly, Angela S. Lalor, Philip A. Okala, Christine Ortiz, A. Clayton Perfall, Brady Shirley, Rajiv Vinnakota, and Sharon Wienbar. All nominees are currently serving on the Board.

Director Qualifications

 Nominating Committee Criteria for Board Members

The Nominating and Corporate Governance Committee considers, among other things, the following criteria in selecting and reviewing director nominees:

∎	personal and professional integrity;

∎	skills, business experience and industry knowledge useful to the oversight of the Company based on the perceived needs of the Company and the Board at any given time;

∎	the ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings;

∎	the interest, capacity and willingness to serve the long-term interests of the Company and its stockholders; and

∎	the lack of any personal or professional relationships that would adversely affect a candidate’s ability to serve the best interests of the Company and its stockholders.

Pursuant to its charter, the Nominating and Corporate Governance Committee also reviews, among other qualifications, the perspective, broad business judgment and leadership, business creativity and vision, and diversity of potential directors, all in the context of the needs of the Board at that time. We believe that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity, and we seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.

The charter of the Nominating and Corporate Governance Committee affirmatively recognizes diversity as one of the criteria for consideration in the selection of director nominees, and in its deliberations and discussions concerning potential director appointments the Nominating and Corporate Governance Committee has paid particular attention to diversity together with all other qualifying attributes. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and minority director candidates, as well as candidates with diverse backgrounds, experiences and skills, as part of each director search that our Company undertakes. In addition, the Nominating and Corporate Governance Committee annually considers its effectiveness in achieving these objectives as a part of its assessment of the overall composition of the Board and as part of the annual Board evaluation process described further below, which includes a director skills matrix to identify areas of director knowledge and experience that may benefit the Board in the future. That information is used as a part of the director search and nomination process. The Nominating and Corporate Governance Committee looks for candidates with the expertise, skills, knowledge and experience that, when taken together with that of other members of the Board, will lead to a Board that is effective, collegial and responsive to the needs of the Company.

 Board Member Service

The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that the Nominating and Corporate Governance Committee and the Board considered in determining that the person should serve as a director of the Company. The Board has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board, or the Board may determine to reduce the size of the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

- 2024 Proxy Statement	9

Nominees for Director

The names of the nominees for director, their ages as of April 5, 2024, principal occupations, employment and other public company board service during at least the last five years, periods of service as a director of the Company, and the experiences, qualifications, attributes and skills of each nominee are set forth below:

Matthew L. Trerotola Director since 2015 | Age 57 Committees: None

Recent Business Experience and Other Career Highlights

∎ Enovis Corporation

∎ Chief Executive Officer and Chair of the Board of Directors (2023 – present)

∎ Chief Executive Officer and Director (2015 – 2023)

∎ DuPont

∎ Executive Vice President and member of Office of the Chief Executive (2013 – 2015)

∎ Danaher Corporation

∎ Vice President and Group Executive for Life Sciences (2012 – 2013)

∎ Group Executive, Product Identification (2009 – 2012)

∎ President, Videojet business (2007 – 2009)

∎ Served as a consultant at McKinsey & Company from 1995-1999, focused primarily on helping clients accelerate growth

Other Current Public Directorships

∎ AptarGroup, Inc. (2022 – present)

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Senior leadership experience and global operational expertise

∎ Deep experience and familiarity with EGX

∎ Extensive M&A and capital markets experience

Barbara W. Bodem Director since 2022 Independent | Age 56 Committees: Audit

Career Highlights and Recent Business Experience

∎ Dentsply Sirona Inc.

∎ Interim Chief Financial Officer (April – October 2022)

∎ Hill-Rom Holdings, Inc.

∎ Senior Vice President and Chief Financial Officer (2018 – 2021)

∎ Mallinckrodt Pharmaceuticals

∎ BiomEdit (private company)

∎ Director (2022 – present)

∎ Northstar Medical Radioisotope (private company)

∎ Director (2024 – present)

∎ Previously served in senior finance roles for Hospira, Inc. and Eli Lilly & Company

Other Current Public Directorships

∎ BioMarin Pharmaceutical, Inc. (2023 – present)

∎ Option Care Health, Inc. (2024 – present)

Other Public Directorships in the Past Five Years

∎ Syneos Health, Inc. (2022 – 2023)

∎ Turning Point Therapeutics (2021 – 2022)

∎ Invacare Corporation (2017 – 2018)

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive finance, accounting and risk management experience, including as a public company chief financial officer

∎ Significant medical device and healthcare industry experience

∎ Board leadership experience as an audit committee member and chair, nom/gov committee member and compensation committee member

10	- 2024 Proxy Statement

Liam J. Kelly Director since 2020 Independent | Age 57 Committees: Nominating and Corporate Governance

Career Highlights and Recent Business Experience

∎ Teleflex Incorporated

∎ Chairman, President and Chief Executive Officer (2020 – present)

∎ President and Chief Executive Officer (2018 – 2020)

∎ Served in a variety of senior leadership roles from 2009 to 2017

∎ Hill-Rom Holdings, Inc. (2002 – 2009)

∎ Served in a number of senior level positions, including Vice President of International Marketing and R&D

Other Current Public Directorships

∎ Teleflex Incorporated (2020 – present)

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive experience in the medical device industry, including as a public company chief executive officer

∎ Significant experience managing international businesses

∎ Extensive healthcare and medical device M&A experience

∎ Significant technology, R&D and innovation experience

Angela S. Lalor Director since 2022 Independent | Age 58 Committees: Compensation and Human Capital Management (Chair)

Career Highlights and Recent Business Experience

∎ Danaher Corporation

∎ Advisor (2022 – 2023)

∎ Senior Vice President, Human Resources (2012 – 2022)

∎ 3M Company

∎ Senior Vice President, Human Resources (2005 – 2012)

∎ Served in a series of human resources leadership roles of progressive responsibility from 1990 – 2004

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive leadership development, talent strategy and human capital management experience, including experience leading employee engagement and diversity, equity and inclusion initiatives

∎ Senior leadership experience for two public companies with significant experience and portfolios of healthcare businesses

∎ Extensive international M&A experience

- 2024 Proxy Statement	11

Philip A. Okala Director since 2021 Independent | Age 55 Committees: Audit

Career Highlights and Recent Business Experience

∎ Tufts Medicine

∎ Chief Operating Officer (2023 – present)

∎ City of Hope (a leading cancer research and treatment organization)

∎ System President (2022 – 2023)

∎ University of Pennsylvania Health System

∎ Chief Operating Officer (2017 – 2022)

∎ Senior Vice President for Strategy and Business Development (2013 – 2017)

∎ Vice President for Service Lines (2007 – 2013)

∎ Previously held management and leadership positions with other healthcare organizations, including Geisinger Health System, Roswell Park Cancer Institute and the University of Texas MD Anderson Cancer Center

∎ Fellow in the American College of Healthcare Executives and The Healthcare Financial Management Association

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive healthcare industry experience, including as a hospital executive leading successful mergers, acquisitions and strategic alliances

∎ Significant financial and risk management experience in the healthcare industry

∎ Knowledge and expertise with respect to emerging healthcare technology trends and developments

Dr. Christine Ortiz Director since 2022 Independent | Age 53 Committees: Nominating and Corporate Governance

Career Highlights and Recent Business Experience

∎ Massachusetts Institute of Technology

∎ Professor of Materials Science and Engineering (1999 – present)

∎ Author of more than 210 research publications, supervisor of the research projects of more than 300 individuals, and recipient of 30 national and international honors, including the Presidential Early Career Award in Science and Engineering awarded by President George W. Bush

∎ Founder, president and chair of the board of directors of Station 1 Laboratory, Inc., an innovative, non-profit, research and development higher educational institution

Other Current Public Directorships

∎ Mueller Water Products

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Deep knowledge of cutting-edge developments in biotechnology and biomaterials, computational and engineering design, and advanced manufacturing

∎ Extensive experience in innovation and entrepreneurship, research and development, executive leadership, marketing and branding

∎ Relevant public company board experience, including oversight of environmental, social and governance; diversity, equity and inclusion; and corporate social responsibility initiatives

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A. Clayton Perfall Director since 2010 Independent | Age 65 Committees: Audit (Chair)

Career Highlights and Recent Business Experience

∎ Tailwind Capital (2014 – 2022)

∎ Operating Executive, focused on growing middle market companies in the healthcare, technology, business services and industrial services sectors

∎ Archway Marketing Services, Inc.

∎ Chairman and Chief Executive Officer (2008 – 2013)

∎ Union Street Acquisition Corp.

∎ Chief Executive Officer and Director (2006 – 2008)

∎ AHL Services, Inc.

∎ Chief Executive Officer and Director (2001 – 2008)

∎ Snyder Communications, Inc.

∎ Chief Financial Officer and Director (1996 – 2000)

∎ Previously served as a partner with an international accounting firm, and as a director of numerous public and private companies

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Significant financial expertise and experience as a public company chief financial officer and audit committee chair

∎ Extensive executive leadership experience

∎ M&A and capital markets experience, including extensive international and healthcare M&A experience

Brady R. Shirley Director since 2022 | Age 58 Committees: None

Career Highlights and Recent Business Experience

∎ Enovis Corporation

∎ Executive Advisor (2024 – present)

∎ President and Chief Operating Officer (2022 – 2024)

∎ Chief Executive Officer, DJO business (2016 – 2022)

∎ President, DJO Surgical business (2014 -2016)

∎ National Seating & Mobility (private company)

∎ Director (2013 – present)

∎ Innovative Medical Device Solutions

∎ Chief Executive Officer and Director (2009 – 2013)

∎ Stryker Corporation (1992 – 2009)

∎ Served in several key leadership positions, including President of Stryker Communications and Senior Vice President of Stryker Endoscopy

Other Current Public Directorships

∎ None

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive medical device industry experience, with a particular focus in the orthopedic industry

∎ Senior leadership experience, including as a chief executive officer and chief operating officer of medical device companies

∎ Deep knowledge of the Company’s products, technology and innovation initiatives

- 2024 Proxy Statement	13

Rajiv Vinnakota Director since 2008 Independent | Age 53 Committees: Nominating and Corporate Governance (Chair); Compensation and Human Capital Management

Career Highlights and Recent Business Experience

∎ Institute for Citizens & Scholars (formerly the Woodrow Wilson National Fellowship Foundation)

∎ President (2019 – present)

∎ The Aspen Institute

∎ Executive Vice President (2015 – 2018), leading a division on youth and engagement

∎ The SEED Foundation

∎ Co-Founder and Chief Executive Officer (1997 – 2015)

∎ Director (1997 – present); Chair of the Board (1997 – 2005)

∎ Princeton University

∎ Trustee (2004 – 2007)

∎ Member, Executive Committee of Board of Directors (2006 – 2007)

∎ National Chair of Annual Giving (2007-2009)

∎ The Eugene and Agnes Meyer Foundation

∎ Director (2016 – 2019)

∎ Previously served as an associate at Mercer Management Consulting

Other Current Public Directorships

∎ ESAB Corporation (2022 – present)

Other Public Directorships in the Past Five Years

∎ None

Specific Qualifications, Experience, Skills and Expertise

∎ Senior leadership experience as a founder, president or chief executive officer of multiple organizations

∎ Extensive experience with leadership development, employee engagement and human capital management programs

∎ Familiarity and experience with EGX and the Company’s businesses and processes through Board and committee leadership roles

Sharon Wienbar Director since 2016 Independent | Age 62 Committees: Compensation and Human Capital Management

Career Highlights and Recent Business Experience

∎ Scale Venture Partners

∎ Partner (2001 – 2018); Led venture capital investments in technology companies and served on the boards of numerous public and private portfolio businesses

∎ Hackbright Academy, a leading software engineering training company for women

∎ Chief Executive Officer (2015 – 2016)

∎ Planned Parenthood Direct (formerly Kaleido Health) (private company), a leading women’s health app

∎ Director (2016 – present)

∎ Everyday Health, Inc.

∎ Director (2014 – 2016)

∎ Glu Mobile, Inc.

∎ Director (2007 – 2008)

∎ Prior to venture capital career, served as an executive at several software companies, including Adobe Systems, and as a consultant at Bain & Company

∎ Served on Microsoft Inc.’s venture advisory committee

Other Current Public Directorships

∎ Resideo Technologies, Inc.

Other Public Directorships in the Past Five Years

∎ Covetrus, Inc. (2020 – 2022)

Specific Qualifications, Experience, Skills and Expertise

∎ Extensive executive leadership experience in the software and technology industries

∎ Significant M&A experience, with a particular focus on emerging technologies, venture capital investments and strategic partnerships

∎ Public company board leadership experience, including service as a committee chair

Vote Required

The affirmative vote of the holders of a majority of the votes cast is required for election of each director.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR the election of each of the nominees for director listed above.

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∎	CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our Board members be “independent” under the listing standards of the New York Stock Exchange (the “NYSE”). In addition, the respective charters of the Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee require that each member of these committees be “independent” under the NYSE’s listing standards and, with respect to the Audit Committee, under the applicable heighted independence standards under the SEC rules. In order for a director to qualify as “independent,” our Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would impair the director’s independence. Our Board undertook its annual review of director independence in February 2024. The Board has determined that Ms. Bodem, Mr. Kelly, Ms. Lalor, Mr. Okala, Dr. Ortiz, Mr. Perfall, Mr. Vinnakota, and Ms. Wienbar each qualify as “independent” under the NYSE’s listing standards.

The independent members of our Board must hold at least two “executive session” meetings each year without the presence of management. In general, the meetings of independent directors are intended to be used as a forum to discuss such topics as they deem necessary or appropriate. If the Chair of the Board is not an independent director, the independent directors select a Lead Independent Director who serves as chairperson for each executive session. Prior to his retirement from Board service in May 2023, Mitchell Rales served as the presiding director of the independent director executive sessions. Upon Mr. Rales’ retirement, Ms. Wienbar was appointed as Lead Independent Director and has since served as chairperson for executive sessions in that capacity.

Board of Directors and its Committees

The Board and its committees meet regularly throughout the year, and may also hold special meetings and act by written consent from time to time. The Board held a total of six meetings during the year ended December 31, 2023. During 2023, each of our directors attended at least seventy-five percent of the aggregate Board meetings and meetings of the committees of the Board on which such directors served (during the periods that he or she served). Our Corporate Governance Guidelines request Board members to make every effort to attend our annual meeting of stockholders. All of our directors attended our annual meeting of stockholders in 2023.

- 2024 Proxy Statement	15

The Board has a standing Audit Committee, Compensation and Human Capital Management Committee (the “CHCM Committee”), and Nominating and Corporate Governance Committee. The charters for the standing committees are available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Board committees review their respective charters on an annual basis. The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and each committee’s operations and performance, as described in greater detail below.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Capital Management Committee

Matthew L. Trerotola

Barbara W. Bodem	✓

Liam J. Kelly		✓

Angela S. Lalor

Philip A. Okala	✓

Christine Ortiz		✓

A. Clayton Perfall

Brady R. Shirley

Rajiv Vinnakota			✓

Sharon Wienbar*			✓

Chair
✓	Member
*	Lead Independent Director

Audit Committee

Our Audit Committee met ten times during the year ended December 31, 2023. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and the Company’s policies with respect to risk assessment and risk management related to information technology and cybersecurity. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The members of our Audit Committee are Mr. Perfall, Chair, Mr. Okala, and Ms. Bodem. The Board has determined that each of Mr. Perfall, Mr. Okala and Ms. Bodem qualifies as an “audit committee financial expert,” as that term is defined under the SEC rules. The Board has determined that each member of our Audit Committee is independent and financially literate under the NYSE’s listing standards and that each member of our Audit Committee is independent under the standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met five times during the year ended December 31, 2023. The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. In making its recommendations, the committee will review a candidate’s qualifications and any potential conflicts of interest and assess contributions of current directors in connection with his or her renomination. The committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including Board size and membership qualifications, new director orientation, committee structure and membership, related person transactions, and communications with stockholders and other interested parties. The Nominating and Corporate Governance Committee is also responsible for reviewing the Company’s undertakings with respect to environmental, social, and governance matters, including the Company’s role as a corporate citizen and the Company’s policies and programs relating to health, safety and sustainability matters. The members of our Nominating and Corporate Governance Committee are Mr. Vinnakota, Chair, Mr. Kelly and Dr. Ortiz. The Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the NYSE’s listing standards.

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Compensation and Human Capital Management Committee

Our CHCM Committee met five times during the year ended December 31, 2023. The members of our CHCM Committee are Ms. Lalor, Chair, Ms. Wienbar and Mr. Vinnakota. The Board has determined that each member of our CHCM Committee is a “non-employee director” within the meaning of SEC Rule 16b-3, and is independent under the NYSE’s listing standards for directors and compensation committee members.

The CHCM Committee is responsible, among its other duties and responsibilities, for determining and approving the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness and other relevant considerations and adopting and administering our equity and incentive plans. Specifically, the CHCM Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates his performance in light of those goals and objectives, and determines his compensation level based on that analysis. The CHCM Committee also annually reviews and approves all elements of the compensation of our other executive officers. Our Chief Executive Officer plays a significant role in developing and assessing achievement against the goals and objectives for other executive officers and makes compensation recommendations to the CHCM Committee based on these evaluations. The CHCM Committee also administers all of the Company’s management incentive compensation plans and equity-based compensation plans. The CHCM Committee makes recommendations to the Board regarding compensation of all executive officer hires, all elements of director compensation, and the adoption of certain amendments to incentive or equity-based compensation plans. The CHCM Committee also assists the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all Enovis team members. Additionally, the CHCM Committee periodically reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention. For further information on our compensation practices, including a description of our processes and procedures for determining compensation, the scope of the CHCM Committee’s authority and management’s role in compensation determinations, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 27.

Since April 2009, our CHCM Committee has engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to, among other things, formulate an appropriate peer group to be used by the CHCM Committee and to provide competitive comparison data and for other compensation consulting services as requested by the CHCM Committee. Additional information on the nature of the information and services provided by this independent compensation consultant can be found below in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

No member of the CHCM Committee is or has ever been an officer or an employee of the Company or any of its subsidiaries, and no CHCM Committee member has any interlocking or insider relationship with the Company which is required to be reported under the rules of the SEC.

Identification of Director Candidates and Director Nomination Process

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. The Nominating and Corporate Governance Committee may also use outside consultants and third-party search firms to assist in identifying candidates. The Nominating and Corporate Governance Committee is responsible for assessing whether a candidate may qualify as an independent director. Each possible candidate is discussed and evaluated in detail before being recommended to the Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may nominate persons to be elected as directors and, as noted above, may suggest candidates for consideration by the Nominating and Corporate Governance Committee. If a stockholder wishes to suggest a person to the Nominating and Corporate Governance Committee for consideration as a director candidate, he or she must provide the same information as required of a stockholder who intends to nominate a director pursuant to the procedures contained in Section 3.3 of our Bylaws, in accordance with the same deadlines applicable to director nominations, as described below under “General Matters—Stockholder Proposals and Nominations.”

- 2024 Proxy Statement	17

Board Leadership Structure

Our Board’s goal is to achieve the best possible Board leadership structure to facilitate effective oversight and management of our Company. The Board believes that there is no single, generally accepted approach to providing effective Board leadership, and that the leadership structure of the Board may vary from time to time based on the individuals serving on the Board and the specific circumstances facing the Company. To that end, our Corporate Governance Guidelines specify that the Board does not have a formal policy as to whether the positions of Chair of the Board and Chief Executive Officer should be held by separate persons, or whether the Chair should be independent, and that the Board’s policy is instead to adopt the practice that best serves the Company’s needs at any particular time.

Mr. Trerotola, our Chief Executive Officer, has served as Chair of the Board since May 2023 following Mr. Rales’ retirement at our 2023 Annual Meeting. In arriving at its decision to appoint Mr. Trerotola as Chair, the Board noted that Mr. Trerotola is be able to leverage his deep understanding of the Company’s business to elevate the right strategic opportunities and identify key risks and mitigation opportunities for the Board’s review. The Board also determined that, in his role of Chief Executive Officer, Mr. Trerotola is best positioned to effectively communicate Board strategy to the other members of management and to efficiently implement Board directives and priorities.

Following the 2023 Annual Meeting, in accordance with our Corporate Governance Guidelines, Ms. Wienbar was appointed as Lead Independent Director. We believe that the presence of a strong Lead Independent Director ensures robust independent leadership on the Board and enhances the Board’s ability to evaluate management performance and fulfill its oversight role. Our Corporate Governance Guidelines establish a clear mandate and specific responsibilities for the Lead Independent Director, which include, among other things, coordinating the activities of the independent directors, consulting with the Chair to help establish Board meeting schedules and agendas and reviewing those schedules and agendas, calling and presiding over executive sessions of the independent directors, acting as a liaison between the independent directors and the Chair, and coordinating the annual performance evaluation of the Chief Executive Officer together with the CHCM Committee. We believe that Ms. Wienbar’s extensive knowledge of the Company, leadership experience on other public and private company boards, business acumen and deep understanding of growth and innovation drivers make her well suited for the role of Lead Independent Director.

Board Evaluation Process

The Board and its committees conduct self-assessments annually at their February meetings. The Nominating and Corporate Governance Committee oversees the process. The annual evaluation procedure is summarized below.

Action and Timeframe	Description
Preparation – November/December

Each director receives draft materials for the annual evaluation of (i) the Board’s performance and (ii) the performance of his or her committee(s). The materials include the Board and committee self-assessment questionnaires. In advance of the assessment, questions are revised and supplemented based on the input received from the Board members and, prior to distribution, the Chair of the Nominating and Corporate Governance Committee leads a final review in the December Board and committee meetings.

Assessment – December/January

Each director is asked to consider a list of questions to assist with the evaluation of the Board and its committees, covering topics such as Board composition, the conduct and effectiveness of meetings, quality of discussions, roles and responsibilities, quality and quantity of information provided, and other opportunities for improvement.

Review and Discussion – February

The Board and its committees receive a report summarizing the annual evaluations as well as a year-over-year comparison. The reports are distributed for consideration in advance of and discussed at the February Board and committee meetings. The committee chairs report to the Board on their respective committee evaluations, noting any actionable items. Past evaluations have addressed a wide range of topics such as Board materials, Board composition, director education and on-boarding, and allocation of meeting times.

Actionable Items and Follow-Up – Ongoing	The Board and committees address any actionable items throughout the year, including a mid-year check-in and end of year assessment against the actionable items identified in February.

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Board’s Role in Risk Oversight

 Full Board

The Board maintains responsibility for oversight of risks that may affect the Company. The Board discharges this duty primarily through its standing committees and also considers risk in its strategic planning for the Company and in its consideration of acquisitions. The Board engages in discussions about risk at each quarterly meeting, where it receives reports from its committees, as applicable, about the risk oversight activities within their respective areas of responsibility. In coordination with the Audit Committee, the Board reviews the Company’s enterprise risk management with the Company’s senior leaders, with a focus on those risks that have the highest probability and greatest impact to the Company. In addition, the Company maintains a Compliance Steering Committee, which includes all members of the Company’s executive leadership team, as well as leaders of key functional areas, such as compliance, supply chain and information technology. The Compliance Steering Committee meets on a quarterly basis to review enterprise risks, as well as related mitigation efforts, and management provides regular updates to the Board on significant matters that are discussed at such meetings.

The Audit, Nominating and Corporate Governance and CHCM Committees each make full reports to the Board of Directors at each regularly scheduled meeting regarding each committee’s considerations and actions, and risk considerations are presented to and discussed with the Board by management as part of strategic planning sessions and when considering potential acquisitions. Further details regarding the roles of the Board’s standing committees with respect to risk oversight are set forth below.

 Audit Committee

The Audit Committee (i) receives reports from and discusses with management, our internal audit team, and our independent registered public accounting firm all major risk exposures (whether financial, operating or otherwise), (ii) reviews the Company’s policies with respect to risk assessment and enterprise risk management, including with respect to cybersecurity risks, and (iii) oversees compliance with legal and regulatory requirements and our ethics program, including our Code of Business Conduct.

On an annual basis, management (i) provides the Audit Committee with a comprehensive overview of the Company’s compliance, information security and cybersecurity programs and initiatives and (ii) reviews its assessment of key enterprise risks and focus areas with the Audit Committee, utilizing a “risk radar” approach developed from meetings with key executives, external benchmarking discussions and reviews of industry thought leadership. Such assessment takes into account, among other things, potential impact to financial statements, regulatory and compliance considerations, potential impact to the Company’s brand and reputation, and the Company’s ability to meet customer demands.

Management reports to the Audit Committee on a quarterly basis regarding the Company’s information security and cybersecurity programs, including the Company’s training, processes, controls and procedures in these areas, as well as its efforts to monitor and improve its cybersecurity defenses and response plans. In addition, management provides regular updates to the Audit Committee on compliance and other matters that are raised through the Company’s ethics hotline and other internal channels.

 Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees the corporate governance principles and governance structures that contribute to successful risk oversight and management. Pursuant to its charter, the Nominating and Corporate Governance Committee has primary oversight responsibility for reviewing the Company’s undertaking with respect to ESG matters, and reviews ESG trends and developments with management as a standing agenda item at each meeting.

 CHCM Committee

The CHCM Committee oversees certain risks associated with compensation policies and practices, as further discussed below under “Compensation Discussion and Analysis—Compensation Program and Risk.” The CHCM Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention. In addition, the CHCM Committee administers and implements the Company’s clawback policies, including the Enovis Corporation Policy for Recovery of Erroneously Awarded Compensation, including interpreting such policies, reviewing and evaluating such policies and recommending updates or modifications to such policies to the Board for consideration.

- 2024 Proxy Statement	19

Standards of Conduct

 Corporate Governance Guidelines and Pledging

The Board has adopted Corporate Governance Guidelines, which set forth a framework to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines cover, among other things, the composition and certain functions of the Board and its committees, executive sessions, Board responsibilities, expectations for directors, director orientation and continuing education, and our policy prohibiting pledging of Enovis stock.

Code of Business Conduct

As part of our system of corporate governance, the Board has also adopted a Code of Business Conduct (the “Code of Conduct”), that is applicable to all directors, officers and employees of the Company. The Code of Conduct sets forth Company policies, expectations and procedures on a number of topics, including but not limited to conflicts of interest, compliance with laws, rules and regulations (including insider trading laws), honesty and ethical conduct, and quality. The Code of Conduct also sets forth procedures for reporting violations of the Code of Conduct and investigations thereof. If the Board grants any waivers from our Code of Conduct to any of our directors or executive officers, or if we amend our Code of Conduct, we will, if required, disclose these matters through our website within four business days following such waiver or amendment.

Clawback Policy

In September 2023, the CHCM Committee adopted a new clawback policy in compliance with recently enacted SEC rules and NYSE listing standards which applies to our executive officers and mandates the recovery of any erroneously awarded incentive-based compensation in the event that the Company is required to restate its financial results due to material non-compliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. See page 39 for further details on our clawback policy.

Policies on Insider Trading, Hedging and Stock Ownership

The Company has a Policy on Insider Trading and Compliance which, in addition to mandating compliance with insider trading laws, requires prior legal department review and approval of any Rule 10b5-1 trading plans, and prohibits any director, officer or employee of the Company from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities. Further, we have stock ownership policies applicable to our directors and executives to promote alignment of interests between our stockholders, directors and management, as described in greater detail further in this Proxy Statement.

Where to Find Our Key Governance Policies

The Corporate Governance Guidelines and Code of Conduct are available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. These materials also are available in print to any stockholder upon request to: Corporate Secretary, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

We have adopted a written Policy Regarding Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee or a majority of the disinterested members of our Board generally must approve related person transactions in advance. The policy applies to any transaction or series of similar transactions involving more than $120,000 in which the Company is a participant and in which a “related person” has a direct or indirect material interest. “Related persons” include the Company’s directors,

20	- 2024 Proxy Statement

nominees for director, executive officers, and greater than 5% stockholders, as well as the immediate family members of the foregoing. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee is to be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Relationships and Transactions

Hayden Shirley, an employee of one of the Company’s subsidiaries, is the son of Brady Shirley, a director and former executive officer of the Company. In 2023, Mr. H. Shirley served as a director of sales for the Company’s surgical business, and earned approximately $410,445 in salary and commissions. He was also granted restricted stock unit awards with respect to 754 shares, which vest ratably over a three-year period. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Contacting the Board of Directors

The Board of Directors has established a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties wishing to communicate with our Board may do so by writing to any of the members of the Board, the Chair of the Board, or the non-management members of the Board as a group, at:

Enovis Corporation

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

Attn: Corporate Secretary

Our Policy Regarding Stockholder Communications with the Board of Directors (the “Board Communications Policy”) requires that any stockholder communication to members of the Board prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary is copied for our files and promptly forwarded to the addressee. In our Board Communications Policy, the Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from forwarded communications, such as mass mailings and business advertisements. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary maintains a list of each communication subject to this policy that is not forwarded, and on a quarterly basis delivers the list to the Chair of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Secretary to be frivolous, commercial advertising, irrelevant or similarly unsuitable is nevertheless retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

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∎	DIRECTOR COMPENSATION

Our Board, at the recommendation of our CHCM Committee, sets the compensation program for non-employee directors. The CHCM Committee reviews this program on an episodic basis and recommends changes as appropriate based on its evaluation of competitive levels for director compensation, utilizing data drawn from our current list of peer companies provided by the Committee’s independent compensation consultant and its reasoned business judgment. See “Role of Compensation Consultants and Peer Data Review” on page 37. The compensation program in effect during fiscal year 2023 was put in place in April 2022 upon the completion of the spin-off of ESAB Corporation into an independent publicly traded company (the “Separation”) and is reflective of the Company’s shift to a growth-driven innovative medical technology company.

In 2023, non-employee Board members received compensation under the following compensation program:

∎	an annual cash retainer of $70,000;

∎

an annual equity award valued at $215,000, calculated under the same valuation approach applied in determining our annual equity grants as described in “Compensation Discussion and Analysis—Additional Compensation Information—Equity Grant Practice,” and awarded in connection with our annual meeting of stockholders, which consisted of 50% director restricted stock units that vest after one year of service on the Board and 50% director stock options, which are fully vested upon grant and exercisable for a seven-year term;

∎

a $25,000 annual retainer for service as the Audit Committee Chair, a $20,000 annual retainer for service as CHCM Committee Chair, and a $15,000 annual retainer for service as Nominating and Corporate Governance Committee Chair; and

∎	in the case of any director who joins the Board following the date of the grant of the annual equity award, a pro-rated portion of the annual equity award.

Mr. Rales, who was our non-executive Chair of the Board until his retirement effective as of the 2023 Annual Meeting, received an annual cash retainer of $1 and did not receive any other cash fees or the annual equity awards described above. Ms. Wienbar was elected by the Board to serve as Lead Independent Director effective upon Mr. Rales’ retirement, and receives an annual cash retainer of $40,000 for service as Lead Independent Director. Such retainer was pro-rated for 2023.

In December 2023, the Board, upon the recommendation of the CHCM Committee, approved certain updates to the non-employee director compensation policy in order to align director compensation with market practices among the Company’s compensation peer group. Effective as of January 1, 2024, the value of annual equity awards awarded to non-employee directors will be $230,000, and for 2024 such awards will be comprised entirely of restricted stock units that vest after one year of service on the Board.

The Board has also approved a stock ownership policy for our non-employee directors. Each non-employee director is required to own shares of our common stock (including shares issuable upon exercise of stock options and shares underlying restricted stock units) with a value equal to five times the annual cash retainer within five years of joining the Board. All of our directors, except for Ms. Bodem and Dr. Ortiz, who were appointed in April 2022 and are in the five-year grace period, have achieved these ownership targets as of the date of this Proxy Statement.

Further, our Board has adopted a policy prohibiting any director (or executive officer) from pledging as security under any obligation any shares of Company stock that he or she directly or indirectly owns and controls, and providing that pledged shares of Company common stock do not count toward our stock ownership requirements.

The Board has adopted a Director Deferred Compensation Plan which permits non-employee directors to receive, at their discretion, deferred stock units (“DSUs”) in lieu of their annual cash retainers and committee chairperson retainers. A director who elects to receive DSUs receives a number of units determined by dividing the cash fees earned during, and deferred for, the quarter by the closing price of our common stock on the date of the grant, which is the last trading day of the quarter. A non-employee director also may convert director restricted stock unit grants to DSUs under the plan. DSUs granted to our directors convert to shares of our common stock after separation from service, based upon a schedule elected by the director in advance. In the event that a director elects to receive DSUs, the director will receive dividend equivalent rights on such DSUs to the extent dividends are issued on our common stock. Dividend equivalents are deemed reinvested in additional DSUs (or fractions thereof) at the dividend payment date.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services on our Board and the committees thereof and extend coverage to them under our directors’ and officers’ indemnity insurance policies.

22	- 2024 Proxy Statement

The following table sets forth information regarding compensation paid to our non-employee directors during 2023:

DIRECTOR COMPENSATION FOR 2023

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)	(2)	Option Awards ($)	(3)	Total ($)
Mitchell P. Rales*	1		–		–		1
Barbara Bodem	70,000		106,425		107,509		283,934
Liam J. Kelly	70,000		106,425		107,509		283,934
Angela Lalor	82,527	(4)	106,425	(5)	107,509		296,461
Philip Okala	70,000		106,425		107,509		283,934
Christine Ortiz	70,000		106,425		107,509		283,934
A. Clayton Perfall	95,000		106,425	(5)	107,509		308,934
Rajiv Vinnakota	85,000		106,425		107,509		298,934
Sharon Wienbar	102,527		106,425	(5)	107,509		316,461

*	Mr. Rales retired from the Board in May 2023.

(1)	Compensation for our employee directors is summarized below in the “Summary Compensation Table.”

(2)

Amounts shown in the “Stock Awards” column represent the grant date fair value for stock awards granted to each director during 2023, as computed pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”). See Note 14 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 22, 2024. The amounts reflect the grant date fair value of the 2023 annual grant of 1,875 restricted stock units made to each director in connection with the 2023 annual meeting of stockholders, which vest in full on May 16, 2024.

(3)

Amounts shown in the “Option Awards” column represent the grant date fair value for options to purchase 4,167 shares of our common stock. The director stock options are fully vested upon grant and exercisable for a seven-year term.

(4)

Ms. Lalor elected to receive DSUs in lieu of her annual cash retainer and committee chair retainer. DSUs convert to shares of our common stock after separation from service, based upon a schedule elected by the director in advance. During 2023, the amount of DSUs received in lieu of annual cash retainer and committee chair retainer by Ms. Lalor was 1,470. DSUs received for these cash retainers are considered “vested” and thus are not reflected in the table below.

(5)

Restricted stock units granted to each of these directors, which were awarded in connection with the 2023 annual meeting of stockholders, were converted into DSUs at the election of each director. DSUs convert to shares of our common stock after termination of service on the Board, based upon a schedule selected by each director in advance. These DSUs will vest in full on May 16, 2024 in accordance with the vesting schedule applicable to the underlying restricted stock units.

As of December 31, 2023, the aggregate number of unvested stock awards and unexercised options outstanding held by each of our non-employee directors then serving at the time was as follows:

Name	Restricted Stock Units	Stock Options
Barbara Bodem	1,875	7,631
Liam J. Kelly	1,875	12,184
Angela Lalor	1,875	7,631
Philip Okala	1,875	8,147
Christine Ortiz	1,875	7,631
A. Clayton Perfall	1,875	20,793
Rajiv Vinnakota	1,875	14,211
Sharon Wienbar	1,875	20,793

- 2024 Proxy Statement	23

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. Ernst & Young LLP has served as our independent auditor since its appointment in 2002. Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification as a matter of good corporate practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. The Board of Directors and the Audit Committee believe that the retention of Ernst & Young LLP as the Company’s independent auditor is in the best interests of the Company and its stockholders.

Representatives for Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees for services rendered by Ernst & Young LLP for the Company for the fiscal years ended December 31, 2023 and 2022:

Fee Category (fees in thousands)	2023	2022
Audit Fees	$3,997	$3,509
Audit-Related Fees	—	—
Tax Fees	302	285
All Other Fees	—	—
TOTAL	$4,299	$3,794

This category of the table above includes fees for the fiscal years ended December 31, 2023 and 2022 that were for professional services rendered (including reimbursement for out-of-pocket expenses) for the integrated audits of our annual consolidated financial statements, for reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for statutory audits.

Audit-Related Fees

This category of the table above includes the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees

This category of the table above includes fees billed for tax compliance, tax preparation, tax planning and other tax services. For 2023, Tax Fees included approximately $302,150 for tax compliance and preparation, and for 2022, Tax Fees included approximately $285,000 for tax compliance and tax preparation.

All Other Fees

This category of the table above includes fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

24	- 2024 Proxy Statement

The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining the independent registered public accounting firm’s independence and has concluded that such services do not impair its independence.

Audit Committee’s Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee must pre-approve all auditing services, review and attest services, internal control related services and non-audit services provided to the Company by the independent registered public accounting firm and all fees payable by the Company to the independent registered public accounting firm for such services. The Audit Committee also is responsible for overseeing the audit fee negotiations associated with the retention of Ernst & Young LLP for the audit of our financial statements. The Audit Committee has adopted a pre-approval policy to promote compliance with the NYSE’s listing standards and the applicable SEC rules and regulations relating to auditor independence. In accordance with the Audit Committee charter and the pre-approval policy, the Audit Committee reviews with Ernst & Young LLP and management the plan and scope of Ernst & Young LLP’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young LLP’s compensation, and pre-approves all auditing services, review and attest services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with the pre-approval policy, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.

- 2024 Proxy Statement	25

∎	AUDIT COMMITTEE REPORT

The Audit Committee consists of A. Clayton Perfall, Barbara W. Bodem and Philip A. Okala, who are all non-management directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and the additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. In 2023, the Audit Committee held ten meetings. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which it annually reviews. The charter, which complies with all current regulatory requirements, is available on the Company’s website at www.enovis.com on the Investors page under the Corporate Governance tab. During 2023, at each of its regularly scheduled meetings, the Audit Committee met with senior members of the Company’s finance team. Additionally, the Audit Committee has separate private sessions, during its regularly scheduled meetings, with the Company’s independent registered public accounting firm and head of internal audit, respectively. The Audit Committee is updated periodically on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm, their evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm each year and determines whether to reengage the current independent registered accounting firm or consider other independent registered accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered accounting firm, the firm’s global capabilities, and the firm’s technical expertise, tenure as the Company’s independent registered accounting firm and knowledge of the Company’s global operations and businesses. In connection with the applicable audit partner rotation requirements, the Audit Committee also is involved in considering the selection of the auditors’ lead engagement partner when rotation is required. Based on this evaluation, the Audit Committee decided to engage Ernst & Young LLP as our independent registered accounting firm for the year ended December 31, 2024. The Audit Committee reviews with the independent registered accounting firm and management the overall audit scope and plans, as well as the results of internal and external audit examinations and evaluations by management and the independent registered accounting firm of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask stockholders, at the Company’s annual meeting, to ratify the appointment of the independent registered accounting firm (see Proposal 2 beginning on page 24).

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023 with management and with the Company’s independent registered public accounting firm, including a discussion of the quality and suitability of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee are apprised of certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the unaudited quarterly and audited annual consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent registered public accounting firm, which is engaged to review the quarterly consolidated financial statements of the Company, and audit and report on the annual consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting as of the Company’s year-end.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

A. Clayton Perfall, Chair

Barbara W. Bodem

Philip A. Okala

26	- 2024 Proxy Statement

∎	COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2023 should be read together with the compensation tables and related disclosures set forth under the section heading “Executive Compensation.”

Executive Summary

Named Executive Officers

The following discussion provides details regarding our executive compensation program and the compensation of our named executive officers in 2023. Our named executive officers (“NEOs”) for 2023 are:

Name	Title
Matthew Trerotola	Chief Executive Officer
Philip “Ben” Berry	SVP and Chief Financial Officer
Brady Shirley(1)	President and Chief Operating Officer
Daniel Pryor	EVP, Strategy and Business Development
Patricia Lang	SVP and Chief Human Resources Officer

(1)

Effective as of April 1, 2024, Mr. Shirley stepped down from his position as our President and Chief Operating Officer. Mr. Shirley continues to serve as an employee in the role of Executive Advisor and remains a member of our Board of Directors.

Our Compensation Philosophy and Guiding Principles

Our executive compensation approach links compensation to Company and individual performance while aligning the long-term interests of management and stockholders. We strive to create a compensation program for our team members, including our executives, that provides a compelling and engaging opportunity to attract, retain and motivate the best talent. We believe that our compensation programs motivate performance-driven leadership that is aligned to achieve our financial and strategic objectives with the intention to deliver superior long-term returns to our stockholders. Utilizing this philosophy, our executive compensation program has been designed to:

Link rewards to performance and foster a team-based approach	Each executive has clear performance expectations and must contribute to our overall success rather than solely to objectives within his or her primary area of responsibility.
Align the performance responsibilities of executives with the long-term interests of stockholders	Our program emphasizes long-term stockholder value creation by using predominantly stock options and performance-based restricted stock units, in combination with a stock ownership policy, to deliver long-term compensation incentives while minimizing risk-taking behaviors that could negatively affect long-term results.
Provide transparency through simplicity of design and practices	We provide three main elements in our compensation program–base salary, annual incentive cash bonuses, and long-term incentives–with an appropriate blend of purposes and incentives linked to easily understood objectives, as described further on page 29.

- 2024 Proxy Statement	27

Fiscal 2023 Pay for Performance Alignment and Compensation Overview

Our leadership team delivered strong results in 2023 and continued to execute on the Company’s long-term goals of revenue growth and margin expansion. We finished fiscal 2023 with adjusted earnings per share of $2.40 and adjusted EBITDA of $269 million. Our Prevention & Recovery and Reconstructive business segments each continued to outgrow their markets, while accelerating their pace of innovation. We also made continued and significant progress on our margin improvement journey, expanding our adjusted EBITDA margin by 70 basis points.

As a result of this strong financial performance, we achieved and exceeded the established targets under our Annual Incentive Plan (“AIP”) for sales and adjusted EBITDA, leading to an overall company performance factor under the AIP of 122% of target for our NEOs.

Further, the CHCM Committee took the following actions during 2023:

∎	Limited base salary increases. No base salary increases were provided to the CEO or other NEOs in 2023, with the exception of Mr. Berry, as further described below.

∎

Continued focus on long-term performance. Each of our NEOs’ annual equity awards consisted of (i) 50% PRSUs that cliff vest in three years based on relative TSR performance over a three-year performance period and require above-average TSR performance in order to pay out at target, (ii) 25% stock options that vest in equal installments over a three-year period following their grant date, and (iii) 25% RSUs that vest in equal installments over a three-year period following their grant date.

2023 Say-On-Pay Vote

At our 2023 Annual Meeting, approximately 98% of the stockholder votes cast on our advisory proposal to approve the compensation of our NEOs were voted in favor of our executive compensation proposal. Our CHCM Committee considered the outcome of this vote in the context of our prior and ongoing engagement with stockholders and accordingly did not make any additional changes to our executive compensation policies and program elements. Our CHCM Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. Accordingly, the CHCM Committee did not make any changes to the underlying structure of our executive compensation program in response to the 2023 “say-on-pay” vote, but will continue to review and consider the outcome of future say-on-pay votes when making compensation decisions for our NEOs.

Our Executive Compensation Program

Our executive compensation program includes elements designed to align executive pay with Company objectives and long-term stockholder returns, including the PRSU grants based on relative Total Shareholder Return as discussed above.

For 2023, the CHCM Committee established the following target compensation program for our CEO:

2023 CEO Incentive Compensation Structure

89% of CEO compensation “at risk” and aligned with company and stockholder success

28	- 2024 Proxy Statement

With respect to our other NEOs, for 2023, the CHCM Committee established the following target compensation program:

2023 Incentive Compensation Structure for Other NEOs (Average)

81% of compensation for other NEOs “at risk” and aligned with company and stockholder success

Our 2023 executive compensation structure consists of three core compensation elements: base salary, an annual cash bonus, and long-term incentives. The CHCM Committee reviewed each element individually while also considering the total compensation package provided to create an appropriate mix designed to attract, incentivize, and retain our executives. The following table summarizes the core elements of our 2023 executive compensation program:

Element of Compensation	Purpose/Description	Form/Timing of Payout
Base Salary	Fixed compensation set at a competitive level to attract and retain our executive talent. Provides a base level of compensation that is not at risk to avoid fluctuations in compensation that could distract executives from the performance of their responsibilities.	Paid in cash throughout the year.
Annual Incentive Plan	Variable compensation that rewards our executive officers for achievement of critical annual operational and financial performance goals by the Company and, if applicable, respective business units, and recognizes the executive’s individual performance during the year.	Paid in cash after the year has ended and performance has been measured. See page 32 for further detail.
Long-Term Incentive Plan	Variable compensation that aligns the rewards of executives with the interests of stockholders to encourage actions and long-term prioritization that we believe will increase stockholder value by generating sustained and superior operational and financial performance over an extended period of time.	See page 34 for further detail.

- 2024 Proxy Statement	29

Leading Compensation Practices

The framework of our executive compensation program includes the governance features and other specific elements discussed below:

What we do		What we don’t do
✓	Pay for performance focus – Our AIP compensation is linked to pre-established financial and operational goals that are intended to drive performance over the annual performance plan period. Options, RSUs and PRSUs are linked with longer-term performance, our stock price, and, for PRSUs, relative TSR performance, which we believe incentivizes long-term Company success and stockholder value creation.	×	No gross-up payments to cover excise taxes or perquisites – We do not provide tax gross-ups to our executives in connection with severance benefits or executive perquisites other than relocation.
✓	Varying performance metrics under short-term and longer-term incentive plans – In balancing compensation objectives linked to short-term and long-term time horizons, the Company seeks to align compensation with several performance metrics that are critical to achievement of sustained growth and stockholder value creation.	×	No pledging or hedging of Company stock – We prohibit our executives and directors from hedging Enovis stock and from entering pledge arrangements or derivative agreements using Enovis stock.
✓	Caps on Annual Incentive Plan payouts – Executive bonus payments are capped under our AIP, as approved by our stockholders, in part to discourage excessive risk taking.	×	No repricing or buyout of underwater stock options – We do not permit the repricing of underwater stock options without the express approval of our stockholders.
✓	Double trigger provisions for change in control payments – Severance payable upon a change in control is only received upon executive’s employment termination without cause or resignation for good reason within two years following, or the three months preceding, the change in control. This approach is commonly referred to as “double trigger.”	×	No excessive change in control severance – No severance upon a change in control in excess of two times salary and target bonus.
✓	Clawback Policy and Insider Trading Policy – We have a comprehensive compensation clawback policy that applies to all of our executive officers and requires recovery of erroneously awarded incentive-based compensation upon a restatement of the Company’s financial statements to correct material noncompliance with any financial reporting requirement under the securities laws, and we enforce a strict insider trading policy and blackout periods for executives and directors.	×	No short-term vesting – We do not award any long-term incentives with a standard vesting period shorter than one year.
✓	Stock Ownership Policy – We have a robust stock ownership policy to further align the long-term financial interests of Company executives with those of our stockholders.	×	No compensation programs or policies that reward for material or excessive risk taking – We annually review the Company’s compensation policies and practices in relation to our risk management practices and any potential risk-taking incentives. Our most recent assessment concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
✓	Independent CHCM Committee and Consultant – Our CHCM Committee is comprised solely of independent directors. The compensation consultant to the CHCM Committee during 2023, FW Cook (i) is, based on the CHCM Committee’s assessment, independent and without any conflicts of interest with the Company and (ii) has never provided any services to the Company other than the compensation-related services provided to the CHCM Committee. See page 38 for further details.	×	No defined benefit pension plan – We do not maintain a defined benefit pension plan for any senior executives.

30	- 2024 Proxy Statement

Determination of Executive Compensation and Performance Criteria

Our executive compensation program is based on the philosophy and design outlined above with a focus on exceptional performance and continuous improvement from our management team. Within this framework, the CHCM Committee exercises its reasoned business judgment in making executive compensation decisions and takes into account recommendations by our Chief Executive Officer with respect to the compensation of each executive officer, other than himself (see “CEO Recommendations” on page 37). Some of the factors that generally are referenced when making executive compensation decisions, none of which is assigned a particular weight, are as follows:

∎	The nature of the executive’s position

∎

The CHCM Committee’s assessment of pay levels and practices for executives with the skills and experience our executives possess (see “Role of Compensation Consultants and Peer Data Review” on page 37)

∎	The experience and performance record of the executive

∎	The Company’s operational and financial performance

∎	The executive’s leadership potential

∎	The retention value of our compensation program over time

Further, a substantial percentage of compensation under our Annual Incentive Plan is determined solely by the achievement of annual performance criteria based on Board-approved financial and operational goals for the fiscal year. These goals are then incorporated into the metrics set for our Annual Incentive Plan and approved by the CHCM Committee, as further discussed under “Bonus Calculation and Payment - Financial and Operational Metrics and 2023 Performance Results” on page 33. We believe that this link to our Board-established corporate and business goals reinforces alignment and incentivizes breakthrough results both at the business-unit level and Company-wide.

Elements of Our 2023 Executive Compensation Program

Base Salary

Base salaries are designed to provide compensation that is market competitive so that we can attract the best qualified individuals and retain our senior management. Base salaries are established at an executive’s hire and generally reviewed annually for potential increases. In February 2023, the CHCM Committee set the salary levels for each of our NEOs based on the CHCM Committee’s assessment of the relative roles and responsibilities of management and the results of their individual performance assessments, combined with perspective from competitive compensation data prepared by FW Cook and the CHCM Committee’s reasoned business judgment. Mr. Berry received a phased increase to his base salary in connection with his promotion to Chief Financial Officer. On January 1, 2023, his base salary was increased to $500,000 and on August 1, 2023, he received a second increase to $575,000. Mr. Berry’s compensation during 2023 is aligned with similarly situated executives in our peer group. A comparison of base salary levels as of December 31, 2023 and 2022 is set forth below:

Named Executive Officer	2022 Annual Base Salary	2023 Annual Base Salary	Percentage Increase
Mr. Trerotola	$1,077,000	$1,077,000	—
Mr. Berry(1)	$450,000	$575,000	28%
Mr. Shirley	$850,000	$850,000	—
Mr. Pryor	$579,000	$579,000	—
Ms. Lang	$485,000	$485,000	—

(1)	Mr. Berry was promoted to the position of Chief Financial Officer on January 1, 2023.

- 2024 Proxy Statement	31

Annual Incentive Plan

The goal of our AIP is to reward our executives for achievement in key areas of Company operational and financial performance as well as each executive’s individual contributions to Company success. Our NEOs are eligible to receive a cash incentive payment that is expressed as a percentage of the executive’s base salary (i.e., “target bonus”) under the AIP. Performance measures include corporate and individual performance against pre-established financial and operational metrics approved by the CHCM Committee at the beginning of the fiscal year.

These performance metrics established by the CHCM Committee for business leaders reflect both Company-wide and business-specific performance targets and result in a company performance factor (“CPF”). The amount payable for each NEO under the AIP can be adjusted upward or downward based on the individual performance factor (“IPF”), which is linked to specific, individualized business goals for each NEO. Actual bonus amounts are determined following completion of the performance year and are based on performance relative to these pre-established business and individual goals using the following formulas:

Executives can achieve a payout percentage of their target bonus ranging from zero for below-threshold performance, 50% for threshold performance, and up to a maximum of 200%, with 100% target goal achievement resulting in 100% payout of the individual’s target bonus for that performance metric, based on the extent to which objective pre-established financial and operational performance goals are achieved.

The total amount earned is subject to adjustment based on individual achievement as measured by an IPF. The IPF is a multiplier that ranges from 0 to 1.5 (subject to an overall payout cap of 250% of the target bonus). The IPF rating is based on individual performance against pre-established objectives and the embodiment of our Company’s core values and behaviors. The IPF and key performance indicators include both financial and non-financial Company objectives over which the executive has primary control.

Detail regarding the individual components of these formulas for fiscal year 2023, including a calculation of the payout percentages and description of the IPF component, follows below.

Key Executive Team Achievements

∎	Delivered strong sales growth (9% reported, 8% organic) and expanded adjusted EBITDA margins by 70 basis points

∎

Generated double-digit sales growth in the Company’s Reconstructive segment across all channels and geographies, and continued to outpace peers with 5% organic growth in the Prevention & Recovery segment

∎	Continued to accelerate growth through M&A, as recent acquisitions achieved double-digit growth and continued to scale

∎	Expanded the global reach of the Company’s Reconstructive segment with the transformational acquisition of LimaCorporate S.p.A.

∎

Launched numerous innovative new products across all business lines, including the EMPOWRTM revision system for total knee arthroplasty, the ARVIS 2.0TM augmented reality system for surgical navigation guidance, and the Evolve34 TM Lapidus Correction System

∎	Improved Company-wide employee engagement score by 2% over the prior year

∎

Continued to make progress on the Company’s diversity, equity and inclusion initiatives and expanded programming by two team member affinity groups, our global Women’s Leadership Group and the Black Leadership Group

32	- 2024 Proxy Statement

∎	Continued to build out the Company’s cybersecurity initiatives

∎	Advanced the Company’s environmental reporting initiatives, which included the publication of our initial scope 1 and scope 2 GHG emissions baseline

Bonus Calculation and Payment – Financial and Operational Metrics and 2023 Performance Results

For our NEOs, in 2023 we utilized financial targets based on net sales (as adjusted), and adjusted EBITDA for the Company performance factors. Performance targets were based upon Board-approved operational and financial goals for 2023 and represented significant progress in each category toward the achievement of the Company’s long-term growth objectives and aligned with the Board-approved corporate budget.

The financial and operational performance measures and corresponding weightings of these metrics for 2023 were as follows:

Measure	Weighting
Net sales (as adjusted)(1)	40%
Adjusted EBITDA(2)	60%

(1)

Net sales performance is measured by comparing (a) the actual US GAAP sales excluding unbudgeted acquisitions versus (b) the target sales adjusted for changes in currency translation exchange rates in order to create a constant currency view. Targets are adjusted for unbudgeted divested and discontinued operations.

(2)

Adjusted EBITDA is a non-GAAP measure and is calculated by adding to US GAAP operating income (a) depreciation and amortization expense; (b) adjustment categories included in the Company’s 2023 budget, including but not limited to restructuring, strategic transaction charges, EU MDR costs, inventory step-up and other non-cash charges relating to acquisitions, equity compensation costs, and unusual litigation costs; and (c) other nonrecurring charges for impairments of goodwill or intangibles, highly inflationary accounting, material tax, regulatory or accounting pronouncement changes, pension curtailment costs, material acquisition deal and integration costs, or material financing-related charges. Adjusted EBITDA performance is measured by comparing (a) the actual adjusted EBITDA, excluding unbudgeted acquisitions versus (b) the target adjusted EBITDA further adjusted for changes in currency translation exchange rates in order to create a constant currency view. Targets are adjusted for unbudgeted divested and discontinued operations.

Bonus Calculation – Target Bonus

The CHCM Committee annually reviews and approves AIP target bonus percentages for each executive officer in alignment with our compensation philosophy and taking into consideration the CHCM Committee’s competitive marketplace review. Targets as a percentage of base salary, which are set forth below, did not change from prior-year targets.

The 2023 corporate performance goals and achievement for each are set forth below. The net sales and adjusted EBITDA goals for 2023 are reflective of the Company’s smaller size following the separation. In setting these performance goals, the CHCM Committee considered the Company’s post-Separation structure as a focused med-tech growth company, and determined that it was appropriate to utilize criteria that were consistent with the Company’s strategic goals of revenue growth and margin expansion. As shown in the table, the weighted average performance result for the 2023 CPF was 122% of plan.

Measure	Weighting	Threshold	Target	Maximum	Achieved	CPF Based on Weighting
Net Sales (as adjusted)	40%	$1.588 billion	$1.654 billion	$1.786 billion	$1.693 billion	123%
Adjusted EBITDA	60%	$228 million	$260 million	$325 million	$269 million	121%
Weighted aggregate CPF for 2023						122%

- 2024 Proxy Statement	33

Bonuses for each of our NEOs, as calculated pursuant to the foregoing calculations, are set forth in the following table. These bonuses are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below on page 41.

NEO	Base Salary ($)		Target Bonus Percentage		Target Bonus ($)		CPF	Bonus before IPF application ($)	Individual Performance Factor (IPF)(1)		Executive Bonus Payment ($)
Mr. Trerotola	1,077,000	X	125%	=	1,346,250	X	122%	1,642,425	110%	=	1,806,668
Mr. Berry	575,000	X	75%	=	431,250	X	122%	526,125	100%	=	526,125
Mr. Shirley	850,000	X	100%	=	850,000	X	122%	1,037,000	105%	=	1,088,850
Mr. Pryor	579,000	X	80%	=	463,200	X	122%	565,104	110%	=	621,614
Ms. Lang	485,000	X	70%	=	339,500	X	122%	414,190	110%	=	455,609

(1)	Under the Annual Incentive Plan, the IPF can range from 0 – 150%.

Bonus Calculation—Individual Performance Factor

In addition to the target bonus percentages and financial and operational metrics discussed above, the third and final factor under our AIP is the IPF, as described above. The individual performance factors for each executive were determined after evaluating each NEO’s performance, including the key executive team achievements detailed on page 32 above. In 2023, certain non-financial Company objectives were considered in determining the IPFs for our NEOs, including among others, improvements in safety performance, advancement of diversity, equity and inclusion initiatives, employee engagement, development and retention of key leaders, and information security and compliance program enhancements.

Long-Term Incentives

The goal of our long-term incentive plan is to align the compensation of executives with the interests of stockholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in stockholder value. Long-term incentives also serve as retention instruments and provide equity-building opportunities for executives. Since 2020, annual equity awards have generally consisted of 50% PRSUs, 25% stock options, and 25% time-vesting RSUs. The CHCM Committee believes this further aligns the long-term interests of management and stockholders and promotes increased equity ownership among our executive officers.

Annual Grants under Omnibus Incentive Plan

On February 28, 2023, the CHCM Committee granted annual awards under the 2020 Omnibus Incentive Plan with a target aggregate value as set forth in the table below. Each NEO received 50% of their annual grant in the form of PRSUs, 25% in the form of stock options and 25% in the form of RSUs. Mr. Trerotola’s target aggregate grant value for 2023 reflects an increase of 4.5% over the prior year. In determining such increase, the CHCM Committee reviewed market data based on peer group benchmarking in order to determine a grant level that would be competitive with the market. The CHCM Committee also took into consideration other factors, including that Mr. Trerotola did not receive a base salary increase in 2020, 2021, 2022 or 2023.

In addition to his annual award with an aggregate value of $1,950,000, Mr. Pryor received a one-time retention RSU grant with a target value of $1,500,000 that vests ratably over three years from the date of grant, in recognition of the critical role that Mr. Pryor plays in developing and executing the Company’s M&A strategy, as well as its information technology and cybersecurity initiatives. The retention RSU grant further aligns Mr. Pryor’s incentives with that of our stockholders, is not retirement-eligible, and all unvested retention RSUs will be forfeited if Mr. Pryor’s employment is terminated prior to the final vesting date.

34	- 2024 Proxy Statement

Annual Grant Recipient	Total Aggregate Value of Grant ($)(1)
Mr. Trerotola	7,000,000
Mr. Berry	1,200,000
Mr. Shirley	3,000,000
Mr. Pryor	3,450,000
Ms. Lang	1,000,000

(1)

The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Instead, based on the target dollar value of equity awards and the allocation of the form of equity awards noted above, the actual number of RSUs and the target number of PRSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date. Additional details on amounts of the 2023 annual equity grants to our NEOs are shown under Grants of Plan-Based Awards for 2023 on page 43.

Stock options and RSUs vest in three equal annual installments beginning on the first anniversary of the grant date and PRSUs cliff vest at the end of the three-year measurement period to the extent of achievement of the relative TSR performance metric (vs. the S&P 500 Health Care Equipment & Supplies Industry Index) based on the following payout scale:

	3-Year TSR Percentile Rank*	Resulting Shares Earned (% of target)
Below Threshold	<30th	0%
Threshold	30th	50%
Target	55th	100%
Maximum	>80th	200%
Enovis negative absolute TSR results in max payout at target	—	100%

*	Linear interpolation between threshold and target and target and maximum.

As shown in the table above, the target payout is subject to achieving the relative TSR performance metric at the 55th percentile, which underscores the Company’s commitment to delivering and incentivizing above-median performance and returns to stockholders. In the event that the Company’s absolute TSR for the performance period is negative, the maximum payout is capped at target.

Additional Compensation Information

Other Elements of Compensation—Non-Qualified Deferred Compensation and Perquisites

The Company does not maintain an active pension plan and instead makes matching contributions to a tax-qualified 401(k) plan and Non-Qualified Deferred Compensation Plan. We established the Non-Qualified Deferred Compensation Plan, which provides participants the opportunity to defer a percentage of their compensation without regard to the compensation limits imposed by the Internal Revenue Code under our 401(k) plan, to allow our senior-level executives to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Enovis employees who are not limited by the Internal Revenue Code limits. For additional details concerning the Non-Qualified Deferred Compensation Plan, please see the Non-Qualified Deferred Compensation Table and the accompanying narrative disclosure. The Company also maintains the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO. The DJO Nonqualified Plan was frozen to new participants and future deferrals on December 31, 2019. Mr. Shirley holds an account balance in this legacy plan.

Aside from the benefits provided to Mr. Trerotola at the time of his hire, which include (i) an automobile allowance of $20,000 per year and (ii) personal use of a private aircraft chartered by the Company and/or personal financial planning services (or any combination thereof) in an aggregate amount not to exceed $100,000 in compensation income for any calendar year, we provide minimal perquisites to our executives. Such perquisites include (i) up to $10,000 in financial and tax planning services for senior executives and (ii) business-related items such as relocation assistance, which may be grossed up consistent with competitive market recruitment practices.

- 2024 Proxy Statement	35

Employment Agreements

Mr. Trerotola is party to an employment agreement with the Company. Mr. Trerotola’s employment agreement has an initial three-year term, subject to automatic one-year term extensions thereafter, unless we or Mr. Trerotola provides written notice in advance to terminate the automatic extension provision. Mr. Trerotola’s base salary may not be reduced below the amount previously in effect. In addition, Mr. Trerotola is entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 120% of his base salary then in effect. Mr. Trerotola’s agreement also provides severance benefits as well as enhanced change in control severance benefits only if a termination for “good reason” or other than for “cause” occurs within two years following the change in control (i.e., “double trigger” provisions).

Mr. Berry’s letter agreement, entered into upon his promotion to the position of Chief Financial Officer, provides that Mr. Berry’s base salary is a specified amount and that he is entitled to annual merit salary increases based on benchmarking and Company merit increase guidelines. In addition, Mr. Berry is entitled to receive an annual bonus as a percentage of his base salary. Mr. Berry’s letter agreement also provides severance and other benefits.

Mr. Shirley is party to a service agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019 and which was assumed as part of the acquisition. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless we or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. The employment agreement also provides severance benefits, but does not provide enhanced change in control benefits.

Mr. Pryor is party to an employment agreement with the Company. Mr. Pryor’s employment agreement has an initial two-year term, subject to automatic one-year term extensions thereafter, unless our Board or Mr. Pryor provides written notice in advance to terminate the automatic extension provision. Mr. Pryor’s base salary may not be reduced below the amount previously in effect without his written agreement. In addition, Mr. Pryor is entitled to participate in our Annual Incentive Plan with a target bonus amount no less than 50% of his base salary then in effect. Mr. Pryor’s agreement also provides severance benefits.

Ms. Lang’s letter agreement, entered into upon her hire, provides that Ms. Lang’s base salary is a specified amount and that she is entitled to annual merit salary increases based on benchmarking and Company merit increase guidelines. In addition, Ms. Lang is entitled to receive an annual bonus as a percentage of her base salary. Ms. Lang’s letter agreement also provides severance and other benefits.

In addition, during 2022 each of our NEOs other than Mr. Trerotola was party to a change in control agreement with the Company. Mr. Berry entered into a change in control agreement with the Company when he was promoted to the position of Chief Financial Officer. Under the change in control agreements, severance payable upon a change in control is only received upon the executive officer’s termination without cause or resignation for good reason within two years following, or the three months preceding, the change in control. The change in control agreements are designed to retain these executive officers and ensure their continued dedication to the Company notwithstanding a possible change in control.

Additional details regarding the material terms of these agreements are summarized under “Employment Agreements, Change in Control Agreements, Retention Agreements and Executive Officer Severance Plan” on page 46 and “Potential Payments Upon Termination or Change in Control” on page 52 and a summary of the material terms and eligibility requirements for the Executive Officer Severance Plan is provided under “Potential Payments Upon Termination or Change in Control.”

36	- 2024 Proxy Statement

Stock Ownership Policy and Stock Holding Requirements

Our stock ownership policy further aligns the long-term financial interests of Company executives with those of our stockholders while also serving as a risk mitigation tool. Each executive at a vice president level or higher must retain at least one-half of vested equity awards, less shares withheld or sold for tax withholding obligations, until the executive has accumulated shares of our common stock or other qualifying forms of equity having the value described below. The ownership value thresholds are as follows:

Leadership Position	Value of Shares
CEO	6x base salary
COO/EVP/SVP	3x base salary
VP	1x base salary

All of the Company’s NEOs have achieved these ownership targets as of the date of this Proxy Statement.

CEO Recommendations

During 2023, Mr. Trerotola provided recommendations to the CHCM Committee with respect to the compensation levels for our executive officers, other than for himself. These recommendations were based on his assessment of the executive officer’s relative experience, overall performance, and impact on the achievement of our financial and operational goals and strategic objectives, combined with perspective from the competitive review data. While the CHCM Committee took these recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its responsibilities as set forth in the CHCM Committee Charter.

Role of Compensation Consultants and Peer Data Review

Our CHCM Committee also obtains perspective from competitive data reviewed by FW Cook, the independent advisor to the CHCM Committee on matters of executive compensation. The CHCM Committee annually reviews the list of peer companies previously recommended by FW Cook to confirm that such peer group represent competitors for talent and business, our growth trajectory, revenue, market capitalization and overall scope and nature of operations. In the fall of 2021, the CHCM Committee, in consultation with FW Cook, reviewed the Company’s peer group in anticipation of the spin-off of ESAB Corporation, and selected a go-forward peer group for the Company to utilize following the completion of the spin-off. The new peer group reflects the Company’s transformation into a focused and growth-driven innovative medical technology company. No changes were made to the peer group in 2023. The peer group is as follows:

2023 Peer Group
Bio-Rad Laboratories (BIO)	Globus Medical (GMED)	ResMed (RMD)
Bruker (BRKR)	Haemonetics (HAE)	STERIS plc (STE)
CONMED (CNMD)	Hologic (HOLX)	Teleflex (TFX)
The Cooper Companies, Inc. (COO)	ICU Medical (ICUI)	Zimmer Biomet Holdings, Inc. (ZBH)
DENTSPLY SIRONA (XRAY)	Integra LifeSciences Holdings (IART)
Envista Holdings (NVST)	Masimo (MASI)

Competitive review data drawn from this group was utilized by the CHCM Committee as one of many reference points to assist in its compensation decisions, and for certain NEOs, competitive review data drawn from this group was used to “benchmark” the amount of compensation paid to such NEOs.

- 2024 Proxy Statement	37

Independence of Compensation Consultant

The CHCM Committee considered the independence of FW Cook in light of the SEC rules regarding conflicts of interest involving compensation consultants and NYSE listing standards regarding compensation consultant independence. The CHCM Committee requested and received a letter from FW Cook addressing conflicts of interest and independence, including specific factors enumerated in both relevant SEC rules and NYSE listing standards. The CHCM Committee discussed and considered these factors, and other factors it deemed relevant, and concluded that FW Cook is independent and that its work during 2023 did not raise any conflict of interest.

Compensation Program and Risk

As part of our continued appraisal of our compensation program, management, with oversight from the CHCM Committee, annually reviews our compensation policies and practices and the design of our overall compensation program in relation to our risk management practices and any potential risk-taking incentives. This assessment includes a review of the primary elements of our compensation program in light of potential risks:

Compensation Program Risk Considerations

Pay Mix

∎  Compensation program reflects an appropriate mix of short- and long-term incentives, which mitigate the risk of undue focus on short-term targets while rewarding performance in areas that are key to our long-term success.

∎  Base salaries are set at competitive levels to promote stability and provide a component of compensation that is not at risk.

Performance Metrics and Goals

∎  Distinct performance metrics are used in both our short-term (AIP) and long-term incentive plans.

∎  Our Annual Incentive Plan is designed with a payout scale (including a maximum cap) that supports our pay-for-performance philosophy, as set forth on page 32.

Long-Term Incentives

∎  The equity grant portion of our compensation program, combined with our stock ownership guidelines and stock holding requirements, is designed to align the long-term interests of our executives with those of our stockholders.

We have controls and other policies in place that serve to limit excessive risk-taking behavior within our compensation program, including, but not limited to, the following:

Compensation Risk Mitigation Components

Compliance Risk Mitigation

∎  Oversight of our compensation process and procedures by the CHCM Committee, each member of which has been determined by the Board to be independent under applicable SEC rules and NYSE listing standards;

∎  Internal controls over our financial reporting, which are maintained by management and reviewed as a part of our internal audit process and further reviewed and tested by our external auditors, as overseen by the Audit Committee; and

∎  Audit Committee oversight and review of financial results and non-GAAP metrics used in certain components of our AIP and long-term incentives.

Personnel Risk Mitigation	∎ Implementation of and training on Company-wide standards of conduct, as described on page 20 under “Standards of Conduct.”
Risk Mitigation Policies

∎  Provisions in the Company’s insider trading policy prohibiting hedging transactions that would allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities;

∎  A policy requiring prior legal department review and approval of any Rule 10b5-1 trading plans;

∎  A policy prohibiting pledging of Company shares; and

∎  A clawback policy applicable to all executive officers.

The CHCM Committee reviews with management the results of its assessment annually. Based on its most recent review, the CHCM Committee concluded that the risks arising from Company compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Additionally, the CHCM Committee also reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, pay equity, corporate culture, talent development and retention.

38	- 2024 Proxy Statement

Hedging Ban

Any director, officer or employee of the Company is prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

Pledging Ban

Our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Company stock that he or she directly or indirectly owns and controls.

Clawback Policy

Following the SEC’s approval of Section 303A.14 of the NYSE Listed Company Manual, in September of 2023 the CHCM Committee adopted a new, more stringent, clawback policy applicable to our current and former executive officers. Under the policy, in the event the Company is required to restate its financial results due to material non-compliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will recover will recover, reasonably promptly, any incentive-based compensation (including any cash or equity-based compensation) that was erroneously awarded to an executive officer during the three years prior to the date that the Company determines such restatement is required. Such recovery is required by the policy regardless of whether the applicable executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement and regardless of whether restated financial statements are filed by the Company. The Company may effect such recovery by requiring executive officers to repay such amount(s) to the Company, by reduction or cancelation of incentive-based compensation, by set-off, to the extent permitted by law, of erroneously awarded compensation against other compensation payable by the Company to the extent permitted by law, or such other means or combination of means as the CHCM Committee determines to be appropriate.

Equity Grant Practice

The CHCM Committee has the authority to grant equity awards. The Company does not time the grant of equity awards around material, non-public information. Through 2023, grant dates were determined either as of the date of CHCM Committee approval or on the date of a specific event, such as the date of hire or promotion, for certain executive officers. In February 2024, the Company updated its annual equity grant practice to provide that annual equity grants will be made approximately ten days following the Company’s release of its full-year financial results. The target grant value is translated into a number of shares underlying each grant using a valuation formula that, for PRSUs and RSUs, incorporates a 20-day average closing price up to and including the grant date, to avoid the potential volatility impact of using a single-day closing price.

The CHCM Committee has delegated authority to our CEO and Chief Human Resources Officer for non-annual grants of equity awards to team members who are non-executive officers. The aggregate grant date value of such equity awards may not exceed the amount authorized by the CHCM committee during the fiscal year period. For 2023, the authorized amount was $3,000,000. Such awards are subject to further restrictions on individual size, and awards must be made pursuant to the terms of award agreement forms previously approved by the Board or the CHCM Committee. The effective grant date of these awards is on the first trading day on or after the date of hire or promotion for newly hired employees following review and approval by the CEO or Chief Human Resources Officer, as applicable. The CHCM Committee receives a report of any grants made pursuant to this delegated authority at each regularly scheduled meeting.

Rule 10b5-1 Trading Plans by Executive Officers

Certain of our executive officers have adopted written stock trading plans in accordance with Rule 10b5-1 under the Exchange Act and our insider trading policy. A Rule 10b5-1 Trading Plan is a written document that pre-establishes the amount (or ratio), prices, and dates (or range of possible dates) of future purchases or sales of our common stock. These plans are entered into during an open window period in accordance with the terms of our insider trading policy. From time to time, certain NEOs have entered into such plans (i) to sell the percentage of vested shares necessary to satisfy applicable tax withholding obligations upon the vesting and delivery of PRSUs and RSUs, or (ii) to exercise options that are approaching the end of their term.

- 2024 Proxy Statement	39

∎	COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE REPORT

The Compensation and Human Capital Management (CHCM) Committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management. Based on its review and discussions with management, the CHCM Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2024 Proxy Statement and in the Company’s Annual Report on Form 10-K for 2023 by reference to the Proxy Statement.

Compensation and Human Capital Management Committee of the Board of Directors

Angela S. Lalor, Chair
Rajiv Vinnakota
Sharon Wienbar

40	- 2024 Proxy Statement

∎	EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)(5)	Total ($)
Matthew Trerotola	2023	1,077,000	—	5,678,701	1,750,010	1,806,668	—	462,256	10,774,635
Chief Executive Officer	2022	1,077,000	2,423,250	5,402,485	1,674,597	1,080,366	—	538,982	12,196,680
	2021	1,077,000	—	8,807,050	1,549,997	1,724,547	—	675,152	13,833,746
Philip “Ben” Berry(6)	2023	531,443	—	973,502	299,993	526,125	—	26,641	2,357,704
Chief Financial Officer

Brady Shirley	2023	850,000	—	2,433,756	750,008	1,088,850	—	81,177	5,203,791
President and Chief Operating Officer	2022	850,000	1,700,000	2,406,878	749,816	733,125	—	55,389	6,495,208
	2021	850,000	—	3,409,195	600,007	816,000	—	17,807	5,693,009
Daniel Pryor	2023	579,000	—	2,975,748	487,488	621,614	—	89,119	4,752,969
Executive Vice President, Strategy and Business Development	2022	579,000	1,042,200	1,580,192	487,382	364,770	—	91,392	4,144,936
	2021	575,608	—	2,627,914	462,506	621,615	—	71,739	4,359,382
Patricia Lang(6)	2023	485,000	—	811,247	249,994	455,609	—	70,979	2,072,829
Senior Vice President and Chief Human Resources Officer	2022	476,385	765,000	797,796	249,912	280,088	—	68,993	2,638,124

(1)	Amounts set forth in this column for 2022 reflect the cash payments made to each NEO pursuant to retention agreements entered into on March 5, 2021 related to the Separation.

(2)

Unless otherwise indicated below, amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 22, 2024. See “Long-Term Incentives” above on page 34. Assuming the maximum achievement of the performance goals applicable to the PRSUs, the grant date value of the PRSUs granted to the NEOs in 2023 would have been $6,504,491, $1,115,062, $2,787,656, $1,811,919 and $929,180 for Messrs. Trerotola, Berry, Shirley, Pryor, and Ms. Lang, respectively. For 2021, for each of Messrs. Trerotola, Pryor, and Shirley, in addition to such NEO’s annual grant under the 2020 Omnibus Incentive Plan, amounts include the grant date fair value of the retention RSU grants made to such NEOs under their respective Retention Agreements. See “RSU Grants Pursuant to Retention Agreements” on page 35 of the Company’s 2022 Proxy Statement as filed with the SEC on April 28, 2022 for further details.

At the time of the Separation, the CHCM Committee certified the performance results of the Company’s PRSU awards granted in 2020, 2021 and 2022, as the performance metrics of these awards would no longer have been appropriate measurements of performance following the Separation. Accordingly, the CHCM Committee certified the performance of the 2020 PRSU awards based on the Company’s relative TSR performance through December 31, 2021. At such date, two-thirds of the performance period was completed and the Company’s performance reflected a relative TSR ranking in the 40th percentile of the Index, which resulted in a payout at 70% of target. The CHCM Committee also certified the performance of the 2021 and 2022 PRSU awards to be paid at target when they vest. The certified PRSUs remain subject to continued employment of the executive during the vesting period. In arriving at such decisions, the CHCM Committee considered that the PRSUs were to be earned based on relative total shareholder return compared to the S&P MidCap 400 Industrials Index, and that following the Separation such metric would no longer be relevant since the Company would be changing from an industrial GICS code to one in the medical device industry and would also have a new set of peers. With respect to the 2021 and 2022 PRSU awards, the CHCM also considered that such awards were less than halfway through the performance period at the time of the Separation. For such modified PRSU awards, the amounts reported in the table above for 2022 include the incremental fair value of the modified awards, computed as of the date of modification in accordance with ASC Topic 718. See “2020, 2021 and 2022 PRSU Performance Determinations” on page 35 of the Company’s 2023 Proxy Statement as filed with the SEC on March 31, 2023 and “Outstanding Equity Awards at Fiscal-Year End” on page 44 for further details.

Incremental Value
Matthew L. Trerotola
2020 PRSU award	$258,120
2021 PRSU award	61,883
2022 PRSU award	175,070
$495,073
Brady Shirley
2020 PRSU award	$107,249
2021 PRSU award	23,952
2022 PRSU award	78,385
$209,586

- 2024 Proxy Statement	41

Incremental Value
Daniel Pryor
2020 PRSU award	$82,706
2021 PRSU award	18,421
2022 PRSU award	50,904
$152,031
Patricia Lang
2020 PRSU award	31,283
2021 PRSU award	7,964
2022 PRSU award	26,089
$65,336

(3)

Amounts represent the aggregate grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. See Note 14 to our consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on February 22, 2024. For 2023 grants, options were valued by the Black Scholes-based option value based on the closing price of our common stock on the date of grant. The exercise price for stock option awards equals the closing price of our common stock on the date of grant. See “Long-Term Incentives” above on page 34.

(4)

Amounts represent the payouts earned pursuant to our Annual Incentive Plan. For a discussion of the performance metrics on which the 2023 Annual Incentive Plan was based, including the weighting for each performance metric and the actual percentage achievement of the financial performance targets, see “Annual Incentive Plan” above on page 32.

(5)	Amounts set forth in this column for 2023 consist of the following:

Name	Company 401(k)/Deferred Compensation Plan Match and Contribution ($)(a)	Auto Allowance ($)(b)	Financial Services ($)(c)	Aircraft Usage ($)(d)	Supplemental Long-Term Disability Premiums ($)(e)	Group Term Life Insurance ($)(f)	Executive Physical ($)(g)	Total ($)
Mr. Trerotola	129,442	20,000	15,250	282,344	6,472	8,748	—	462,256
Mr. Berry	13,200	—	—	—	4,693	8,748	—	26,641
Mr. Shirley	63,325	—	—	—	9,104	8,748	—	81,177
Mr. Pryor	56,626	—	10,000	—	6,248	8,748	7,497	89,119
Ms. Lang	45,411	—	10,000	—	7,077	8,491	—	70,979

(a)

Amounts represent the aggregate Company match and Company contribution made by the Company during 2023 to such NEO’s 401(k) plan account and Non-Qualified Deferred Compensation Plan account. See the Nonqualified Deferred Compensation table and accompanying narrative for additional information on the Non-Qualified Deferred Compensation Plan.

(b)	For Mr. Trerotola, amount represents an annual cash allowance for car-related expenses pursuant to his employment contract.

(c)	Amount represents amounts for financial planning services as reimbursed by the Company during 2023.

(d)

Amount represents Company expenses incurred for private plane usage in 2023. The Company is billed directly for the charter flight services used for Mr. Trerotola’s personal travel. The imputed income to Mr. Trerotola for these flights as calculated under the tax rules was $27,414, based on the SIFL rates promulgated by the Internal Revenue Service. The Company does not gross-up or make whole Mr. Trerotola for the income imputed to his personal use of chartered flights.

(e)	Amount represents premiums for supplemental long-term disability insurance.

(f)	Amount represents premiums for a life insurance benefit equal to 1.5 times salary, capped at $1,125,000.

(g)	Amount represents reimbursement for physical examinations.

(6)	Ms. Lang became an NEO in fiscal year 2022 and Mr. Berry became an NEO in fiscal year 2023.

42	- 2024 Proxy Statement

Grants of Plan-Based Awards for 2023

The following table sets forth information with respect to grants of plan-based awards to our named executive officers during 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock or units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew L. Trerotola	Annual Incentive Plan	—	673,125	1,346,250	3,365,625	—	—	—	—	—	—	—
	PRSUs	2/28/2023	—	—	—	28,222	56,443	112,886	—	—	—	4,052,607
	RSUs	2/28/2023	—	—	—	—	—	—	28,221	—	—	1,626,094
	Stock Options	2/28/2023	—	—	—	—	—	—	—	66,922	57.62	1,750,010
Philip “Ben” Berry	Annual Incentive Plan	—	215,625	431,250	1,078,125	—	—	—	—	—	—	—
	PRSUs	2/28/2023	—	—	—	4,838	9,676	19,352	—	—	—	694,737
	RSUs	2/28/2023	—	—	—	—	—	—	4,838	—	—	278,766
	Stock Options	2/28/2023	—	—	—	—	—	—	—	11,472	57.62	299,993
Brady Shirley	Annual Incentive Plan	—	425,000	850,000	2,125,000	—	—	—	—	—	—	—
	PRSUs	2/28/2023	—	—	—	12,095	24,190	48,380	—	—	—	1,736,842
	RSUs	2/28/2023	—	—	—	—	—	—	12,095	—	—	696,914
	Stock Options	2/28/2023	—	—	—	—	—	—	—	28,681	57.62	750,008
Daniel Pryor	Annual Incentive Plan	—	231,600	463,200	1,158,000	—	—	—	—	—	—	—
	PRSUs	2/28/2023	—	—	—	7,862	15,723	31,446	—	—	—	1,128,911
	RSUs	2/28/2023	—	—	—	—	—	—	7,862	—	—	453,008
	RSUs	2/28/2023	—	—	—	—	—	—	24,190	—	—	1,393,828
	Stock Options	2/28/2023	—	—	—	—	—	—	—	18,642	57.62	487,488
Patricia Lang	Annual Incentive Plan	—	169,750	339,500	848,750	—	—	—	—	—	—	—
	PRSUs	2/28/2023	—	—	—	4,032	8,063	16,126	—	—	—	578,923
	RSUs	2/28/2023	—	—	—	—	—	—	4,032	—	—	232,324
	Stock Options	2/28/2023	—	—	—	—	—	—	—	9,560	57.62	249,994

(1)

Amounts represent potential payouts under our Annual Incentive Plan. Threshold estimated possible payouts incorporate a 0.5 IPF, target estimated possible payouts incorporate a 1.0 IPF and maximum estimated possible payouts incorporate the 250% maximum payout cap under the Annual Incentive Plan. For a discussion of the performance metrics and actual results and payouts under the plan for fiscal 2023 see the Compensation Discussion and Analysis and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above, respectively.

(2)

Amounts represent potential shares Issuable under performance-based restricted stock unit awards. The PRSUs may be earned at the end of the performance period upon certification by the CHCM Committee of the performance level that has been met. The PRSUs cliff vest at the end of the three-year performance period, if earned.

(3)

Amounts represent annual awards of restricted stock units. A retention RSU was awarded to Mr. Pryor in 2023 in addition to his annual award. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.

(5)

Unless otherwise indicated below, the amounts shown in this column represent the full grant date fair value of grants made to each NEO, as computed in accordance with FASB ASC Topic 718. PRSUs are valued based upon the probable outcome of the performance conditions associated with these awards as of the grant date and such calculation is consistent with the estimate of aggregate compensation cost recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

- 2024 Proxy Statement	43

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table shows, as of December 31, 2023, the number of outstanding stock options, performance-based restricted stock unit awards and restricted stock unit awards held by the named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Matthew L. Trerotola	182,572	—	45.69	2/24/2026	—	—	—	—
	70,246	—	64.03	2/23/2027	—	—	—	—
	37,453	18,726	76.34	2/21/2028	—	—	—	—
	20,906	41,813	70.88	2/16/2029	—	—	—	—
	—	66,922	57.62	2/27/2030	—	—	—	—
	—	—	—	—	158,773	8,894,463	—	—
	—	—	—	—	—	—	56,443	4,257,495
Philip “Ben” Berry	10,859	—	33.48	3/16/2027	—	—	—	—
	2,983	1,493	76.34	2/21/2028	—	—	—	—
	—	11,472	57.62	2/27/2030	—	—	—	—
	—	—	—	—	12,988	727,588	—	—
	—	—	—	—	—	—	9,676	729,861
Brady Shirley	33,499	—	45.69	2/24/2026	—	—	—	—
	14,498	7,249	76.34	2/21/2028	—	—	—	—
	9,361	18,722	70.88	2/16/2029	—	—	—	—
	—	28,681	57.62	2/27/2030	—	—	—	—
	—	—	—	—	66,463	3,723,257	—	—
	—	—	—	—	—	—	24,190	1,824,652
Daniel A. Pryor	43,363	—	68.79	2/12/2024	—	—	—	—
	106,670	—	56.79	3/7/2025	—	—	—	—
	61,974	—	45.69	2/24/2026	—	—	—	—
	22,503	—	64.03	2/23/2027	—	—	—	—
	11,175	5,588	76.34	2/21/2028	—	—	—	—
	6,084	12,170	70.88	2/16/2029	—	—	—	—
	—	18,642	57.62	2/27/2030	—	—	—	—
	—	—	—	—	70,541	3,951,707	—	—
	—	—	—	—	—	—	15,723	1,185,986
Patricia Lang	7,258	—	45.69	2/24/2026	—	—	—	—
	8,514	—	64.03	2/23/2027	—	—	—	—
	4,832	2,417	76.34	2/21/2028	—	—	—	—
	3,120	6,240	70.88	2/16/2029	—	—	—	—
	—	9560	57.62	2/27/2030	—	—	—	—
	—	—	—	—	22,156	1,241,179	—	—
	—	—	—	—	—	—	8,063	608,192

(1)

The vesting date of unvested stock option awards is set forth beside each option expiration date in the following chart. Note that the vesting date provided reflects when the options fully vest. Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.

44	- 2024 Proxy Statement

Option Grant Date	Option Expiration Date	Option Full Vesting Date (options vest over three-year period except as noted above)
2/13/2017	2/12/2024	2/13/2020
3/8/2018	3/7/2025	3/8/2021
2/25/2019	2/24/2026	2/25/2022
2/24/2020	2/23/2027	2/24/2023
3/17/2020	3/16/2027	3/17/2023
2/22/2021	2/21/2028	2/22/2024
2/17/2022	2/16/2029	2/17/2025
2/28/2023	2/27/2030	2/28/2026

(2)

For Mr. Trerotola, the amounts represent (i) 7,605 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (ii) 14,120 RSUs, the remaining portion granted to Mr. Trerotola on March 5, 2021 as a retention award related to the completion of the Separation that vests ratably over three years, beginning on March 5, 2022, (iii) 15,798 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (iv) 28,221 RSUs, an annual award that vests ratably over three years, beginning on February 28, 2024, (v) 45,635 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (vi) 47,394 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

For Mr. Berry, the amounts represent (i) 607 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (ii) 2,399 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (iii) 5,154 RSUs granted to Mr. Berry on June 1, 2022 upon his promotion, the remaining portion that vests ratably over three years, beginning on June 1, 2023, and (iv) 4,838 RSUs, an annual award that vests ratably over three years, beginning on February 28, 2024.

For Mr. Shirley, the amounts represent (i) 2,944 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (ii) 5,465 RSUs the remaining portion granted to Mr. Shirley on March 5, 2021 as a retention award related to the completion of the separation of the Company’s ESAB and DJO businesses that vests ratably over three years, beginning on March 5, 2022(iii) 7,073 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (iv) 12,095 RSUs, an annual award that vests ratably over three years, beginning on February 28, 2024 (v) 17,665 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (vi) 21,221 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

For Mr. Pryor, the amounts represent (i) 2,269 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (ii) 4,213 RSUs, the remaining portion granted to Mr. Pryor on March 5, 2021 as a retention award related to the completion of the separation of the Company’s ESAB and DJO businesses that vests ratably over three years, beginning on March 5, 2022, (ii) 4,598 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023 (iv) 7,862 RSUs, an annual award that vests ratably over three years, beginning on February 28, 2024, (v) 7,862 RSUs granted to Mr. Pryor on February 28, 2023 as a retention award, the remaining portion that vests ratably over three years, beginning on February 28, 2023, (vi) 13,616 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (vii) 13,793 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

For Ms. Lang, the amounts represent (i) 982 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 22, 2022, (ii) 1,823, RSUs, the remaining portion granted to Ms. Lang on March 5, 2021 as a retention award related to the completion of the separation of the Company’s ESAB and DJO businesses that vests ratably over three years, beginning on March 5, 2022, (iii) 2,358 RSUs, the remaining portion of an annual award that vests ratably over three years, beginning on February 17, 2023, (iv) 4,032 RSUs, an annual award that vests ratably over three years, beginning on February 28, 2024. (v) 5,888 RSUs, representing target achievement of a PRSU that vests on February 22, 2024, and (vi) 7,073 RSUs, representing target achievement of a PRSU that vests on February 17, 2025. The performance periods for these PRSUs ended at the time of the Separation in 2022, but such awards continue to have service requirements until the vesting date for each award.

(3)

The amounts shown in this column represent the market value of the unvested PRSUs or restricted stock units, as applicable, based on the closing price of the Company’s common stock on December 29, 2023, which was $56.02 per share, multiplied by the number of units, respectively, for each unvested award.

(4)

The amounts shown in this column reflect unearned PRSUs as of December 31, 2023. If earned, these PRSUs are then subject to an additional service-based vesting period. The amounts shown in this column reflect awards made in 2023 and show the target amount of PRSUs that may be earned at the end of the performance period upon certification by the CHCM Committee. These amounts would cliff vest at the end of the three-year performance period, if earned.

(5)

The amounts shown in this column represent the estimated value of the unearned PRSUs using a Monte Carlo simulation valuation model resulting in a value of $71.80 multiplied by the threshold number of units for each unvested and unearned performance stock award.

- 2024 Proxy Statement	45

Employment Agreements, Change in Control Agreements, Retention Agreements and Executive Officer Severance Plan

Messrs. Trerotola and Pryor are party to our current form of employment agreement for executive officers, which was adopted by the Company on September 15, 2010, Mr. Berry is party to an employment letter agreement entered into upon his promotion to the position of Chief Financial Officer and Ms. Lang is party to an employment letter agreement entered into upon her hire.

Mr. Shirley is party to an employment agreement with DJO, which he entered into prior to our acquisition of the DJO business in 2019. The agreement provides for a four-year initial term, with automatic one-year term extensions commencing November 14, 2020, unless the Company or Mr. Shirley provides written notice in advance to terminate the automatic extension provision. The agreement provides that Mr. Shirley’s base salary is a specified amount and that he is entitled to such increases as determined by the Board. In addition, Mr. Shirley is entitled to receive an annual bonus of 100% of his base salary. The employment agreement also provides severance benefits but does not provide change in control benefits.

Messrs. Berry, Pryor and Shirley and Ms. Lang are party to our current form of change in control agreement for executive officers, which was approved by the Board on October 27, 2020.

Employment Agreements, Change in Control Agreements and Other Agreements

Messrs. Trerotola and Pryor are each parties to an employment agreement based on the Company’s form of employment agreement for executive officers. Mr. Trerotola’s employment agreement has a three-year term and Mr. Pryor’s agreement has a two-year term and, in each case, is subject to automatic extension unless the Board or the executive provides written notice to terminate the automatic extension provision. In addition, in the case of Mr. Trerotola, in the event we undergo a “change in control” (as described below under “Potential Payments Upon Termination or Change in Control”) during the term of the employment agreement, the agreement will be automatically extended to the second anniversary of the change in control. Each officer’s base salary may not be reduced below the amount previously in effect without the written agreement of the executive.

With respect to the benefits payable to Mr. Trerotola under his agreement upon a change in control of Enovis, the benefits are only paid upon a “double trigger,” meaning a change in control event must occur and Mr. Trerotola must either be terminated without cause by Enovis (or its successor) or must resign for good reason.

On October 27, 2020, the Board approved a new form of change in control agreement for certain executive officers. Messrs. Berry, Pryor and Shirley and Ms. Lang are each parties to change in control agreements based on this form. The change in control agreements supersede and replace any prior agreement between the Company and such executive officers with respect to a “change in control” of the Company (as described below under “Potential Payments Upon Termination or Change in Control”).

Pursuant to the change in control agreements, upon a change in control of the Company, each executive officer will be entitled to an annual base salary, cash bonus opportunity and benefits package equal to or greater than the base salary, cash bonus opportunity or benefits package in effect for such executive officer immediately prior to the change in control. If during the two year period following, or the three month period preceding, a change in control of the Company, (a) the Company terminates the executive officer’s employment other than for cause or by reason of death or disability (as such terms are defined in the change in control agreements) or (b) the executive officer resigns for good reason (as such term is defined in the change in control agreements), the Company will pay the executive officer an amount equal to: (i) two times the annual base salary of such executive officer plus (ii) two times the target cash bonus opportunity of such executive officer. Any outstanding long-term equity incentive awards held by the executive officer will continue to be treated in accordance with the terms and conditions of the award agreements and plans pursuant to which such awards were granted.

Each change in control agreement has an initial two-year term, subject to automatic extension for successive one-year periods unless either the Company or the executive officer gives notice of non-renewal to the other or the agreement is otherwise terminated pursuant to its terms.

Additional information on certain benefits provided under the forms of employment agreement and change in control agreement in certain terminations or in connection with a change of control is discussed below under “Potential Payments Upon Termination or Change in Control.”

46	- 2024 Proxy Statement

Option Exercises and Stock Vested

The following table provides information regarding the vesting of earned PRSUs and RSUs during 2023. There were no stock options exercised by NEOs in 2023. The number of shares acquired upon vesting and the value realized before payment of any taxes and broker commissions is reflected below. Value realized represents the product of the number of shares received upon vesting and the closing market price of our common stock on the vesting date.

Option Exercises and Stock Vested During Fiscal 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew Trerotola	—	—	69,593	4,014,141
Philip “Ben” Berry	—	—	6,748	373,854
Brady Shirley	—	—	33,349	1,915,175
Daniel A. Pryor	—	—	21,583	1,242,940
Patricia Lang	—	—	8,825	510,509

Nonqualified Deferred Compensation

We maintain the Enovis (formerly Colfax) Corporation Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) to provide certain select members of management and other highly compensated employees, including each of the NEOs, with an opportunity to defer a stated percentage of their base compensation or their bonus compensation without regard to the compensation limits imposed by the Internal Revenue Code for our 401(k) plan. We established the Nonqualified Plan to allow these individuals to contribute toward retirement on a tax-effective basis in a manner that is consistent with other Enovis employees who are not limited by the Internal Revenue Code limits. The plan is “unfunded,” meaning there are no assets segregated for the exclusive benefit of plan participants.

The Nonqualified Plan allows the NEOs to defer up to 50% of their base salaries and up to 75% of their bonus compensation. In addition, during 2023 we matched up to 4% of all excess deferrals by the NEOs and provided a 2% Company contribution to our NEOs, other than Mr. Shirley and Mr. Berry. Eligible NEOs vest in these Company contributions to the Nonqualified Plan on the same terms as comparably contributions vest under the Company’s 401(k) plan.

Deferrals under the Nonqualified Plan are notionally invested among a number of different mutual funds, insurance company separate accounts, indexed rates or other measurement funds, which are selected periodically by the plan administrator to best match the funds offered in the qualified 401(k) plan. Each participating NEO can allocate his deferrals among these notional fund investment options and may change elections at any time by making a change of election with the plan administrator. Enovis notionally invests its match and contribution amounts in the same investment options in the same amounts and allocations as the reference funds selected by the officer.

Simultaneously with the executive’s election to defer amounts under the Nonqualified Plan, the executive must elect the time and form of payment for the deferred amounts, which may generally be either a lump sum distribution or in annual installments payable over a period of one to ten years following a specified date (that must be at least one year following the end of the year to which the officer’s deferral election relates) or at least six months following the officer’s separation from service. Limited changes to deferral elections are permitted in accordance with the terms of the Nonqualified Plan. If no election is made, the benefit will be paid in a lump sum on the last day of the month which occurs six months after the executive’s separation from service. Deferred amounts may alternatively be paid out in a lump sum in the event of an executive’s death or disability or in the event of an unforeseeable financial emergency, Furthermore, in the event the executive’s account balance at the time of his or her separation from service is less than $15,000, payment of the account balance will be made in a lump sum on or before the later of (i) December 31 of the calendar year of separation, or (ii) the date that is 2.5 months after the executive’s separation from service.

The Company also maintains the Enovis (formerly Colfax) Corporation Excess Benefit Plan (the “Excess Benefit Plan”) which was frozen to new participants and future new deferrals on December 31, 2015. Like the Nonqualified Plan, the Excess Benefit Plan is an unfunded non-qualified deferred compensation plan in which Mr. Pryor holds an account balance. Like the Nonqualified Plan, amounts deferred under the Excess Benefit Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections and the terms of the Excess Benefit Plan following a participant’s separation from service, death or disability.

- 2024 Proxy Statement	47

The Company also maintains the DJO Global Executive Deferred Compensation Plan (the “DJO Nonqualified Plan”), which was acquired in connection with the acquisition of DJO. The DJO Nonqualified Plan was frozen to new participants and future deferrals on December 31, 2019. Like the Nonqualified Plan, the DJO Nonqualified Plan is an unfunded non-qualified deferred compensation plan. Mr. Shirley holds an account balance in this plan. Like the Nonqualified Plan, amounts deferred under the DJO Nonqualified Plan are notionally invested in offered measurement funds as selected by the plan participant and will be distributed in accordance with participant elections. Deferred amounts may generally be paid out in either a lump sum distribution or in annual installments payable over a period of two to ten years following a specified date or the officer’s separation from service (subject to any required 6-month delay). Deferred amounts will alternatively be paid out in a lump sum in the event of an executive’s death.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Matthew L. Trerotola	153,602	116,242	333,511	—	2,501,327
Philip “Ben” Berry	—	—	—	—	—
Brady Shirley	58,094	50,125	30,685	—	259,401
Daniel A. Pryor	85,469	43,426	357,248	—	1,966,091
Patricia Lang	46,640	32,211	37,186	—	316,781

(1)	With respect to each applicable NEO, amounts represent deferred salary and deferred bonus amounts that are reported in the Summary Compensation Table above under the applicable column.

(2)	All amounts reported in this column for each applicable NEO are reported in the “All Other Compensation” column of the Summary Compensation Table above.

(3)	No amounts reported in this column for each applicable NEO are reported in the Summary Compensation Table above.

Potential Payments Upon Termination or Change in Control

The information below describes relevant employment agreement, change in control agreement, severance plan and equity plan provisions for payments upon termination or a change in control and sets forth the amount of compensation that could have been received by each of the NEOs in the event such executive’s employment had terminated under the various applicable triggering events described below as of December 31, 2023. The benefits discussed below are in addition to those generally available to all salaried employees, such as distributions under the 401(k) plan, health care benefits and disability benefits or vested amounts payable under the Nonqualified Plan and Excess Benefit Plan described above. In addition, these benefits do not take into account any arrangements that we may provide in connection with an actual separation from service or a change in control. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the NEOs should a separation from service or change-in-control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, the Company’s stock price, and the target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event.

Employment Agreements

Pursuant to the terms of the employment agreements with each of Messrs. Trerotola, Pryor and Shirley and the letter agreements with Mr. Berry and Ms. Lang, each executive is entitled to the following severance payments or benefits in the event the executive’s employment is terminated by us without “cause” or the executive resigns for “good reason,” in the case of Messrs. Trerotola and Pryor, or as a result of a “constructive termination,” in the case of Mr. Shirley (each as described below):

∎

For Mr. Trerotola, (i) the payment of his base salary then in effect for 24 months following termination, (ii) an amount equal to 200% of his target annual incentive bonus for the year of termination paid in equal installments over the 24 months following termination, and (iii) COBRA coverage for 24 months or until he becomes eligible for coverage by another company or is no longer eligible for COBRA;

∎

For Mr. Pryor, a lump sum payment equal to one times his base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual annual incentive payments made to the executive during the last three years);

48	- 2024 Proxy Statement

∎	For Mr. Shirley, a lump sum payment equal to one and a half times the sum of Mr. Shirley’s base salary in effect and his target annual incentive compensation for the year of termination;

∎

For Mr. Berry and Ms. Lang, a lump sum payment equal to one times the executive’s base salary in effect and the executive’s target annual incentive compensation for the year of termination, and either (i) continued Company-paid health and/or dental plan coverage for 12 months, until the executive becomes eligible for coverage by another company or until the executive would otherwise no longer eligible for COBRA; or (ii) COBRA coverage for 12 months or until the executive becomes eligible for coverage by another company or is no longer eligible for COBRA; and

∎

For each of Messrs. Trerotola, Berry, Pryor and Shirley and Ms. Lang, a lump sum payment equal to the executive’s pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan.

In the event we terminate Mr. Trerotola’s employment without “cause,” or Mr. Trerotola terminates his employment for “good reason” within three months prior to a “change in control event” (as described below), or two years after a “change in control”, the terms of his employment agreement would entitle him to the following severance payments or benefits:

∎

a lump sum payment equal to two times his base salary in effect and his target annual incentive compensation for the year of termination (or, if greater, the average of the two highest actual incentive payments made to him during the last three years);

∎

a lump sum payment equal to his pro rata annual incentive compensation for the year of termination subject to the performance criteria having been met for that year under the Annual Incentive Plan; and

∎

all equity awards will immediately vest, with any performance objectives applicable to performance-based equity awards deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination.

Mr. Shirley’s agreement does not provide for any additional payments or benefits in the event of a change in control or a termination in connection with a change in control. However, he is party to a change in control agreement, as further described under “Change in Control Agreements” below.

In each case described above, the executive’s right to the severance payments and benefits is conditioned on the executive’s execution of a waiver and release agreement in favor of the Company. In addition, each employment agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

Under Mr. Trerotola’s and Mr. Pryor’s agreements, in the event that any payment or benefit to the executives pursuant to the employment agreements or otherwise constitute excess parachute payments under Section 280G of the Internal Revenue Code such that they would trigger the excise tax provisions of the Internal Revenue Code, such payments are to be reduced so that the excise tax provisions are not triggered, but only upon determination that the after-tax value of the termination benefits calculated with the restriction described above exceed the value of those calculated without such restriction.

Mr. Trerotola’s and Mr. Pryor’s agreements further provide that, in the event it is determined that the willful actions of the executive have resulted in a material misstatement or omission in any report or statement filed by the Company with the SEC, or material fraud against the Company, the Company is entitled to recover all or any portion of any award or payment made to the executive.

For purposes of the employment agreements, the following terms generally have the following meanings:

∎

“cause” means conviction of a felony or a crime involving moral turpitude, willful commission of any act of theft, fraud, embezzlement or misappropriation against the Company or its subsidiaries or willful and continued failure of the executive to substantially perform his or her duties;

∎	“change in control” means:

–	a transaction or series of transactions pursuant to which any person acquires beneficial ownership of more than 50% of the voting power of the common stock of the Company then outstanding;

–

during any two-year consecutive period, individuals who at the beginning of the period constitute the Board (together with any new directors approved by at least two-thirds of the directors at the beginning of the period or subsequently approved) cease to constitute a majority of the Board;

- 2024 Proxy Statement	49

–

a merger, sale of all or substantially all of the assets of the Company or certain acquisitions of the assets or stock by the Company of another entity in which there is a change in control of the Company; or

–	a liquidation or dissolution of the Company.

∎	“change in control event” means the earlier to occur of a “change in control” or the execution of an agreement by the Company providing for a change in control.

∎	“constructive termination” means:

–	the Company’s failure to pay or cause to be paid the executive’s base salary or annual bonus, if any, when due;

–	a reduction in the executive’s base salary or target annual bonus;

–	any diminution in the executive’s title or any substantial and sustained diminution in the executive’s duties;

–	a relocation of the executive’s primary work location more than 50 miles without the executive’s prior written consent; or

–	the Company provides notice to the executive that it is electing not to extend the executive’s employment term.

∎	“good reason” means:

–

upon or following a change in control, the assignment to the executive of duties materially inconsistent with his position or any alteration of the executive’s duties, responsibilities and authorities, and then only if such adjustments or assignments are not the result of the conclusion by a significantly larger successor entity and its board of directors that such executive’s role needs to be altered;

–	the requirement for the executive to relocate his principal place of business at least 35 miles from his current place of business;

–	the Company’s failure to obtain agreement from any successor to fully assume its obligations to the executive under the terms of the agreement; or

–	any other failure by the Company to perform its material obligations under, or breach of the Company of any material provision of, the employment agreement.

Trerotola Pro-Rata Vesting Provisions

In addition, Mr. Trerotola’s CEO Performance Stock Unit Agreements provide that if he is terminated by the Company without “cause” (and not on account of disability) or resigns for “good reason” his outstanding performance-based equity awards shall vest pro-ratably only if the performance objectives are achieved as of the end of the performance period.

Change in Control Agreements

Pursuant to the terms of the change in control agreements with each of Messrs. Berry, Pryor and Shirley and Ms. Lang, in the event of a change in control, the executive will continue to be paid an annual base salary at a rate not less than such executive’s current fixed or base compensation and will be given a bona fide opportunity to earn the executive’s annual cash bonus opportunity for the year. In the event the executive’s employment is terminated by us without “cause” or the executive resigns for “good reason” (each as described below) during the two year period following, or the three month period preceding, a change in control, such executive is entitled to a lump sum payment equal to (i) two times the executive’s base salary plus (ii) two times the executive’s target annual cash bonus opportunity for the year.

Each executive’s right to the severance payments is conditioned on the executive’s execution of a general release of claims in favor of Enovis. In addition, each change in control agreement contains standard confidentiality covenants, non-disparagement covenants, non-competition covenants and non-solicitation covenants.

In the event that any payment or benefit under the change in control agreements would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would have the effect of decreasing the after-tax amounts received by the executive, the executive has the right to reduce or eliminate any such payment or benefit to avoid having the payment or benefit being deemed a parachute payment.

50	- 2024 Proxy Statement

For purposes of the change in control agreements, the following terms have the following meanings:

∎	“cause” means that, prior to any termination, the executive committed:

–	an intentional act of fraud, embezzlement or theft in connection with his employment by the Company or any subsidiary;

–	intentional wrongful damage to property of the Company or its subsidiaries;

–	intentional wrongful disclosure of secret processes or confidential information of the Company or its subsidiaries;

–	conviction of a criminal offense; or

–

intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty. and any such act is materially harmful to the Company and its subsidiaries taken as a whole.

∎	“change in control” means any of the following:

–

the acquisition by any person of beneficial ownership of more than 50% of the then-outstanding common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company, subject to certain exceptions;

–

individuals who constitute the Board as of the date of the change in control agreement (together with any new directors approved by the vote of at least a majority of the directors comprising the Board as of the date of the change in control agreement or subsequently approved) cease for any reason (other than death or disability) to constitute at least a majority of the Board;

–	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions; or

–	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

∎	“good reason” means:

–

failure to maintain the executive in the positions with the Company or its subsidiaries which the executive held immediately prior to the change in control or the removal of the executive as a director of the Company, if applicable;

–

a material reduction in the nature or scope of responsibilities or duties attached to the positions the executive held with Enovis and its subsidiaries immediately prior to the change in control, a material reduction in the executive’s base salary and annual cash bonus opportunity or the termination or material modification of the material employee benefits available to the executive immediately prior to the change in control;

–

the liquidation, dissolution, merger, consolidation or reorganization of the Company or a transfer or all or a significant portion of its business and/or assets, unless the successor has assumed all of the Company’s duties and obligations under the change in control agreement;

–

the Company relocates its principal executive offices, or the Company or any subsidiary requires the executive to have his principal location of work changed, to any location more than 50 miles from the location immediately prior to the change in control or the Company or its subsidiaries require the executive to travel significantly more than was required prior to the change in control; or

–	any material breach of the change in control agreement by the Company or any successor.

Equity Awards

The vesting of outstanding equity awards, other than performance-based awards, accelerates in full upon the death or total and permanent disability of the grantee or, unless assumed or substituted as discussed below, upon a “corporate transaction” (as defined below). The vesting of the outstanding PRSUs accelerates in full upon the death or total and permanent disability of the grantee only if and when the performance criteria for such award are achieved as of the end of the performance period upon certification of the same by the CHCM Committee, or immediately if the performance period has already ended and the CHCM Committee has certified that the performance criteria have been achieved. The outstanding PRSUs will terminate and cease to vest upon a “corporate transaction,” unless prior to the corporate transaction the achievement of the performance criteria is certified by the CHCM Committee, in which case the vesting for the award will accelerate in full unless assumed or substituted as discussed below. While these benefits are available to all of our equity plan participants equally, pursuant to SEC requirements, we have included these acceleration benefits in the table below. In addition, in the event of termination of service other than for death, disability or cause, any stock option awards will remain exercisable to the extent vested for 90 days after termination of service.

- 2024 Proxy Statement	51

A “corporate transaction” under any outstanding equity awards is generally defined as:

∎	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which we are not the surviving entity;

∎	a sale of substantially all of our assets to another person or entity; or

∎

any transaction which results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

Accelerated vesting upon a “corporate transaction” will not occur to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. If an award is assumed or substituted in connection with a corporate transaction and the holder is terminated without cause within a year following a change in control, the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the CHCM committee shall determine.

Estimate of Payments

The following table provides information related to compensation payable to Messrs. Trerotola, Berry, Shirley and Pryor and Ms. Lang, assuming termination of such executive’s employment on December 31, 2023, or assuming a change of control or corporate transaction with corresponding qualifying termination occurred on December 31, 2023. Amounts also assume the price of our common stock was $56.02, the closing price on December 29, 2023, the last trading day of the fiscal year.

Potential Payments Upon Termination or Change of Control

Executive	Matthew L. Trerotola ($)	Philip “Ben” Berry ($)	Brady Shirley ($)	Daniel A. Pryor ($)	Patricia A. Lang ($)
Employment Agreement/Severance Plan Benefits:
Termination without “cause” or for “good reason” (for all NEOs other than Mr. Shirley) or “constructive termination” (for Mr. Shirley)
Payment Over 24 Months/18 Months/Lump Sum Payment(1)	4,846,500	1,006,250	2,550,000	1,042,200	824,500
Pro Rata Incentive Compensation(2)	1,346,250	431,250	850,000	463,200	339,500
Termination in connection with a “change of control”
Lump Sum Payment	4,846,500	2,012,500	3,400,000	2,084,400	1,649,000
Pro Rata Incentive Compensation(2)	1,346,250	—	—	—	—
Accelerated Stock Options(3)	1,885,969	244,762	346,045	640,191	74,975
Accelerated PRSUs(4)	4,257,495	729,861	1,824,652	1,185,986	608,192
Accelerated RSUs(4)	8,894,463	727,588	3,723,257	3,951,707	1,241,179
NQDC Plans/Pension(5)	2,501,327	—	259,401	1,966,091	316,781

(1)	For Messrs. Trerotola and Shirley, the amount is paid over the 24 months and 18 months, respectively, following termination. For the other NEOs, the amount is paid as a lump sum.

(2)	Assumes achievement at target.

(3)

In addition to accelerated vesting pursuant to Messrs. Trerotola’s and Pryor’s employment agreements, stock options accelerate upon death, total and permanent disability, and, unless assumed or substituted as discussed above, upon a “corporate transaction” as defined above.

(4)

Under Messrs. Trerotola’s and Pryor’s employment agreements, in the event of a termination in connection with a change in control, the performance objectives applicable to unearned PRSUs will be deemed to have been met at the greater of (i) the target level at the date of termination, and (ii) actual performance at the date of termination. In addition to accelerated vesting pursuant to the employment agreements, RSUs and earned but unvested PRSUs for which the performance criteria have been certified as achieved, accelerate upon death, total and permanent disability and, unless assumed or substituted as discussed above, upon a “corporate transaction” as defined above.

(5)

Amounts represent the aggregate balance of the NEO’s Excess Benefit Plan or Non-Qualified Deferred Compensation account as of December 31, 2023. For more details on these plans, see “Nonqualified Deferred Compensation” above.

52	- 2024 Proxy Statement

∎	CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated associate and the annual total compensation of Mr. Trerotola, our President and Chief Executive Officer. The pay ratio included in this section is a reasonable estimate calculated in a matter consistent with Item 402(u) of Regulation S-K.

For 2023:

∎	The annual total compensation of the median compensated of all of our employees (other than our CEO) was $40,407; and

∎	The annual total compensation of Mr. Trerotola, as presented in the Summary Compensation Table, was $10,774,635.

Based on this information, for 2023 the ratio of the annual total compensation of Mr. Trerotola, our Chief Executive Officer, to the annual total compensation of our median compensated employee was 267 to one.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify our median compensated employee, as well as to determine the annual total compensation of this “median employee”:

∎

We determined that, as of December 31, 2023, our employee population consisted of approximately 6,005 persons, of whom approximately 2,133 were employed in the United States and approximately 3,872 were employed outside the United States, based on our payroll records;

∎	We selected December 31, 2023 as the date upon which we would identify the “median employee”;

∎	We annualized the compensation of team members employed by us for less than a full fiscal year;

∎	Based on payroll data for all employees, we used annualized base salary or base pay rate to identify our median employee, who was a full-time, hourly associate in Sweden; and

∎

Once the median employee was identified, we calculated the elements of this employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-X, resulting in annual total compensation of $40,407 as of December 31, 2023.

- 2024 Proxy Statement	53

∎	PAY-VERSUS-PERFORMANCE
Disclosures Concerning
Pay-Versus-Performance
This disclosure is being provided as required by the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K promulgated under the Exchange Act, and certain measures disclosed in the table below, including “Compensation Actually Paid,” are calculated in accordance with those rules. For a description of the CHCM Committee’s processes, policies, and considerations when setting compensation and evaluating performance, please see the “Compensation Discussion and Analysis” beginning on page 27.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:			Net Sales (as adjusted) (thousands) (5)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	GAAP Net Income (in thousands)
2023	$10,774,635	$11,810,926	$3,596,823	$3,819,599	$89.52	$99.63	$(33,261)	$1,693,000
2022	$12,196,680	$9,697,518	$4,438,420	$3,382,267	$85.53	$105.61	$(13,292)	$1,560,000
2021	$13,833,746	$14,132,803	$4,459,993	$4,901,370	$126.36	$137.80	$71,657	$3,777,000
2020	$8,279,886	$8,899,729	$3,122,439	$2,614,846	$105.11	$133.15	$42,625	$3,071,000

(1)
Mr. Trerotola was the Company’s PEO for the entirety of 2023, 2022, 2021 and 2020. Compensation “Actually Paid” reported in this
column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:

	2023	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$10,774,635	$12,196,680	$13,833,746	$8,279,886
Less:
SCT – Stock Awards	5,678,701	5,402,485	8,807,050	4,429,992
SCT – Option Awards	1,750,010	1,674,597	1,549,997	1,443,739
Plus:
Fair value of awards granted during covered year that remain outstanding and unvested as of the last day of the covered year	7,512,824	4,964,465	10,720,775	6,330,558
Change in fair value as of the last day of the covered year of outstanding and unvested awards granted in prior years	424,787	(5,329,759)	(702,650)	321,309
Change in fair value as of the vesting date of awards granted in prior years that vested during the covered year	527,391	4,943,214	637,979	(158,294)
Compensation Actually Paid	11,810,926	$9,697,518	$14,132,803	$8,899,729

54	- 2024 Proxy Statement

(2)
For 2023, the individuals included in the
non-PEO
NEO Average were Messrs. Berry, Pryor, and Shirley and Ms. Lang. For 2022, 2021 and 2020, the individuals included were Messrs. Pryor and Shirley, Mr. Christopher M. Hix, who served as Executive Vice President and Chief Financial Officer through December 31, 2022, and Mr. Shyam Kambeyanda, who served as Executive Vice President, President and CEO of the Company’s ESAB business segment prior to the completion of the Separation. Average Compensation “Actually Paid” to the Company’s
Non-PEO
NEOs reported in this column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:

	2023	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$3,596,823	$4,438,420	$4,459,993	$3,122,439
Less:
SCT – Stock Awards	1,798,563	1,519,216	2,463,422	1,639,643
SCT – Option Awards	446,871	371,778	484,376	334,370
Plus:
Fair value of awards granted during covered year that remain outstanding and unvested as of the last day of the covered year	2,257,236	1,196,776	2,856,735	1,895,935
Change in fair value as of the last day of the covered year of outstanding and unvested awards granted in prior years	96,325	(1,334,268)	(153,300)	(159,673)
Change in fair value as of the vesting date of awards granted in prior years that vested during the covered year	114,649	972,333	685,740	(269,842)
Compensation Actually Paid	$3,819,599	$3,382,267	$4,901,370	$2,614,846

(3)
The amounts set forth under the heading “Total Shareholder Return” (“TSR”) reflect the year-over-year value, as of the end of the applicable fiscal year, of a hypothetical initial investment in the Company’s common stock of $100 made on December 31, 2019.

(4)
The amounts set forth under the heading “Peer Group TSR” reflect the year-over-year value, as of the end of the applicable fiscal year, of a hypothetical initial investment of $100 made on December 31, 2019 into the S&P 500 Health Care Equipment & Supplies Industry Index (the “New Peer Group”), which the Company selected as its published industry or line-of-business
index for purposes of the performance graph required under Item 201(e) of Regulation
S-K
in its Form
10-K
for the year ended December 31, 2023, replacing the S&P 400 Industrial Index (the “Prior Peer Group”) which the Company had previously used as its historical benchmark for purposes of Item 201(e) of Regulation
S-K
in the years ended 2022, 2021 and 2020. Following the Separation, we believe that the S&P 500 Health Care Equipment & Supplies Industry Index represents a more appropriate peer group. Set forth below are comparisons of our cumulative TSR to the cumulative TSR of the New Peer Group and the cumulative TSR of the Prior Peer Group, in each case assuming an initial hypothetical fixed investment of $100 made on December 31, 2019.

Year	Total Shareholder Return	New Peer Group Total Shareholder Return	Prior Peer Group Total Shareholder Return

2023	$89.52	$99.63	$174.04
2022	$85.53	$105.61	$132.42
2021	$126.36	$137.80	$149.62
2020	$105.11	$133.15	$116.49

(5)
While the Company considers several financial measures to be important, the CHCM Committee selected Net Sales (as adjusted) as the Company-Selected Measure for 2023. This performance measure may not have been the most important financial measure for years 2021 and 2020 and we may determine a different financial performance measure to be the Company-Selected Measure in future years.

Relationship Between Enovis Total Shareholder Return and “Compensation Actually Paid”
During 2023, the “Compensation Actually Paid” to our PEO and our
non-PEO
NEOs (on average) increased from the prior year, as did the Company’s TSR. This relationship can be partially attributed to the Company’s use of relative TSR as a metric for its PRSU awards during the disclosed period. Further, because a significant portion of NEO compensation is granted through PSUs or RSUs which track the Company share price, if the Company’s stock price increases (and TSR likewise increases), the value of a NEO’s long-term incentives will generally increase proportionately. Similarly, as the Company’s stock price decreases, the value of a NEO’s long-term incentives will generally decrease proportionately.
Relationship Between Net Income and “Compensation Actually Paid”
The Company does not directly employ net income as a financial performance measure upon which named executive officer compensation may be earned. However, net income movements are indirectly tracked through our use of certain non-GAAP
metrics in our annual incentive plan, which included Adjusted EBITDA in 2023 and 2022, and Adjusted EBITA and Adjusted EPS in 2021 and 2020. Accordingly, “Compensation Actually Paid” includes bonuses earned in 2023, 2022, 2021 and 2020 that were based in part on the Company’s achievement against Adjusted EBITDA, Adjusted EBITA and Adjusted EPS targets.

- 2024 Proxy Statement	55

Relationship Between Net Sales (as adjusted) and “Compensation Actually Paid”
Net Sales (as adjusted) represents actual U.S. GAAP sales excluding unbudgeted acquisitions. Net Sales (as adjusted) has served as a key financial performance measure (40% weighting in 2023 and 2022, 25% in 2021, component of Q1 2020 bonus opportunity) upon which Annual Incentive Plan bonuses have been able to be earned. When measuring Net Sales (as adjusted) performance, target sales are adjusted for changes in currency translation rates in order to create a constant currency view. Net Sales (as adjusted) factors into the computation of “Compensation Actually Paid”, which includes bonuses that were based in part on the Company’s achievement against Net Sales (as adjusted) targets. For more information on the weighting of Net Sales (as adjusted) in the determination of the Company’s 2023 annual incentive plan bonuses, see “Annual Incentive Plan – Bonus Calculation – Target Bonus” on page 33.
Comparison Between Enovis TSR and Peer Group TSR
Over the four-year period measured in the table above, the Company’s TSR has decreased, while the TSR of the S&P 500 Health Care Equipment & Supplies Industry Index also decreased over the same period. Our cumulative TSR during the four-year measurement period was less than that of the peer group, which we believe can be partially attributed to the COVID-19 pandemic and macroeconomic conditions having different impacts on our Company relative to many other companies in the S&P 500 Health Care Equipment & Supplies Industry Index. Our TSR outperformed the S&P 500 Health Care Equipment & Supplies Industry Index during fiscal year 2023, the most recent year of the measurement period. Relative TSR performance measured against the S&P 500 Health Care Equipment & Supplies Industry Index has been included as a performance measure for the Company’s 2023 PRSU grants.
Most Important Financial Measures
The below tabular list identifies the financial measures We deemed to be the most important financial measures for 2023 for linking the compensation of the Company’s named executive officers to the performance of the Company. For additional information on these measures, please see “Compensation Discussion and Analysis” beginning on page 27.

Most Important Financial Measures
Net Sales (as adjusted)
Adjusted EBITDA
Relative TSR

56	- 2024 Proxy Statement

∎	EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity plan information as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans approved by Company stockholders	2,550,949		$59.71	1,045,296

Stock options	1,496,143		$59.71	—

Restricted stock units	620,203		—	—

Performance-based restricted stock units	434,603	(2)	—	—

Equity compensation plans not approved by Company stockholders	—		—	—

TOTAL	2,550,949		$59.71	1,045,296

(1)

The weighted average exercise price does not take into account the shares issuable upon outstanding restricted stock units and performance-based restricted stock units vesting, which have no exercise price.

(2)

This number reflects shares that will be issued at the maximum vesting amount for outstanding performance-based restricted stock units (PRSUs) granted in 2023. For the outstanding 2021 and 2022 PRSU awards, the final achievement was determined by the CHCM Committee as of April 4, 2022, the date of the Separation. The achievement factors, which were determined in accordance with the appliable criteria established by the CHCM Committee, were 100% of target for the 2021 and 2022 PRSU awards.

- 2024 Proxy Statement	57

Proposal 3	Approval of Named Executive Officers’ Compensation, on a Non-Binding Advisory Basis (“Say-on-Pay”)

We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Pursuant to Section 14A of the Exchange Act, we are asking that you vote on the following advisory resolution:

RESOLVED, that the 2023 compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Though the vote is non-binding, the Compensation and Human Capital Management Committee and the Board of Directors value your opinion and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions. At this time, we intend to seek stockholder approval of our executive compensation program on an annual basis and thus expect the next such vote to occur at our 2025 Annual Meeting of Stockholders.

Why You Should Approve Our Executive Compensation Program

As discussed in our Compensation Discussion and Analysis, we believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, and our focus remains on linking compensation to performance while aligning the interests of management with those of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the advisory vote approving the compensation of our named executive officers.

Board Recommendation

The Board unanimously recommends that you vote FOR Proposal 3, which is advisory approval of Enovis’ named executive officer compensation as disclosed in this Proxy Statement. We strongly urge stockholders to review our entire Compensation Discussion and Analysis and the accompanying tables, which provides complete information on the compensation awarded to the named executive officers and the reasoning supporting those awards.

58	- 2024 Proxy Statement

Proposal 4	Approval of an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan

We are asking our stockholders to approve a second amendment (the “Amendment”) to our 2020 Omnibus Incentive Plan, as amended (the “2020 Plan” and together with the Amendment, collectively the “Amended 2020 Plan”). On March 22, 2024, upon recommendation of the CHCM Committee, the Board approved the adoption of the Amendment subject to approval by the Company’s stockholders at the Annual Meeting. We are asking stockholders to consider and vote upon a proposal to approve the Amendment. If approved by our stockholders, the Amendment would authorize an additional 2,100,000 shares of common stock, $0.001 par value per share, of the Company (which we refer to in this Proposal 4 as shares of common stock) for issuance under the 2020 Plan effective May 20, 2024. The Amendment would not make any other changes to the 2020 Plan. If the Amendment is not approved by the Company’s stockholders, the 2020 Plan will continue to operate in accordance with its current terms.

The Board recommends that you vote for the approval of the Amendment in order to allow the Company to continue our equity-based, pay-for-performance compensation philosophy. The number of shares of common stock that remain available for issuance under the 2020 Plan may not be sufficient to satisfy our equity compensation needs for 2024 and beyond. Equity compensation aligns the compensation of our non-employee directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation. As of March 25, 2024, approximately 239 of our regular, full-time employees held outstanding equity awards.

The affirmative vote of a majority of our shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the Amendment. Our executive officers and non-employee directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2020 Plan.

The material features and provisions of the 2020 Plan are summarized below. The full text of the 2020 Plan, as amended, is attached as Appendix A and the proposed Amendment is attached as Appendix B to this Proxy Statement. The summary of the 2020 Plan set forth below also assumes the approval of the Amendment. Other than the changes proposed to be made by the Amendment described above, no other terms or conditions of the 2020 Plan will change pursuant to the Amendment. The following description is not complete and is qualified in its entirety by reference to those appendices.

Share Request Background

Our stockholders originally approved the 2020 Plan at the 2020 annual meeting of stockholders; at that time, the 2020 Plan initially authorized the issuance of an aggregate of 4,430,000 shares of common stock under the 2020 Plan. At the 2022 annual meeting of stockholders, our stockholders approved an amendment to the 2020 Plan authorizing an additional 745,000 shares of common stock for issuance under the 2020 Plan. We currently have approximately 2,221,666 shares of common stock available for issuance under the 2020 Plan, which number reflects the adjustments made in connection with the one-for-three reverse stock split of the Company’s common stock following the spin-off of ESAB Corporation from the Company on April 4, 2022. In addition, certain outstanding awards granted under the 2020 Plan have been adjusted in a manner to preserve the aggregate intrinsic value of the awards following the completion of the spin-off of ESAB Corporation (see the Existing Plan Benefits table below for more information). As of March 25, 2024, 427,057 shares of common stock remain available for grants under the 2020 Plan. With the proposed 2,100,000 share increase under the Amendment, 4,321,666 will be available for issuance under the 2020 Plan, which represents approximately 8% of our 54,840,388 shares outstanding as of March 25, 2024. Absent an increase in the number of authorized shares under the 2020 Plan, we may not have sufficient shares to meet our anticipated equity compensation needs for the next year. Therefore, if this Proposal 4 is not approved by our stockholders, we believe our ability to attract, motivate and retain the talent we need to compete in our industry would be seriously and negatively impacted and this could affect our long-term success.

Highlights of the Amended 2020 Plan

The 2020 Plan authorizes the CHCM Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based stock, performance-based stock units, dividend equivalents, and unrestricted stock awards for the purpose of providing our non-employee directors, officers and other employees (and those of our subsidiaries and affiliates) with incentives and rewards for performance.

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We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and non-employee directors and that the ability to provide equity-based and incentive-based awards under the Amended 2020 Plan is critical to achieving this success. We would be at a competitive disadvantage if we could no longer use share-based awards to recruit and compensate our non-employee directors, officers and other employees.

Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation and our maintenance of sound governance practices in granting awards include:

Performance-Based Awards. The 2020 Plan provides that the payment of dividend equivalents with respect to performance-based awards will accumulate, be deferred and only paid contingent upon the level of achievement of the applicable management performance goals.

Clawback. All amounts paid to a grantee under the 2020 Plan are subject to recovery under any law, governmental regulation, stock exchange listing requirement or any policy adopted by the Company and may be deducted or clawed back in accordance with such law, regulation or policy.

Minimum Vesting Period. The 2020 Plan requires that nearly all awards granted under it be subject to a one-year minimum vesting period.

Limitation on Awards to Outside Directors. The aggregate equity-based and cash compensation granted under the 2020 Plan or otherwise to Outside Directors during any calendar year will not exceed $350,000, except in the instance of a newly-elected or appointed director or a newly-designated lead director or chair, which limit is then increased to $700,000.

No Discounted Options or Stock Appreciation Rights. The 2020 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our shares of common stock on the grant date.

No Repricing of Options or Stock Appreciation Rights. The 2020 Plan prohibits the repricing of options or stock appreciation rights (outside of certain corporate transactions or adjustment events described in the Amended 2020 Plan) without stockholder approval.

Independent Committee Administration. Awards to our named executive officers under the 2020 Plan will be granted by a committee composed entirely of independent directors.

Term of the 2020 Plan. No awards may be granted under the 2020 Plan more than ten years from the date of initial stockholder approval of the 2020 Plan.

Summary of Material Terms of the 2020 Plan

Shares of Common Stock Available. Subject to adjustment as provided in the Amendment and the approval of this Proposal 4 by stockholders at the Annual Meeting, the number of shares of common stock that may be issued or transferred:

∎	upon the exercise of options or stock appreciation rights;

∎	as restricted shares released from substantial risks of forfeiture;

∎	in payment of performance shares or performance units that have been earned;

∎	in payment for restricted stock units;

∎	in payment for other share-based awards; or

∎	in payment of dividend equivalents paid with respect to awards made under the 2020 Plan will not exceed, in the aggregate, 4,321,666 shares. Such shares may be shares of original issuance or treasury shares or a combination of both.

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The share reserve under the 2020 Plan will be reduced on a one-for-one basis for shares covered by an award. Canceled, terminated, expired, forfeited or lapsed Awards (in whole or in part) shall be added back to the aggregate number of shares of stock reserved and available for issuance pursuant to awards granted under the 2020 Plan (“Total Available Shares”). Any stock-related award that is settled in cash or other consideration shall be added back to the Total Available Shares reserve and available again for issuance. Shares of stock withheld or deducted from an award by the Company to satisfy tax withholding requirements relating to options or stock appreciation rights shall not be added back to the Total Available Shares reserve, but shares of stock withheld or deducted by the Company to satisfy tax withholding requirements relating to full value awards shall be added back to the Total Available Shares reserve and available again for issuance pursuant to awards granted under the Amended Plan. Performance awards (other than an option or stock appreciation right) where performance criteria were not met shall be added back to the Total Available Shares reserve and shall be available again for issuance pursuant to awards granted under the 2020 Plan. Substitute awards granted will not count against the Total Available Share reserve.

If the full number of shares of stock subject to an option or a stock-settled stock appreciation right is not issued upon exercise of such option or stock appreciation right for any reason, including by reason of a net settlement or net exercise, all such shares of stock that were covered by the exercised option or stock appreciation right shall not be added back to the Total Available Shares reserve. If the exercise price of an option is satisfied by the grantee delivering shares of stock to the Company (by either actual delivery or attestation), such shares of stock shall not be added to the Total Available Shares reserve. Shares of stock repurchased on the open market with the proceeds of an option exercise shall not be added to the Total Available Shares reserve. Any dividend equivalent denominated in shares of stock shall be counted against the Total Available Shares in such amount and at such time as the dividend equivalent first constitutes a commitment to issue shares of stock.

Limit on Awards. The following limits apply to awards under the 2020 Plan (subject to limited permitted adjustments under the 2020 Plan):

∎

With respect to Outside Directors, the aggregate equity-based and cash compensation granted (measured as of the grant date) under the 2020 Plan or otherwise to each Outside Director during any calendar year will not exceed $350,000, except in the instance of a newly-elected or appointed director or a newly-designated lead director or chair, which limit is then increased to $700,000.

∎	The maximum number of shares of common stock that may be issued upon exercise of incentive stock options granted under the 2020 Plan is 333,333.

∎	The maximum number of shares of common stock underlying awards to any grantee in any fiscal years is 333,333.

Minimum Vesting Requirement. The CHCM Committee will not award more than 5% of the aggregate number of shares of common stock that become available for grant under the 2020 Plan pursuant to awards that are solely subject to a vesting or performance condition that provides for full vesting or completion of the performance period in less than one year following the grant date of the applicable award, subject to the authority of the CHCM Committee to vest awards earlier, as the Committee deems appropriate, in the event of a Change in Control (as defined), in the event of termination of employment or service or as otherwise permitted by the 2020 Plan.

Eligibility. Our officers and employees, and those of our subsidiaries and affiliates (in total, approximately 239 people) and our non-employee directors (currently 8 people) may be selected by the Board or CHCM Committee to receive benefits under the 2020 Plan. These individuals are referred to as “Service Providers” in the 2020 Plan, and as participants or grantees in this summary description.

Administration. The Board has delegated to the CHCM Committee the power and authority to administer and implement the 2020 Plan. The CHCM Committee has the authority to interpret the terms and intent of the 2020 Plan, determine eligibility and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2020 Plan. To the extent permitted by law, the Board or CHCM Committee may delegate authority under the 2020 Plan to a member of the Board or officer of the Company, who may administer the 2020 Plan with respect to employees or other service providers of the Company who are not officers or directors.

Amendment or Suspension. The Board may amend, suspend or terminate the 2020 Plan at any time with respect to any shares of common stock as to which awards have not been made. No such action may amend the 2020 Plan without the approval of stockholders if the amendment is required to be submitted for stockholder approval by applicable law, rule or regulation, including rules of the NYSE.

Effective Date and Term. The Amendment will be effective as of the date of stockholder approval and the 2020 Plan will expire on May 21, 2030 unless earlier terminated by our Board. In no event will any award under the 2020 Plan be granted on or after the tenth anniversary of its effective date, and no award of incentive stock options will be granted on or after April 3, 2030.

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Options. An option granted under the 2020 Plan is the option to purchase one or more shares of common stock pursuant to the 2020 Plan. An option granted under the 2020 Plan will be exercisable only to the extent that it is vested on the date of exercise. Exercisability of options may be subject to future service requirements, to the achievement of one or more of the performance objectives of the Company or to such other terms and conditions as the CHCM Committee, in its sole discretion, may impose. No option may be exercisable more than ten years from the option grant date, and subject to limited exceptions, shall be subject to the minimum vesting requirement. The exercise price per share under each option granted under the 2020 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, of the fair market value of the common stock on the option grant date. Payment of the option price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or any other method permitted by law and approved by CHCM Committee. Promptly after payment, the grantee is entitled to issuance of the shares of stock subject to the option. The 2020 Plan does not permit reloading of options and, except in connection with recapitalization events, prohibits repricings without stockholder approval.

In the case of incentive stock options, the aggregate fair market value of the common stock determined on the option grant date with respect to which such options are exercisable for the first time during any calendar year may not exceed $100,000. Incentive stock options are non-transferable during the optionee’s lifetime. Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The CHCM Committee may, in its discretion, authorize in an Award Agreement that an award of options, other than Incentive stock options, also may be transferred to family members by gift or other transfers deemed not to be for value.

Stock Appreciation Rights (SAR). A SAR confers on the grantee the right to receive, upon exercise, the excess of the (a) fair market value of one share of stock on the date of exercise over (b) the SAR exercise price determined by the Committee. The award agreement shall specify the exercise price, which shall be at least the fair market value on the date of grant. SARs may be granted in tandem with another award. The Board or Committee shall determine all other terms and requirements relating to the SAR, including method of exercise and settlement. SARs are subject to the minimum vesting requirement, shall have a term of not more than ten years from the date of grant, and may be transferable to a family member if specified in the award agreement.

Restricted Stock and Restricted Stock Units. Restricted stock means one or more shares of common stock awarded subject to restrictions, and restricted stock units means a bookkeeping entry representing the equivalent of one share of common stock awarded subject to restrictions. The restriction may be a period of time or other and additional restrictions, and the restricted stock or stock unit may not be transferred, pledged or encumbered during the restricted period or while subject to restrictions. Restricted stock units may be settled in stock, cash, or a combination of both, as determined by the CHCM Committee. Unless otherwise specified in the award agreement, the holder of restricted stock shall have the right to vote and to receive dividends, and the holder of a stock unit shall not. Restricted stock and restricted stock units are subject to the minimum vesting requirements.

Dividend Equivalent Rights. A dividend equivalent rights is an award entitling the grantee to receive credits based on cash distribution that would have been paid on the shares of common stock specified in the dividend equivalent right (or such other award to which is relates). The CHCM Committee is authorized to grant dividend equivalents to a participant in connection with an award under the 2020 Plan (other than options or SARs), or without regard to any other award. Dividend equivalents will entitle the participant to receive cash or common stock equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of common stock. Dividend equivalents may be paid or distributed when accrued or at the end of any applicable vesting period, or will be deemed to have been reinvested in additional common stock or in awards under the 2020 Plan, and will be subject to such risks of forfeiture as the CHCM Committee may specify. Dividend equivalent rights paid on awards subject to performance criteria will not vest unless such performance goals for such awards are achieved, and if such performance goals are not achieved, the payments made in connection with the dividend equivalent rights will be repaid to the Company. Grants of dividend equivalent rights are subject to the minimum vesting requirements.

Performance Units and Performance Shares. A performance share means a performance award denominated in shares of common stock, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved. Performance units means a performance award denominated in a stock unit, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved. The CHCM Committee may award performance shares and performance units in such amounts and upon such terms as the CHCM Committee may determine. Each performance share will have an initial value that is equal to the fair market value of a share of common stock on the date of grant. Each award of performance units or performance shares will have an actual or target number of shares of common stock set by the CHCM Committee. The CHCM Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value or number of performance units or performance shares that will be paid out to a participant. The CHCM Committee may, in its sole discretion, pay earned performance units or performance shares in the form of cash or in shares of common stock (or a combination of both) equal to the value of the earned performance units or performance shares. Any shares of common stock issued based upon performance units or performance shares may be granted subject to any restrictions that the CHCM Committee deems appropriate. The CHCM Committee may provide for payment of dividends or dividend equivalents to the grantee in cash or additional shares, subject in

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all cases to deferral and payment on a contingent basis based on earning of the performance shares or units with respect to which the dividends or dividend equivalents are paid. Performance shares and performance units are subject to minimum vesting requirements.

Unrestricted Stock. The CHCM Committee may award unrestricted stock, free of any restrictions such as vesting requirements, in such amounts and upon such terms as the CHCM Committee may determine.

Share Usage

We are committed to sound equity compensation practices because we recognize that equity compensation awards dilute stockholder equity. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests.

Set forth below is information regarding shares currently outstanding under the 2020 Plan and prior plans. The information set forth below reflects the one-for-three reverse stock split of the Company’s common stock effected on April 4, 2022, as well as the adjustments made to preserve the aggregate intrinsic value of the outstanding awards following the spin-off of ESAB Corporation from the Company. The Company made its annual award grant to employees in March 2024 and those awards are included in the data below. The 2020 Plan is the sole equity compensation plan under which future awards can be made.

Selected Data as of March 25, 2024:

Stock options / SARs outstanding	1,387,937

Weighted average exercise price	$59.14

Weighted average remaining contractual life	3.23 years

Restricted stock units outstanding (unvested)	875,661

Performance-based restricted stock units outstanding (unvested)	497,330

Shares remaining for grant under the 2020 Plan	427,057

Shares of Common Stock Outstanding as of the Record Date	54,840,388

For purposes of evaluating our equity compensation program, stockholders may wish to consider two metrics: historical burn rate and overhang.

∎

Historical burn rate: Our historical burn rate is equal to the number of shares subject to equity awards granted during a period, in proportion to the weighted average number of outstanding shares for such period. The following table sets forth information regarding historical equity awards granted during fiscal years 2023, 2022 and 2021, the corresponding burn rate for each fiscal year, and the three-year average burn rate for 2021 through 2023:

	2023	2022	2021
Weighted average number of shares of common stock outstanding	54,494,823	54,065,420	51,141,210
Number of options granted	222,707	154,552	282,119
Number of restricted stock units granted	303,350	306,130	377,545
Number of performance-based restricted stock units granted	242,704	95,847	96,052
Number of performance-based restricted stock units earned and vested	0	0	96,052
Annual burn rate	1.41%	1.03%	1.48%
Three-year average burn rate		1.31%

∎

Overhang: Our overhang is the number of shares subject to unvested equity awards outstanding as of March 25, 2024 plus the number of shares available for future grants of equity awards in proportion to our shares outstanding as of that date. As of March 25, 2024, our overhang was 5.8%.

The Amended 2020 Plan is not a fungible plan and does not use a fungible share pool.

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More detail regarding the overhang and dilution associated with the current 2020 Plan, the Amendment, and our prior plans is below. The information is as of March 25, 2024. As of that date, there were 54,840,388 shares of our common stock outstanding.

Outstanding full-value awards assuming that the outstanding awards achieve maximum performance under the 2020 Plan and prior plans	1,372,991 shares or 2.5% of our outstanding shares

Number of shares subject to outstanding stock options under the 2020 Plan and prior plans	1,387,937 shares or 2.53% of our outstanding shares

Total shares subject to outstanding awards under the 2020 Plan and prior plans	2,760,928 shares or 5.03% of our outstanding shares

Current overhang percentage based on total number of shares subject to outstanding awards under the 2020 Plan and prior plans	5.8%

New shares being authorized under the Amendment	2,100,000

Potential dilution (of 2,100,000 additional shares) as a percentage of outstanding shares	3.8%

Total potential fully-diluted overhang under the 2020 Plan and prior plans	9.6%

Based on the closing price on the NYSE for our shares of common stock on March 25, 2024 of $60.28 per share, the aggregate market value as of that date of the 2,100,000 additional shares of common stock requested for issuance under the Amendment is $126,588,000.

If the Amendment is approved, the Company’s total potential dilution from the shares available for issuance under the 2020 Plan would increase from 5.8% as of March 25, 2024 to 9.6%. The CHCM Committee has considered this potential dilution level and believes that the resulting dilution levels would be within normal competitive ranges.

In determining the number of additional shares to request for approval by our stockholders under the Amendment, our management team worked with advisors and the CHCM Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating this proposal. We are also mindful of the ratio of our stock-based compensation to our performance over time. In addition, the CHCM Committee also reviewed, among other things, projected future share usage and projected future forfeitures. Subject to assumptions, the Committee currently anticipates that the proposed additional shares of common stock under the Amendment are expected to satisfy the Company’s equity compensation needs for approximately 3 years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2020 Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

If the Amendment is approved, we intend to utilize the additional shares authorized under the Amendment to continue our practice of incentivizing key individuals through annual equity grants. Our CHCM Committee retains full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan, and future benefits that may be received by participants under the 2020 Plan are not determinable at this time.

Adjustment of Shares Subject to 2020 Plan. In the event of an equity restructuring, including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the authorization limits regarding the number of shares under this plan, the maximum number of shares of stock that may be issued under Incentive Stock Options and the maximum amount of stock issued under Awards shall be adjusted proportionately, and the Committee shall make such adjustments to the 2020 Plan and the outstanding awards as it deems necessary and appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits. In addition, upon the occurrence or in anticipation of a share combination, merger, consolidate or other corporate transaction, including those in which adjustments are mandatory, the Committee may, in its sole discretion, vest, equitably convert, substitute or otherwise settle outstanding awards.

Change in Control. Under the 2020 Plan, a “Change in Control” generally means the occurrence of any of the following events: (1) acquisition of beneficial ownership of more than 50% of (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the outstanding voting securities entitled to vote in director elections; (2) individuals constituting the Board as of the date of the 2020 Plan ceasing to continue to constitute at least a majority of the Board, unless election or nomination of such director was approved by a vote of at least a majority of the directors constituting the incumbent board; (3) the closing of a reorganization, merger or consolidation or sale of all or substantially all of the assets of the Company or (4) approval by the stockholders of the Company of a complete liquidation of dissolution of the Company. The CHCM Committee may specify in an award agreement the treatment of that award in the event of a Change in Control.

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Federal Income Tax Consequences

The following summarizes the federal income tax consequences of awards that may be granted under the 2020 Plan. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the 2020 Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company, subject to any applicable limitations under Code Section 162(m), generally will be entitled to a deduction for

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compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income.

Dividend Equivalents Rights. Grantees under the 2020 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements of the Internal Revenue Code, it will, subject to any applicable limitations under Code Section 162(m), generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units and Performance Awards. A distribution of common stock or a payment of cash in satisfaction of stock units or performance awards will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or the amount of the cash payment. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the holder. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, and, as to SARs that are settled in shares of common stock, if the Company complies with applicable reporting requirements.

Unrestricted Stock. A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will, subject to any applicable limitations under Code Section 162(m), generally be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements.

Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the 2020 Plan may be made by withholding from payments otherwise due and owing to the holder. Subject to the prior approval of the Company, the holder may elect to satisfy such obligations: (1) by causing the Company to withhold shares of common stock otherwise issuable or (2) by delivering to the Company shares of common stock already owned by the holder. The maximum number of shares of common stock that may be withheld from any award to satisfy any applicable withholding requirements cannot exceed such number of shares having a fair market value equal to the statutory amount required by the Company to be withheld and paid with respect to such award.

I.R.C. Section 162(m) Limit. Section 162(m) of the Internal Revenue Code limits public companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer, chief financial officer, the three most highly compensated executive officers determined at the end of each year and certain other covered employees who previously fell into any of these categories. Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”) changes to Section 162(m), performance-based compensation was excluded from such $1,000,000 deduction limitation. The pre-TCJA deductibility for performance-based compensation does not apply to the 2020 Plan.

Existing Plan Benefits to Named Executive Officers and Others

Although we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants under the Amended 2020 Plan during the remainder of the 2024 fiscal year or in future periods due to the discretionary nature of the Amended 2020 Plan, we did award our annual equity grants for fiscal year 2024 on March 4, 2024. If the Amendment is approved, additional grants of awards under the Amended 2020 Plan will be in the discretion of the CHCM Committee and any other committee authorized to grant awards under the Amended 2020 Plan.

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The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table on page 41 and each group listed below (i) the number of shares of common stock issuable pursuant to performance units granted under the 2020 Plan, (ii) the number of shares of common stock issuable pursuant to stock options granted under the 2020 Plan, and (iii) the number of shares of common stock issuable pursuant to RSUs awarded under the 2020 Plan, in each case, since the 2020 Plan’s inception on May 21, 2020 through March 25, 2024 (without regard to whether any grants were subsequently forfeited, terminated or canceled). It does not include any grants made during this same period under any other compensation plans.

Name and Position	Estimated Possible Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units[2] (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)
	Threshold (#)	Target (#)	Max. (#)

Matthew L. Trerotola Chief Executive Officer	60,464	120,927	241,854	—	—	—
	—	—	—	274,607	—	—
	—	—	—	—	56,179	76.34
	—	—	—	—	62,719	70.88
	—	—	—	—	66,922	57.62

Philip “Ben” Berry Chief Financial Officer	4,838	9,676	19,352	—	—	—
	—	—	—	17,971	—	—
	—	—	—	—	4,476	76.34
	—	—	—	—	11,472	57.62

Brady Shirley President and Chief Operating Officer	12,095	24,190	48,380	—	—	—
	—	—	—	111,622	—	—
	—	—	—	—	21,747	76.34
	—	—	—	—	28,083	70.88
	—	—	—	—	28,681	57.62

Daniel Pryor Executive Vice President, Strategy and Business Development	15,922	31,844	63,688	—	—	—
	—	—	—	101,925	—	—
	—	—	—	—	16,763	76.34
	—	—	—	—	18,254	70.88
	—	—	—	—	18,642	57.62

Patricia Lang Senior Vice President and Chief Human Resources Officer	8,785	17,570	35,140	—	—	—
	—	—	—	38,447	—	—
	—	—	—	—	7,249	76.34
	—	—	—	—	9,360	70.88
	—	—	—	—	9,560	57.62

All current executive officers as a group	124,333	248,665	497,330	—	—	—
	—	—	—	639,108	—	—
	—	—	—	—	128,070	76.34
	—	—	—	—	126,840	70.88
	—	—	—	—	149,369	57.62

All current non-employee directors as a group	—	—	—	54,326	—	—
	—	—	—	—	12,145	45.47
	—	—	—	—	516	76.34
	—	—	—	—	27,712	67.28
	—	—	—	—	33,336	56.76

All employees, excluding current executive officers, as a group	—	—	—	909,237	—	—
	—	—	—	—	279	45.69
	—	—	—	—	3,470	45.47
	—	—	—	—	6,955	51.71
	—	—	—	—	151,027	76.34
	—	—	—	—	2,506	87.29
	—	—	—	—	40,002	57.62

- 2024 Proxy Statement	67

[1]

These columns present information about performance-based shares awarded during 2020, 2021, 2022, 2023 and 2024 pursuant to the 2020 Plan. The payout of these performance-based shares will generally be determined based on the achievement of specific metrics calculated over a three-year performance period. Certain awards granted in 2021 have a four-year performance period, with potential vesting in annual increments.

[2]	This column presents information about RSUs awards from 2020 to 2024 pursuant to the 2020 Plan.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the Amendment with the SEC pursuant to the Securities Act of 1933 as soon as practicable after approval of the Amendment by our stockholders.

Equity Compensation Plan Information

See page 57 of this Proxy Statement for Enovis Corporation’s equity compensation plan information as of December 31, 2023.

Why You Should Approve the Amendment to the Enovis Corporation 2020 Omnibus Incentive Plan

The Board recommends that our stockholders approve the Amendment because appropriate equity incentives are important to attract and retain high quality officer and employees, to link compensation to Company performance, to encourage employee and director ownership in our Company, and to align the interests of participants to those of our stockholders. The approval of the Amendment will enable us to continue to provide such incentives.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Amendment.

Board Recommendation

The Board unanimously recommends that you vote FOR Proposal 4, which is approval of the Amendment to the Enovis Corporation 2020 Omnibus Incentive Plan.

68	- 2024 Proxy Statement

Proposal 5	Approval of an amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding the exculpation of officers.

Background

Our Certificate of Incorporation limits the monetary liability of our directors in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation to include within its certificate of incorporation a provision eliminating or limiting monetary liability of specified officers for a breach of the duty of care in certain circumstances, also known as exculpation. On February 27, 2024, upon recommendation of the Nominating and Corporate Governance Committee, the Board unanimously adopted a resolution to amend our Certificate of Incorporation, subject to stockholder approval, to include a provision that extends exculpation to certain officers of the Company in specific circumstances, to the extent permitted by Delaware law (the “Proposed Amendment”).

The new Delaware legislation only permits, and our Proposed Amendment would only permit, exculpation of certain officers of the Company for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions. The Proposed Amendment would not eliminate any officer’s monetary liability:

∎	for breach of the officer’s duty of loyalty to the Company or its stockholders,

∎	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

∎	for any transaction from which the officer derived an improper personal benefit, or

∎	for claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company.

Reasons for the Proposed Amendment

The DGCL has long permitted Delaware corporations to exculpate directors from certain liabilities. Until the recent changes to the DGCL were enacted, Delaware corporations were not able to provide similar protection to officers. After careful consideration, the Board believes that it is in the Company’s and its stockholder’s interest that the Company’s officers receive exculpatory protection from certain liabilities and expenses that is similar to what its directors receive. In the absence of such protection, particularly amidst the recent trend of plaintiffs increasingly naming corporate officers as defendants in shareholder litigation, qualified officers might be deterred from serving as officers or, while officers, from making business decisions that involve risk, due to potential exposure to personal monetary liability for business decisions that in hindsight are not successful.

The nature of the role of officers often requires them to make difficult decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges. These decisions can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight. The Board believes that it is reasonable to limit our officers’ concern about personal risk and that it will empower them to better exercise their business judgment in furtherance of stockholder interests. The Board believes this will help limit litigation that names officers as defendants, when directors cannot be named because of their exculpatory protection, as a litigation strategy to compel settlement offers. It is important to note that, as set forth in the Proposed Amendment and in accordance with the DGCL, the exculpation that would be afforded to our officers is more limited than what may be afforded to our directors in that officers may not be exculpated from liability in any action brought in the right of the Company.

The Board of Directors expects that exculpation clauses applicable to officers will become widely used by public corporations, including our peers, and that failing to adopt the Proposed Amendment could negatively impact our ability to recruit (and retain) exceptional officer candidates who value the protection from potential exposure to liabilities, costs of defense, and other risks of proceedings that would be afforded by protection similar to that afforded by the Proposed Amendment. Additionally, the Proposed Amendment will align the protections for our officers with those protections already afforded to our directors. All of this will in turn benefit our shareholders by reducing threatened litigation, attorneys’ fees, and costs of litigation, and enhancing recruiting and retention of skilled officers.

- 2024 Proxy Statement	69

Effect of the Proposed Amendment

If our stockholders approve this proposal at the Annual Meeting, the Company will file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware in the form attached hereto as Appendix C. The description in this Proposal 5 should be read in conjunction with the full text of Appendix C. In accordance with the DGCL, however, our Board may elect to abandon the Proposed Amendment without further action by stockholders at any time prior to the effectiveness of the filing of the Proposed Amendment, notwithstanding stockholder approval of the Proposed Amendment.

Why You Should Approve the Proposed Amendment

Taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders in the form of enhancing our current and prospective officers’ ability to best exercise their business judgment in furtherance of stockholder interests and well as the Company’s ability to attract and retain talented officers, the Board of Directors believes that it is in the interests of the Company and its stockholders that the Proposed Amendment be approved.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon will be required to approve the amendment to the Certificate of Incorporation of the Company reflected in the Proposed Amendment.

Board Recommendation

The Board unanimously recommends that you vote FOR Proposal 5, which is approval of an amendment to the Company’s Certificate of Incorporation to reflect new Delaware law provisions regarding the exculpation of officers.

70	- 2024 Proxy Statement

∎	BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 25, 2024 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as listed below), and all directors and executive officers as a group. The information in the table and the related notes for 5% holders is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act. Unless otherwise indicated, to our knowledge, each person has sole dispositive and voting power over the shares in the table.

Beneficial Owner	Shares Beneficially Owned		Percent of Class

5% Holders

T. Rowe Price Investment Management, Inc.	6,582,110	(1)	12.0%

BlackRock, Inc.	5,331,217	(2)	9.7%

The Vanguard Group	4,900,608	(3)	8.9%

Dimensional Fund Advisors LP	3,193,741	(4)	5.8%

Directors(5)

Barbara W. Bodem	9,675		*

Angela S. Lalor	11,843		*

Liam J. Kelly	18,977		*

Philip A. Okala	11,851		*

Christine Ortiz	9,675		*

A. Clayton Perfall	55,308	(6)	*

Rajiv Vinnakota	26,112		*

Sharon Wienbar	40,582		*

Named Executive Officer and Director

Matthew L. Trerotola	552,294	(7)	1.0%

Brady Shirley	144,978	(7)	*

Named Executive Officers

Philip “Ben” Berry	28,913	(7)	*

Patricia A. Lang	54,957	(7)	*

Daniel A. Pryor	312,583	(7)(8)	*

All of our directors and executive officers as a group (16 persons)	1,363,568	(7)	2.4%

* Represents	beneficial ownership of less than 1%

(1)

Based solely on a Schedule 13G/A filed on February 14, 2024 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), which sets forth T. Rowe Price’s beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, T. Rowe Price has sole voting power over 2,693,720 shares and sole dispositive power over 6,582,110 shares. The business address of T. Rowe Price is 101 E. Pratt Street, Baltimore, MD 21201.

(2)

Based solely on a Schedule 13G/A filed on January 24, 2024 by BlackRock, Inc. (“BlackRock”), which sets forth BlackRock’s beneficial ownership as of December 31, 2023. According to the Schedule 13G, BlackRock has sole voting power over 5,131,282 shares and sole dispositive power over 5,331,217 shares. The business address of BlackRock is 55 E. 52nd Street, New York, NY 10055.

(3)

Based solely on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”), which sets forth Vanguard’s beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, Vanguard has shared voting power over 18,847 shares, sole dispositive power over 4,834,134 shares, and shared dispositive power over 66,474 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

- 2024 Proxy Statement	71

(4)

Based solely on a Schedule 13G/A filed on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”), which sets forth Dimensional’s beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, Dimensional has sole voting power over 3,159,343 shares and sole dispositive power over 3,193,741 shares. The business address of Dimensional is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)

Beneficial ownership by directors includes: (i) for Ms. Bodem, 7,631 shares that Ms. Bodem has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024. For more information on these awards, see Director Compensation above; (ii) for Mr. Kelly, 12,184 shares that Mr. Kelly has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024, (iii) for Ms. Lalor, 4,212 DRSUs or DSUs that have vested or will vest within 60 days of March 24, 2024 and will be delivered following the conclusion of service on the Board and 7,631 shares that Ms. Lalor has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024, (iv) for Mr. Okala, 8,147 shares that Mr. Okala has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024, (v) for Ms. Ortiz, 7,631 shares that Ms. Ortiz has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024, (vi) for Mr. Perfall, 32,033 DRSUs or DSUs that have vested or will vest within 60 days of March 25, 2024 and will be delivered following the conclusion of service on the Board and 20,793 shares that Mr. Perfall has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024, (vii) for Mr. Vinnakota, 5,295 DRSUs or DSUs that have vested or will vest within 60 days of March 25, 2024 and will be delivered following the conclusion of service on the Board and 14,211 shares that Mr. Vinnakota has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024, and (viii) for Ms. Wienbar, 19,789 DRSUs or DSUs that have vested or will vest within 60 days of March 25, 2024 and will be delivered following the conclusion of service on the Board and 20,793 shares that Ms. Wienbar has the right to acquire upon the exercise of director stock options that have vested or will vest within 60 days of March 25, 2024.

(6)	Includes 2,482 shares held by a trust.

(7)

Beneficial ownership by named executive officers includes shares that such individuals have the right to acquire upon the exercise of options that have vested or will vest within 60 days of March 25, 2024. The number of shares included in the table as beneficially owned which are subject to such options is as follows: Mr. Trerotola – 373,117, Mr. Berry – 19,160, Mr. Pryor – 226,292, Mr. Shirley – 83,528, Ms. Lang – 32,449, and all of our current executive officers as a group – 787,307.

(8)	Includes 999 shares held by trusts for his children and 932 shares held in his 401(k) account.

72	- 2024 Proxy Statement

∎	GENERAL MATTERS

Outstanding Stock and Voting Rights

The Board has fixed the close of business on March 25, 2024 (the “Record Date”) as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. Proxies will be voted as specified in the stockholder’s proxy. In the absence of specific instructions, proxies will be voted in accordance with the Company’s recommendations and in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment or postponement thereof. The Board has selected Matthew L. Trerotola and Sharon Wienbar to act as proxies with full power of substitution.

Any stockholder of record giving a proxy has the power to revoke the proxy at any time before it is exercised by either (i) delivering a written notice of revocation to Enovis Corporation at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary, (ii) delivering prior to the Annual Meeting a properly executed and subsequently dated proxy, or (iii) virtually attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.

The Company will bear the total expense of this solicitation, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, Internet, e-mail or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services.

The holders of shares of the Company’s common stock are entitled to vote at the Annual Meeting. As of the Record Date, 54,840,388 shares of the Company’s common stock were outstanding. Each outstanding share of the Company’s common stock entitles the holder to one vote on all matters brought before the Annual Meeting.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our corporate headquarters located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, for 10 days prior to the date of our Annual Meeting.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the shares of the Company’s stock outstanding on the Record Date and entitled to vote at the Annual Meeting, either present in person or represented by proxy. Abstentions and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), to be elected each director nominee must receive a majority of the votes cast with respect to that director’s election. Incumbent directors nominated for election by the Board are required, as a condition to such nomination, to submit a conditional letter of resignation to the Chairman of the Board. In the event that a nominee for director does not receive a majority of the votes cast at the Annual Meeting with respect to his or her election, the Board will promptly consider whether to accept or reject the conditional resignation of that nominee, or whether other action should be taken. The Board will then take action and will publicly disclose its decision and the rationale behind it no later than 90 days following the certification of election results.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, for approval of the advisory vote approving the compensation of our named executive officers, and for approval of an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan. While the vote to approve named executive officer compensation is advisory in nature and non-binding, we will consider stockholder opinion on this proposal.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required for approval of the amendment to our Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Abstentions will have no effect on the election of directors but will have the same effect as a vote against ratification of the appointment of Ernst & Young LLP, approval of the advisory vote approving the compensation of our named executive officers, approval of an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan, and approval of the amendment to our Certificate of Incorporation.

- 2024 Proxy Statement	73

Under the rules of the NYSE, brokerage firms may vote in their discretion on behalf of clients who have not furnished voting instructions on the ratification of the selection of our registered public accounting firm. In contrast, the remaining proposals are “non-routine” items. This means brokerage firms that have not received voting instructions from their clients may not vote on these proposals (a “broker non-vote”). Broker non-votes will not be considered in determining the number of votes necessary for election and, therefore, will have no effect on the outcome of the vote for the election of directors. Further, broker non-votes will have no effect on the advisory vote to approve the compensation of our named executive officers, or the proposal to approve an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan but will have the same effect as a vote against the proposal to approve the amendment to our Certificate of Incorporation.

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. To attend the Annual Meeting, stockholders of record must go to the meeting website at www.virtualshareholdermeeting.com/ENOV2024 and enter the control number found on the proxy card or the Notice previously received. If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Annual Meeting using the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting. Once admitted, during the Annual Meeting, stockholders may vote, submit questions and view the list of stockholders entitled to vote at the Annual Meeting by following the instructions available on the meeting website.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 6, 2024.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for a stockholder to nominate a candidate for election to the Board or propose any other business to be considered at an annual meeting other than through a proposal presented pursuant to Rule 14a-8 of the Exchange Act, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, Attn: Corporate Secretary. To be timely for an annual meeting, the stockholder’s notice must be delivered to or mailed and received by the Secretary not less than the close of business 90 days nor more than 120 days before the anniversary date of the preceding annual meeting; accordingly, for the 2025 annual meeting, notice must be delivered to or mailed and received by the Secretary no later than the close of business on February 19, 2025 and no earlier than January 20, 2025. However, if the annual meeting is set for a date that is more than 30 days before or more than 70 days after such anniversary, the Company must receive the notice not earlier than the 120th day prior to the annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day when the Company makes a public announcement of the annual meeting date. Such notice must provide the information required by Section 2.2 of our Bylaws with respect to each matter, other than stockholder nominations of directors, that the stockholder proposes to bring before the annual meeting. Notice of stockholder nominations must provide the information required by Section 3.3 of our Bylaws. Both Section 2.2 and Section 3.3 of our Bylaws mandate certain additional information to be provided by a stockholder who wishes to introduce business or nominate a director candidate. In addition to satisfying the foregoing requirements under our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws in compliance with Rule 14a-19, the SEC’s universal proxy rule, must provide the notice required by Rule 14a-19 no later than March 21, 2025. The chairman of the annual meeting may refuse to acknowledge or introduce any nomination or proposal if notice thereof is not received within the applicable deadlines or does not otherwise comply with our Bylaws. If the stockholder does not comply with the applicable requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such nomination or proposal.

Delivery of Documents to Stockholders Sharing an Address

SEC rules permit the delivery of a single copy of a company’s annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses.

The broker, bank or other nominee for any stockholder who is a beneficial owner of the Company’s stock may deliver only one copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the

74	- 2024 Proxy Statement

stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, now or in the future, should submit a written request to Investor Relations, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 or call (302) 252-9160 and ask for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of the Company’s Annual Report to Stockholders and Proxy Statement, or the Company’s Notice, as applicable, and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2023 has been made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

The Company filed its Annual Report on Form 10-K with the SEC on February 22, 2024. The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements but excluding exhibits. Exhibits, if requested, will be furnished upon the payment of a fee determined by the Company, such fee to be limited to the Company’s reasonable expenses in furnishing the requested exhibit or exhibits. Please send a written request to Investor Relations, Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or access these materials on the Company’s website at www.enovis.com on the Investors page.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors
Brian P. Hanigan
Secretary

- 2024 Proxy Statement	75

Appendix A

ENOVIS CORPORATION

2020 OMNIBUS INCENTIVE PLAN

- 2024 Proxy Statement	A-1

(Continued)

A-2	- 2024 Proxy Statement

(Continued)

- 2024 Proxy Statement	A-3

Colfax Corporation

2020 Omnibus Incentive Plan

Colfax Corporation, a Delaware corporation, sets forth herein the terms of its 2020 Omnibus Incentive Plan, as follows:

SECTION 1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and key employees, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

SECTION 2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following capitalized terms shall have the respective meanings set forth below:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Share, Performance Unit or Substitute Award under the Plan.

2.3  “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award. An Award Agreement may be provided in any medium, including any electronic medium.

2.4  “Benefit Arrangement” has the meaning set forth in Section 15.

2.5  “Board” means the Board of Directors of the Company.

2.6  “Business Combination” has the meaning set forth in Section 2.8(3).

2.7  “Cause” means, as determined by the Board or the Committee and unless otherwise provided in an Award Agreement or other applicable agreement with the Company: (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or any Affiliate.

2.8  “Change in Control” means the occurrence of any of the following:

(1)

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either: (A) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iv) any acquisition by any Person (or more than one Person acting as a

A-4	- 2024 Proxy Statement

group) that owns more than fifty (50) percent of the Company Common Stock or Voting Stock and acquires additional shares, or (v) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

(2)

individuals who, as of the date hereof, constitute the Board (as modified by this subsection (2), the “Incumbent Board” ), cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than fifty percent (50%), respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(4)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

A “Change in Control” will be deemed to occur (i) with respect to a Change in Control pursuant to subsection (1) above, on the date that any Person becomes the beneficial owner of more than fifty percent (50%) of either the Company Common Stock or the Voting Stock, (ii) with respect to a Change in Control pursuant to subsection (2) above, on the date the members of the Incumbent Board first cease for any reason (other than death or disability) to constitute at least a majority of the Board, (iii) with respect to a Change in Control pursuant to subsection (3) above, on the date the applicable transaction closes and (iv) with respect to a Change in Control pursuant to subsection (4) above, on the date of the stockholder approval. Notwithstanding the foregoing provisions, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because of a change in control of any Subsidiary by which the Employee may be employed.

2.9  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.

2.11  “Company” means Colfax Corporation, a Delaware corporation, or its successors.

2.12  “Company Common Stock” has the meaning set forth in Section 2.8(1).

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2.13  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.14  “Dividend Equivalent Right” and “Dividend Equivalent” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property in an amount equal in value to the dividends paid with respect to all or a specified number of shares of Stock, or other periodic payments.

2.15  “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  “Exercise Price” means (a) in the case of an Option, the amount for which a share of Stock may be purchased upon exercise of such Option, as set forth in the applicable Award Agreement, and (b) in the case of a Stock Appreciation Right, the per share of Stock amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value of a share of Stock in determining the amount payable upon exercise of such SAR.

2.18  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board or the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the average between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board or the Committee in good faith in a manner consistent with Code Section 409A.

2.19  “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.20  “Full Value Award” means any Award, other than an Option or Stock Appreciation Right, that is settled by the issuance of shares of Stock (or, at the direction of the Committee, settled in cash or other consideration by reference to the value of shares of Stock).

2.21  “Grant Date” means the date on which the Board or Committee, as applicable, adopts a resolution or takes other appropriate action, granting an Award to a Service Provider or, if a later date is set forth in such resolution, then such later date as set forth therein.

2.22  “Grantee” means a person who receives or holds an Award under the Plan.

2.23  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24  “Incumbent Board” has the meaning set forth in Section 2.8(2).

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2.25  “Minimum Vesting Requirements” means, notwithstanding any provision of this Plan to the contrary, on and after the Effective Date, the Committee shall not award more than five percent (5%) of the aggregate number of shares of Stock that are available for grant under this Plan as of the Effective Date pursuant to Awards that are solely subject to vesting conditions or performance periods that are less than one (1) year following the Grant Date of the applicable Award, subject, in each case to the Committee’s authority under this Plan to vest Awards earlier, as the Committee deems appropriate, upon the occurrence of a Change in Control, in the event of a Service Provider’s termination of employment or Service or otherwise as permitted by this Plan.

2.26  “Net Exercise” means a Grantee’s ability (if authorized by the Board or the Committee) to exercise an Option by directing the Company to deduct from the shares of Stock issuable upon exercise of his or her Option a number of shares of Stock having an aggregate Fair Market Value equal to the sum of the aggregate Option Price therefor plus the amount of the Grantee’s tax withholding described in Section 18.3 (if any), whereupon the Company shall issue to the Grantee the net remaining number of shares of Stock after such deduction.

2.27  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan that is either an Incentive Stock Option or a Non-qualified Stock Option.

2.29  “Option Price” means the Exercise Price for each share of Stock subject to an Option.

2.30  “Other Agreement” has the meaning set forth in Section 15.

2.31  “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.32  “Performance Award” means an Award made subject to the attainment of one or more performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.33  “Performance-Based Compensation” means compensation under an Award that is intended to constitute performance-based compensation within the meaning of Code Section 409A.

2.34  “Performance Measures” means measures as described in Section 14 and Appendix A on which the performance goals are based.

2.35  “Performance Period” means the period of time not in excess of ten (10) years during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to a Performance Award.

2.36  “Performance Share” means a Performance Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.37  “Performance Unit” means a Performance Award under Section 14 hereof and subject to the terms of this Plan, denominated in Stock Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.38  “Person” has the meaning set forth in Section 2.8(1).

2.39  “Plan” means this Colfax Corporation 2020 Omnibus Incentive Plan, as the same may be amended from time to time.

2.40  “Prior Plan” means the Colfax Corporation 2016 Omnibus Incentive Plan.

2.41  “Purchase Price” means the purchase price paid by a Grantee for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.42  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

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2.43  “Repricing” and “Repriced” means lowering of the Option Price or SAR Exercise Price or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a cancellation of an Option or SAR when its Option Price or SAR Exercise Price exceeds the Fair Market Value of the underlying Stock and exchange for another Option, SAR or other Award or a cash payment.

2.44  “Restricted Period” has the meaning set forth in Section 10.2.

2.45  “Restricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.46  “SAR Exercise Price” means the per share Exercise Price of an SAR granted to a Grantee under Section 9 hereof.

2.47  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.48  “Service” means (i) such term as defined in an applicable Award Agreement, if the Award Agreement so defines such term, or (ii) if not defined in an applicable Award Agreement, service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties and periods of leave following which a Service Provider is expected to return to service with the Company or an Affiliate shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Any periods of garden leave prior to a Service Provider’s termination of service with the Company or an Affiliate shall not be considered periods of “Service” hereunder, unless the Committee determines otherwise. Subject to the preceding, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, which determination shall be final, binding and conclusive.

2.49  “Service Provider” means an employee, officer or director of the Company or an Affiliate, currently providing services to the Company or an Affiliate.

2.50  “Share Counting” has the meaning set forth in Section 4.4.

2.51  “Stock” means the common stock, par value $0.001 per share, of the Company.

2.52  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.53  “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.54  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.55  “Substitute Award” means an Award granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.56  “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries, within the meaning of Section 422(b)(6) of the Code. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.57  “Total Available Shares” has the meaning set forth in Section 4.1.

2.58  “Unrestricted Stock” means one or more shares of Stock, awarded to a Grantee pursuant to Section 11 hereof.

2.59  “Voting Stock” has the meaning set forth in Section 2.8(1).

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SECTION 3. ADMINISTRATION OF THE PLAN

3.1 Board. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2 Committee. The Board hereby delegates to the Compensation Committee of the Board, which shall be the Committee hereunder until such time as a replacement Committee is so designated by the Board, such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and Section 3.3 below.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, and any successor thereto appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and who comply with the independence requirements of the stock exchange on which the Stock is listed.

(ii)  The Board may also appoint one or more separate committees, each composed of one or more directors of the Company who need not be Outside Directors or one or more officers of the Company who need not be members of the Board, who may, within specified parameters, administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

(iii)  The Committee may delegate to any appropriate officer or employee of the Company or an Affiliate responsibility for performing ministerial and administrative functions under the Plan.

(iv)  In the event that the Committee’s authority is delegated to any officer or employee in accordance with this Section 3.2, any actions undertaken by such person in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such officer or employee.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3 Committee Authority. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i)  designate Grantees;

(ii)  determine the type or types of Awards to be made to a Grantee;

(iii)  determine the number of shares of Stock to be subject to an Award;

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(iv)  subject to the Minimum Vesting Requirements, establish the terms, conditions, restrictions and other provisions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)  prescribe the form of each Award Agreement evidencing an Award, which need not be identical for each Grantee;

(vi)  Grant Awards;

(vii)  Establish performance conditions and goals for Performance Awards, and verify the level of performance attained with respect to such performance conditions and goals;

(viii)  Adopt sub-plans or supplements to, or alternative versions of, the Plan as the Committee deems necessary or desirable to comply with laws or regulations or to accommodate the tax policy or custom of, foreign jurisdictions.

(ix)  correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement,

(x)  establish, adopt or revise rules, guidelines and policies for the administration of the Plan;

(xi)  amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, materially impair the Grantee’s rights under such Award. In addition, notwithstanding anything in the Plan to the contrary, the Committee shall not have the discretion to accelerate the vesting of any outstanding Awards, except that the Committee may accelerate the vesting of Awards in the event of a Grantee’s death or Disability or as provided in Section 17 of the Plan; and

(xii)  make all other decisions and determinations, and take such other actions with respect to the Plan or any Award as the Committee shall deem necessary, appropriate or advisable for the administration of the Plan and any Award.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause.

3.4 Deferral Arrangement. The Board or the Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5 No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6 Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of shares of Stock under the Plan may be evidenced in such a manner as the Board or Committee, in its discretion, deems

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appropriate, including, without limitation, book-entry registration on a non-certificated basis or issuance of one or more Stock certificates, subject to applicable law and the rules of the applicable stock exchange. Any reference to the issuance of Stock certificates to a Grantee shall be deemed to include any such issuance of the Stock.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the Share Counting rules set forth in Section 4.4 and to adjustment as provided in Section 17, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,430,000 shares, which number may be increased by the number of shares available for issuance under a stockholder-approved plan of a business entity that is a party to an acquisition, merger or other transaction in which the Company or an Affiliate acquires the business entity (as appropriately adjusted, if necessary, to reflect such transaction) (“Total Available Shares”).

4.2 Incentive Stock Options. The maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,430,000 shares, subject to adjustment as provided in Section 17.

4.3 Prior Plan. On or after the Effective Date, no further awards shall be granted under the Prior Plan, it being understood that awards granted under the Prior Plan as of the Effective Date shall remain in full force and effect under the Prior Plan according to their respective terms.

4.4 Share Counting.

(i)  The number of shares of Stock covered by an Award, or to which an Award relates, shall be subtracted from the Total Available Shares reserve as of the Grant Date.

(ii)  To the extent an Award is canceled, terminates, expires, is forfeited or lapses for any reason (in whole or in part), any unissued or forfeited shares of Stock subject to the Award shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan.

(iii)  Any shares of Stock related to Awards that are settled in cash or other consideration in lieu of shares of Stock shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan.

(iv)  Shares of Stock withheld or deducted from an Award by the Company to satisfy tax withholding requirements relating to Options or Stock Appreciation Rights shall not be added back to the Total Available Shares reserve and shall not again be available for issuance pursuant to Awards granted under the Plan, but shares of Stock withheld or deducted by the Company to satisfy tax withholding requirements relating to Full Value Awards shall be added back to the Total Available Shares reserve and available again for issuance pursuant to Awards granted under the Plan. Shares of Stock delivered by a Grantee to the Company to satisfy tax withholding requirements shall be treated in the same way as shares of Stock withheld or deducted from an Award as specified above for purposes of Share Counting under this Section 4.4.

(v)  If the full number of shares of Stock subject to an Option or a Stock-settled Stock Appreciation Right is not issued upon exercise of such Option or Stock Appreciation Right for any reason, including by reason of a net settlement or Net Exercise, all such shares of Stock that were covered by the exercised Option or SAR shall not be added back to the Total Available Shares reserve and shall not again be available for issuance pursuant to Awards granted under the Plan.

(vi)  If the Exercise Price of an Option is satisfied by the Grantee delivering shares of Stock to the Company (by either actual delivery or attestation), such shares of Stock shall not be added to the Total Available Shares reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(vii)  To the extent that the full number of shares of Stock subject to a Performance Award (other than an Option or Stock Appreciation Right) is not issued by reason of failure to achieve maximum performance goals, the number of shares of Stock not issued shall be added back to the Total Available Shares reserve and shall be available again for issuance pursuant to Awards granted under the Plan.

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(viii)  Shares of Stock repurchased on the open market with the proceeds of an Option exercise shall not be added to the Total Available Shares reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(ix)  Any Dividend Equivalent denominated in shares of Stock shall be counted against the Total Available Shares in such amount and at such time as the Dividend Equivalent first constitutes a commitment to issue shares of Stock.

(x)  Substitute Awards granted shall not count against the Total Available Shares reserve.

4.5 Source of Shares of Stock. Shares of Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares of Stock.

4.6 Fractional Shares of Stock. No fractional shares of Stock shall be issued under or pursuant to the Plan or any Award and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding down.

SECTION 5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1 Effective Date. The Plan shall be effective on the Effective Date.

5.2 Term. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date set forth in Section 5.1 and may be terminated on any earlier date as provided in Section 5.3. Any Awards of Incentive Stock Options shall be granted within the time periods provided in Section 8.3. No termination of the Plan shall have any effect on any Awards then outstanding under the Plan.

5.3 Amendment and Termination of the Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded under the Plan.

SECTION 6. AWARD ELIGIBILITY AND LIMITATIONS

6.1 Service Providers. Subject to this Section 6, Awards may be made under the Plan to any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company or of any Affiliate, as the Board or the Committee shall determine and designate from time to time.

6.2 Successive Awards and Substitute Awards. An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original date of grant; provided, that the Option Price or grant price is determined in accordance with the principles of Code Section 424, Code Section 409A, and the regulations thereunder. Substitute Awards may be granted (on such terms and conditions as the Committee determines appropriate) in assumption of, or in substitution or exchange for, stock and stock-based awards held by employees, directors and other service providers of another entity who, pursuant to an acquisition (whether by purchase, merger or other Change in Control) by the Company or an Affiliate, become employees, directors or other service providers of the Company or an Affiliate.

6.3 Limitation on Awards to Outside Directors. The aggregate dollar value of equity-based (based on the Grant Date’s Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any Outside Director shall not exceed Three Hundred Fifty Thousand Dollars ($350,000); provided, however, that in the calendar year in which an Outside Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.

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6.4 Maximum Awards. Subject to adjustment as provided in Section 17, the maximum number of shares of Stock underlying Awards to any one Grantee during any fiscal year of the Company shall be 1,000,000.

SECTION 7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board or the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price. The Option Price of each Option shall be fixed by the Board or the Committee and stated in the Award Agreement evidencing such Option. Except for Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2 Vesting. Subject to Sections 8.3 and 17 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including conditions based on achievement of performance goals and/or future service requirements) as shall be determined by the Board or the Committee and stated in the Award Agreement. Except for Substitute Awards and the Minimum Vesting Requirements, exceptions, Options shall have a vesting period of at least twelve (12) months from the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3 Term. Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such Option; provided, however, that (i) in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date; and (ii) such term shall be automatically extended by thirty (30) days (but to no longer than ten (10) years for any Option that intended to be an Incentive Stock Option or to no longer than five (5) years for any Option that intended to be an Incentive Stock Option and is granted to a Ten Percent Stockholder) in the event that the original term of the Option is set to expire during a closed window period applicable to the Grantee. Any Award of an Incentive Stock Option must be made prior to April 3, 2030.

8.4 Termination of Service. Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board or the Committee, need not be uniform among all Options granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6 Method of Exercise. Subject to such rules and procedures as may be established by the Board or the Committee, the provisions of this Section 8.6 shall apply to the exercise of Options. An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised; and, subject to Section 12, unless the Board or Committee in its discretion

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permits payment through a “cashless exercise” or Net Exercise procedure, shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7 Rights of Holders of Options. An individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid for and issued to the Grantee. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8 Delivery of Stock. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of the shares of Stock subject to the Option pursuant to Section 3.6.

8.9 Transferability of Options. Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers. If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed One Hundred Thousand Dollars ($100,000). This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition. If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

8.13 No Reloads. Award Agreements for Options shall not contain any provision entitling a Grantee to the automatic grant of additional Options in connection with the exercise of the original Option.

8.14 No Repricing. Except as contemplated by the provisions of Section 17, outstanding Options will not be repriced without the prior approval of the Company’s stockholders.

SECTION 9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment and Grant Price. A Stock Appreciation Right shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the

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date of exercise over (B) the SAR Exercise Price as determined by the Board or the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of the SAR.

9.2 Other Terms. The Board or the Committee shall determine at the Grant Date, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Notwithstanding the foregoing, except for Substitute Awards and the Minimum Vesting Requirements exceptions, SARs shall have a vesting period of at least twelve (12) months from the Grant Date.

9.3 Term. Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board or the Committee and stated in the Award Agreement relating to such SAR; provided, however, that such term shall be automatically extended by thirty (30) days in the event that the original term of the SAR is set to expire during a closed window period applicable to the Grantee.

9.4 Transferability of SARS. Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5 Family Transfers. If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

9.6 No Repricing. Except as contemplated by the provisions of Section 17, outstanding Stock Appreciation Rights will not be repriced without the prior approval of the Company’s stockholders.

SECTION 10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units shall be evidenced by an Award Agreement and may be made for no consideration (other than par value of the shares of Stock which is deemed paid by Services already rendered). Settlement of each Award of Stock Units shall be in cash, Stock, other property or a combination thereof, in the discretion of the Committee.

10.2 Restrictions; Minimum Vesting. At the time a grant of Restricted Stock or Stock Units is made, the Board or the Committee may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different Restricted Period. The Board or the Committee may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period. Notwithstanding the foregoing, except for Substitute Awards and the Minimum Vesting Requirements exceptions, Awards of Restricted Stock or Stock Units subject solely to continued Service with the Company or an Affiliate shall have a vesting period of at least twelve (12) months from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board or the Committee with respect to such Restricted Stock or Stock Units.

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10.3 Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or book-entry registered shares pursuant to Section 3.6 representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or such certificates or book-entry registered shares shall be delivered to the Grantee, provided, however, that such certificates or book-entry registered shares shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4 Rights of Holders of Restricted Stock. Unless the Board or the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board or the Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5 Rights of Holders of Stock Units.

(i) Voting and Dividend Rights. Holders of Stock Units shall have no rights as stockholders of the Company. The Board or the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

(ii) Creditor’s Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Purchase of Restricted Stock. The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock, or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board or the Committee, in consideration for past Services rendered to the Company or an Affiliate.

10.7 Delivery of Stock. Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board or the Committee, the restrictions applicable to shares of Restricted Stock or Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate or book-entry registration for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit (or cash or other property, as applicable) has been delivered.

SECTION 11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board or the Committee may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board or the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past Services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

SECTION 12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1 General Rule. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

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12.2 Surrender of Stock. To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3 Cashless Exercise; Net Exercise. With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by (i) delivery (on a form acceptable to the Board or the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3, or (ii) a Net Exercise.

12.4 Other Forms of Payment. To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1 Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or at the end of any applicable vesting period, or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board or the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest or become payable unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights. Awards of Dividend Equivalent rights shall be subject to the Minimum Vesting Requirements.

SECTION 14. TERMS AND CONDITIONS OF PERFORMANCE SHARES AND PERFORMANCE UNITS AWARDS

14.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Board or Committee, at any time and from time to time, may grant Awards of Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Board or Committee shall determine.

14.2 Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject to the Award, the performance objectives (which may include Performance Measures), the Performance Period applicable to the Award, any other conditions or restrictions on the Award, and such other terms and conditions as the Board or Committee, in its discretion, determines and as are consistent with this Plan. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

14.3 Performance Objectives. Any grant of Performance Shares or Performance Units shall specify performance objectives (which may include Performance Measures), which, if achieved, will result in payment or early payment of the

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Award. Each grant shall specify a minimum acceptable level of achievement of the performance objectives and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above minimum level, but falls short of full achievement of the specified performance objectives. Before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine the level of achievement of the performance objectives.

14.4 Timing For Establishing Performance Goals. For Performance Awards other than Options that are intended to qualify as “performance-based compensation” for purposes of Code Section 409A, performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 409A and the regulations issued thereunder.

14.5 Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other property or a combination thereof, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.6 Performance Measures. Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary, and/or any Affiliate as a whole or any business unit of the Company, any Subsidiary, and/or any Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select share price, including growth measures and total stockholder return as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of performance goals pursuant to the Performance Measures.

(i) Evaluation of Performance. The Committee may provide in any Award Agreement that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) events or circumstances that are unusual in nature or infrequently occurring; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

(ii) Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may be adjusted upward or downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.7 Dividends and Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares or Performance Units, provide for payment of dividends or dividend equivalents to the Grantee either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on Grantee’s earning of the Performance Shares or Performance Units with respect to which such dividend equivalents or dividends are paid.

14.8 Minimum Vesting Requirements. Except for Substitute Awards and the Minimum Vesting Requirements exceptions, Awards of Performance Shares and Performance Units shall have a vesting period of at least twelve (12) months from the Grant Date.

SECTION 15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any Award Agreement or other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock

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Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”), and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

SECTION 16. REQUIREMENTS OF LAW

16.1 General. The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 17. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

17.1 Mandatory Adjustments. In the event of an “equity restructuring” (as such term is defined in Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation”),

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including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the authorization limits under Sections 4.1, 4.2, and 6.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and outstanding Awards as it deems necessary or appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, including: (a) adjustment of the number and kind of shares or securities that may be issued under the Plan; (b) adjustment of the number and kind of shares or securities subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Stock Options and Stock Appreciation Rights or the measure to be used to determine the amount of the benefit payable on an Award; (d) adjustment to market price-based performance goals or performance goals set on a per-Share basis; and (e) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Stock Options or SARs to the extent that it causes such Stock Options or SARs to provide for a deferral of compensation subject to Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (a stock split), a dividend payable in Shares, or a combination or consolidation of the outstanding Common Stock into a lesser number of Shares, the authorization limits under Sections 4.1, 4.2 and 6.4 shall automatically be adjusted proportionately, and the Shares then subject to each outstanding Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate Exercise Price therefor.

17.2 Discretionary Adjustments. Upon the occurrence or in anticipation of any share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, or any transaction described in Section 17.1, in addition to any of the actions described in Section 17.1, the Committee may, in its sole discretion, provide: (a) that Awards will be settled in cash rather than Shares; (b) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised; (c) that Awards will be equitably converted, adjusted or substituted in connection with such transaction; (d) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares as of a specified date associated with the transaction, over the Exercise Price of the Award; (e) that performance targets and Performance Periods for Performance Awards will be modified; or (f) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

17.3 No Fractional Shares, etc. After giving effect to any adjustment pursuant to the provisions of this Section 17, the number of Shares subject to any Award denominated in whole Shares shall always be a whole number, unless otherwise determined by the Committee. Any discretionary adjustments made pursuant to the provisions of this Section 17 shall be subject to the provisions of Section 5. To the extent any adjustments made pursuant to this Section 17 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Stock Options shall be deemed to be Non-Qualified Stock Options.

17.4 No Limitations on Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

SECTION 18. GENERAL PROVISIONS

18.1 Disclaimer of Rights. No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

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18.2 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3 Withholding Taxes. The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the maximum amount to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares, or such amount that will not cause an adverse accounting consequence or cost to the Company.

18.4 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5 Other Provisions. Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in its sole discretion.

18.6 Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8 Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9 Section 409A of the Code. The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board or the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board. Notwithstanding the foregoing, the Company, the Board and the Committee shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant.

- 2024 Proxy Statement	A-21

18.10 Clawback/Recoupment. Notwithstanding any other provisions herein to the contrary, any performance based compensation, or any other amount, paid to a Grantee pursuant to an Award, which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.

A-22	- 2024 Proxy Statement

APPENDIX A

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	pre-tax earnings per share;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	gain or loss related to investments;

•	sales and use tax settlement; and

•	gain on non-monetary transaction.

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including total shareholder return, return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including:

•	operating cash flow;

•

free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to earnings before interest, taxes, depreciation and/or amortization above) less capital expenditures;

•	cash flow return on equity; and

•	cash flow return on investment.

•	productivity ratios;

•	expense targets;

•	market share;

•	working capital targets;

•	completion of acquisitions of businesses or companies (including metrics resulting from the same such as revenue or margin);

•	completion of divestitures and asset sales;

- 2024 Proxy Statement	A-23

•	debt repayment targets, and debt/equity ratios;

•	bookings or completion of orders (including metrics resulting from the same such as revenue or margin);

•	project bookings, milestones or completion (including metrics related to the same such as revenue or margin); and

•	any combination of the foregoing business criteria.

A-24	- 2024 Proxy Statement

FIRST AMENDMENT TO THE

ENOVIS CORPORATION 2020 OMNIBUS INCENTIVE PLAN

WHEREAS, Enovis Corporation, a Delaware corporation, formerly named Colfax Corporation (the “Company”), established and sponsors the Enovis Corporation 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 5.3 of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan at any time;

WHEREAS, as a result of the one-for-three reverse stock split of the common stock, $0.001 par value per share, of the Company (the “Stock”) and pursuant to Section 17 of the Plan, the aggregate number of remaining shares of Stock reserved and available for issuance under Section 4.1 of the Plan was reduced to 1,080,024; and

WHEREAS, the Board desires to amend the Plan to add an additional 745,000 shares of Stock of the Company for issuance under the Plan.

NOW, THEREFORE, pursuant to the power reserved by Section 5.3 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s stockholders at the Annual Meeting to be held on June 7, 2022 (the “2022 Annual Meeting”). Defined terms used herein, but not otherwise defined in this First Amendment, shall have the meanings ascribed to them in the Plan:

1.	Section 4.1 containing the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan is hereby amended in its entirety to read:

“4.1 Number of Shares. Subject to the Share Counting rules set forth in Section 4.4 and to adjustment as provided in Section 17, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,221,666 shares, which number may be increased by the number of shares available for issuance under a stockholder-approved plan of a business entity that is a party to an acquisition, merger or other transaction in which the Company or an Affiliate acquires the business entity (as appropriately adjusted, if necessary, to reflect such transaction) (“Total Available Shares”).”

2.	Section 4.2 containing the maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan is hereby amended in its entirety to read:

“4.2 Incentive Stock Options. The maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,221,666 shares, subject to adjustment as provided in Section 17.”

3.	Section 6.4 containing the maximum number of shares of Stock underlying Awards to any one Grantee during any fiscal year of the Company shall be amended in its entirety to read:

“6.4 Maximum Awards. Subject to adjustment as provided in Section 17, the maximum number of shares of Stock underlying Awards to any one Grantee during any fiscal year of the Company shall be 333,333.”

IN WITNESS WHEREOF, this First Amendment, having been first duly authorized, approved and adopted by the Board, and approved by the Company’s stockholders at the 2022 Annual Meeting, is hereby executed below by a duly authorized officer of the Company on this 7th day of June, 2022.

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President and General Counsel

- 2024 Proxy Statement	A-25

Appendix B	AMENDMENT TO THE ENOVIS CORPORATION 2020 OMNIBUS INCENTIVE PLAN

Enovis Corporation, a Delaware corporation, sets forth herein the terms of its Amendment to the 2020 Omnibus Incentive Plan, as follows:

SECOND AMENDMENT

TO THE

ENOVIS CORPORATION 2020 OMNIBUS INCENTIVE PLAN

WHEREAS, Enovis Corporation, a Delaware corporation, formerly named Colfax Corporation (the “Company”), established and sponsors the Enovis Corporation 2020 Omnibus Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 5.3 of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan at any time;

WHEREAS, as a result of the one-for-three reverse stock split of the common stock, $0.001 par value per share, of the Company (the “Stock”) and pursuant to Section 17 of the Plan, the aggregate number of remaining shares of Stock reserved and available for issuance under Section 4.1 of the Plan was reduced to 1,080,024;

WHEREAS, the stockholders of the Company approved the First Amendment to the Plan on June 7, 2022, authorizing an additional 745,000 shares of common stock for issuance under the Plan; and

WHEREAS, the Board desires to amend the Plan to add an additional 2,100,000 shares of Stock of the Company for issuance under the Plan.

NOW, THEREFORE, pursuant to the power reserved by Section 5.3 of the Plan, the Board amends the Plan as follows, subject to and effective upon approval by the Company’s stockholders at the Annual Meeting to be held on May 20, 2024 (the “2024 Annual Meeting”). Defined terms used herein, but not otherwise defined in this Second Amendment, shall have the meanings ascribed to them in the Plan:

1.	Section 4.1 containing the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan is hereby amended in its entirety to read:

“4.1 Number of Shares. Subject to the Share Counting rules set forth in Section 4.4 and to adjustment as provided in Section 17, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,321,666 shares, which number may be increased by the number of shares available for issuance under a stockholder-approved plan of a business entity that is a party to an acquisition, merger or other transaction in which the Company or an Affiliate acquires the business entity (as appropriately adjusted, if necessary, to reflect such transaction) (“Total Available Shares”).”

2.	Section 4.2 containing the maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan is hereby amended in its entirety to read:

“4.2 Incentive Stock Options. The maximum number of shares of Stock that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,321,666 shares, subject to adjustment as provided in Section 17.”

IN WITNESS WHEREOF, this Second Amendment, having been first duly authorized, approved and adopted by the Board, and approved by the Company’s stockholders at the 2024 Annual Meeting, is hereby executed below by a duly authorized officer of the Company on this     day of      , 2024.

By:

Name:

Title:

- 2024 Proxy Statement	B-1

Appendix C	FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Section 5.3 of the Company’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. No officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, provided that this provision shall not eliminate or limit the liability of an officer to the extent such limitation is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.”

- 2024 Proxy Statement	C-1

ENOVIS CORPORATION 2711 CENTERVILLE ROAD SUITE 400 WILMINGTON, DE 19808 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ENOV2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 19, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V39455-P08478-Z87179 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ENOVIS CORPORATION Company Proposals The Board of Directors recommends you vote FOR each of the nominees listed below: 1. Election of Directors Nominees: 1a. Matthew L. Trerotola 1b. Barbara W. Bodem 1c. Liam J. Kelly 1d. Angela S. Lalor 1e. Philip A. Okala 1f. Christine Ortiz 1g. A. Clayton Perfall 1h. Brady Shirley 1i. Rajiv Vinnakota 1j. Sharon Wienbar For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. To approve on an advisory basis the compensation of our named executive officers. 4. To approve an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan. 5. To approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding the exculpation of officers. For Against Abstain NOTE: I authorize the proxies to vote according to their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2024 Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V39456-P08478-Z87179STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ENOVIS CORPORATION Matthew L. Trerotola and Sharon Wienbar, or either of them, each with the full power of substitution, are hereby authorized to represent and to vote all of the shares of ENOVIS CORPORATION common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ENOVIS CORPORATION to be held virtually at 1:00 p.m., Eastern Daylight Time, on Monday, May 20, 2024 at www.virtualshareholdermeeting.com/ENOV2024, and at any adjournment or postponement of the meeting. The above named proxies will vote the shares represented hereby as directed on the other side of this card, and if no such direction is made, the above named proxies will vote "FOR" the election of all the nominees listed under Proposal 1, and "FOR" Proposals 2, 3, 4 and 5. The above named proxies may vote according to their discretion on any other matter which may properly come before the meeting or any adjournment or postponement thereof. The undersigned may revoke this proxy prior to its exercise. Please fill the appropriate boxes, sign and date on the other side of this card.